SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2012

Dear Shareholders:

You are cordially invited to attend First Horizon National Corporation’s 2012 annual meeting of shareholders. We will hold the meeting on April 17, 2012 in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 10:00 a.m. local time. We have attached the formal notice of the annual meeting, our 2012 proxy statement, and a form of proxy.

At the meeting, we will ask you to elect eleven directors; to approve our 2003 Equity Compensation Plan, as proposed to be amended and restated; to approve our 2002 Management Incentive Plan, as proposed to be amended and restated; to vote on an advisory resolution to approve executive compensation (“say on pay”), and to ratify the appointment of KPMG LLP as our independent auditors for 2012. The attached proxy statement contains information about these matters.

Our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2011, is being delivered to you with our proxy statement but is not deemed to be “soliciting material” under SEC Regulation 14A.

Your vote is important. You may vote your proxy by telephone, over the Internet or by mail. If you attend the meeting and want to vote your shares but have previously voted a proxy, then prior to the balloting you should request that your form of proxy be withheld from voting. We request that you vote your proxy by telephone or over the Internet or return your proxy card in the postage-paid envelope as soon as possible. If you hold your shares in street name, it is critical that you instruct your broker how to vote if you want your vote to count in the election of directors, the approval of both compensation plans, as proposed to be amended and restated, and the advisory resolution to approve executive compensation (Vote Item Nos. 1, 2, 3 and 4 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 2 of the attached proxy statement.

Sincerely yours,

D. BRYAN JORDAN
Chairman of the Board, Chief Executive Officer and President

FIRST HORIZON NATIONAL CORPORATION

165 Madison Avenue
Memphis, Tennessee 38103

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

April 17, 2012

The annual meeting of shareholders of First Horizon National Corporation will be held on April 17, 2012, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee.

The items of business are:

(1)	Election of eleven directors to serve until the 2013 annual meeting of shareholders or until their successors are duly elected and qualified.

(2)	Approval of our 2003 Equity Compensation Plan, as proposed to be amended and restated.

(3)	Approval of our 2002 Management Incentive Plan, as proposed to be amended and restated.

(4)	Vote on an advisory resolution to approve executive compensation.

(5)	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 24, 2012 is the record date for the meeting. All shareholders of record at that time are entitled to vote at the meeting.

Management requests that you vote your proxy by telephone or over the Internet (following the instructions on the enclosed form of proxy) or that you sign and return the form of proxy promptly, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 1 of the proxy statement.

CLYDE A. BILLINGS, JR.
Senior Vice President,
Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee
March 12, 2012

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the Internet or (3) mark, date, sign and promptly mail the enclosed form of proxy in the enclosed envelope so your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker how to vote if you want your vote to count in the election of directors, the approval of both compensation plans, as proposed to be amended and restated, and the advisory resolution to approve executive compensation (Vote Item Nos. 1, 2, 3 and 4 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 2 of the attached proxy statement.

PROXY STATEMENT
FIRST HORIZON NATIONAL CORPORATION
TABLE OF CONTENTS

PROXY STATEMENT
FIRST HORIZON NATIONAL CORPORATION
165 Madison Avenue
Memphis, Tennessee 38103

GENERAL MATTERS

This proxy statement is being mailed to shareholders beginning on or about March 12, 2012. The Board of Directors is soliciting proxies to be used at our annual meeting of shareholders to be held on April 17, 2012 at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, and at any adjournment or adjournments thereof. To obtain additional information on directions to be able to attend the meeting and vote in person, contact our Corporate Communications office at 866-365-4313.

In this proxy statement, First Horizon National Corporation will be referred to by the use of “we,” “us” or similar pronouns, or simply as “First Horizon,” and First Horizon and its consolidated subsidiaries will be referred to collectively as “the Corporation.”

Form of Proxy; Revocation of Proxy. The accompanying form of proxy is for use at the meeting if you will be unable to attend in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as follows:

FOR:

1.	Election of eleven directors to serve until the 2013 annual meeting of shareholders or until their successors are duly elected and qualified.

2.	Approval of our 2003 Equity Compensation Plan, as proposed to be amended and restated (“ECP”).

3.	Approval of our 2002 Management Incentive Plan, as proposed to be amended and restated (“MIP”).

4.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

5.	Ratification of the appointment of auditors.

Solicitation of Proxies. We will bear the entire cost of soliciting the proxies. In following up the original solicitation of the proxies by mail, we may request brokers and others to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If necessary, we may also use several of our regular employees to solicit proxies from the shareholders, either personally or by telephone or by special letter, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses. An additional charge of $5.00 per holder will be incurred should we choose to have Morrow & Co. solicit individual holders of record.

Quorum and Vote Requirements. Our common stock is the only class of voting securities. There were 254,739,069 shares of common stock outstanding and entitled to vote as of February 24, 2012, the record date for the annual shareholders’ meeting. Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on any of the vote items. The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. (For additional information on our director resignation policy, see the summary of the policy in the “Corporate Governance and Board Matters—Introduction” section of this proxy statement beginning on page 4. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor

Relations” area.) A majority of the votes cast is required to approve the amendments to the ECP and MIP and re-approve both plans in their entirety, to approve the advisory resolution to approve executive compensation and to ratify the appointment of auditors.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you instruct your broker how to vote if you want your vote to count in the election of directors, the approval of both the ECP and MIP, as proposed to be amended and restated, and the advisory resolution to approve executive compensation (Vote Item Nos. 1, 2, 3 and 4 of this proxy statement). Under current regulations, your broker will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote, no votes will be cast on your behalf with respect to these matters. Your broker will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (Vote Item No. 5).

If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings and Householding. Duplicate mailings in most cases are an inconvenience for you and an unnecessary expense for the company. As described below, we have taken steps to reduce them, and we encourage you to eliminate them whenever you can.

Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-536-3558, or by mail to Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

In some cases multiple members of the same family living in the same household have shares registered in their names. Currently, family members living in the same household generally receive only one copy per household of the annual report, proxy statement, and most other mailings. The only item which is separately mailed for each registered shareholder or account is a proxy card. If your household receives only one copy and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our Stock Transfer Agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-602-7615 or by writing to it at Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If for any reason you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting Wells Fargo using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number and our company number (998). Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership.

If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate a duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

If your household receives only a single copy of this proxy statement and our 2011 annual report and if you desire your own separate copies for the 2012 annual meeting, you may:

•	pick up copies in person at the meeting in April,

•	download them from our website using the website address listed in the box below, or

•	send a request that we mail you additional copies to our Investor Relations department via email at investorrelations@firsthorizon.com.

You may also request that we mail you additional copies by contacting our Investor Relations department by phone toll-free at 1-800-410-4577 or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. Please be aware that we cannot guarantee you will receive additional mailed copies before the 2012 annual meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 17, 2012.

This proxy statement is available at http://ir.fhnc.com/annuals.cfm.

The following additional materials are also available at the website listed above:

Annual Report to Shareholders

Proxy Card

CORPORATE GOVERNANCE AND BOARD MATTERS

Introduction

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Many of these principles have been committed to writing. Our Corporate Governance Guidelines, which were initially adopted by our Board of Directors in January 2004 but which incorporate long-standing corporate policies and practices, provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines (as revised to date) are available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are also available to shareholders upon request to the Corporate Secretary.

We have also adopted a Code of Business Conduct and Ethics, which incorporates many of our long-standing policies and practices and sets forth the overarching principles that guide the conduct of every aspect of our business, and a Code of Ethics for Senior Financial Officers, which promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities. These Codes are available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are also available to shareholders upon request to the Corporate Secretary. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K. First Horizon intends to satisfy its disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website. We have also adopted a policy on First Horizon’s Compliance and Ethics Program that highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation offer and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation offer, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s resignation under the policy is not accepted by the Board, such director will serve the remainder of the term for which he or she was elected and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If a majority of the members of the Nominating and Corporate Governance Committee did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area.

First Horizon made several enhancements to its corporate governance policies and practices during 2011 and early 2012. The Board changed the method by which its lead director would be chosen: formerly, the chair of the Nominating & Corporate Governance Committee served as the lead director by virtue of his position as chair, but now the Board may choose a lead director from time to time from among any of the members of that Committee. The Board also clarified the duties of the lead director and made several refinements to the Board and Committee self-evaluation process. It also revised the Compensation Committee’s charter to clarify the Committee’s responsibilities with respect to executive compensation, the oversight of the risk associated with incentive compensation programs and arrangements, and related reporting on both and made refinements to the Audit Committee Charter as well. The Compensation Committee revised our stock ownership guidelines to broaden the group of officers to which the Guidelines apply. Finally, in response to shareholder concerns, we have adopted a sustainability statement that highlights some of our sustainable practices, and we intend to respond to the 2012 Carbon Emission Survey. Our sustainability statement is available on our website at www.fhnc.com in the “Community” area.

Under our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has thirteen members (two of whom will be retiring as of the annual meeting of shareholders in accordance with the provisions of our Bylaws concerning the retirement of our non-employee directors). All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary. The Board has four standing committees: the Executive & Risk Committee, the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee, each of which is described in more detail beginning on page 9.

Independence and Categorical Standards

Independence. Our common stock is listed on the NYSE. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be “independent.” Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the Corporation for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the Corporation, including those that fall within the categorical standards.

Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that eleven of our twelve current non-employee directors (Messrs. Carter, Compton, Emkes, Haslam, Martin, Niswonger, Reed, Sansom and Yancy and Mmes. Gregg and Palmer) are independent under the NYSE listing standards. Mr. Rose, our Chairman of the Board until January 1, 2012, is not independent under the NYSE listing standards because prior to April 20, 2009, our Bylaws provided that the position of Chairman of the Board was an officer position. Two of our current non-employee directors, Messrs. Rose and Sansom, are not standing for re-election by the shareholders and will be retiring as of the annual meeting of shareholders in accordance with the provisions of our Bylaws concerning the retirement of our non-employee directors. The Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. Mr. Jordan, as our Chief Executive Officer, is not independent.

The categorical standards established by the Board, which were last revised January 19, 2010, are set forth below and are also available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area.

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•

Provision by the Corporation, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all directors except Mr. Compton); cash management services (Messrs. Carter, Haslam, Martin, Niswonger, Sansom and Yancy and Ms. Gregg); health savings account depositary services (Mr. Carter and Ms. Gregg); repurchase agreements (Mr. Niswonger); loans (including mortgage loans), letters of credit, guaranties, credit cards and/or other lines of credit (all directors except Mr. Compton); interest rate swaps (Messrs. Haslam and Martin); investment management (Messrs. Emkes, Haslam, Martin, Reed, and Sansom); broker/dealer services (Messrs. Emkes, Haslam, Martin, Niswonger, Reed and Yancy); financial planning (Mr. Reed); capital markets (Mr. Emkes); trust services (Messrs. Haslam, Niswonger and Reed and

Ms. Gregg); insurance brokerage (Messrs. Emkes, Haslam, Niswonger, Reed and Yancy and Ms. Gregg); safe deposit boxes (Messrs. Carter, Haslam, Martin and Niswonger and Ms. Gregg); pay card services (Mr. Carter and Ms. Gregg); purchasing card services (Messrs. Emkes and Haslam) and currency exchange (Messrs. Haslam, Martin and Niswonger).

•

Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the Corporation or its subsidiaries: package delivery and printing services (Mr. Carter); beverages (Mr. Compton); fuel for business travel by employees of the Corporation (Mr. Haslam); hotel lodging for business travel by employees of the Corporation (Mr. Reed); venues for business development and for holding seminars and other corporate functions (Mr. Reed); provision of ministerial administrative claims payment services with respect to the administration of First Horizon’s self-insured health plan (Ms. Gregg).

•

Charitable contributions by the Corporation, its subsidiaries or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (Messrs. Carter, Emkes, Haslam, Martin, Sansom and Yancy and Mmes. Gregg and Palmer).

•	Employment by the Corporation in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards. Each of the following relationships between the Corporation and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.

Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.

An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.

3.

Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.

Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.

6.

All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the

Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. First Horizon’s Board leadership structure has evolved significantly in the past several years. Prior to January 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In January 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. Under the Bylaws, the position of Chairman of the Board was at that time an executive officer position, but on April 20, 2009, the Board adopted amendments to the Bylaws that made the position of Chairman of the Board a non-officer position. Finally, effective as of January 1, 2012, the Board elected Mr. Jordan, our President and CEO, as Chairman of the Board as well.

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the Corporation and exercises general supervision over all of its affairs.

Under our Corporate Governance Guidelines, the Board designates our independent lead director from time to time from among the members of the Nominating & Corporate Governance Committee. Mr. Martin, who is independent under the listing standards of the NYSE, is currently serving as lead director for the Board. The lead director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding at executive sessions of the Board; conducting interviews with individual directors as part of the annual Board self-evaluation process; receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with a combined CEO and Chairman position, is most appropriate for our company at this time. Given the challenging economic and regulatory environment we face and the headwinds created by a strategy pursued by former management, we have re- focused on our regional banking and capital markets businesses, endeavoring to control what is controllable and to prepare for what is not. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company in this environment. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company at a time when it is crucial for the company to maintain a unified message and strategic direction.

The combined CEO/Chairman position is counterbalanced by our strong lead director position, currently held by Mr. Martin, a long-time director and chair of the Executive & Risk Committee. The lead director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions presided over by the lead director or committee chairs with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely. There were four such executive sessions of the Board during 2011. The Board itself has a high degree of independence, with all ten of the non-employee directors who are standing for election qualifying as independent under the NYSE listing standards.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it provides the most appropriate structure. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the recent past and will consider doing so in the future should circumstances arise that make such separation appropriate.

Board Role in Risk Oversight. As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. In 2010, the Board conducted a comprehensive review of the company’s risk management processes and made several changes to restructure and enhance those processes; these changes are reflected in a newly adopted Board policy on risk management governance. The changes include delegation of primary responsibility for enterprise risk management oversight to the Credit Policy & Executive Committee, which was at the same time renamed as the Executive & Risk Committee to reflect the Committee’s new risk-related duties. In addition to the credit risk oversight responsibility that the Committee already had, the Committee’s charter was revised to authorize and direct the Committee to assist the Board in its oversight of First Horizon’s enterprise risk management governance and processes, including the management of market, operational, liquidity, interest rate sensitivity and equity investment risks, including emerging risks, the adoption and implementation of significant risk and compliance policies and First Horizon’s risk appetite. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on First Horizon’s business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; and to establish risk management and compliance policies required to be approved by the Board or a committee of the Board.

Other Board committees continue to play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee, which formerly had primary responsibility for oversight of risk management, retained an oversight role in that area, including receiving reports from the internal auditor regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. Pursuant to its charter, the Audit Committee also reviews employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements. The chair of the Audit Committee, Ms. Palmer, is currently also a member of the Executive & Risk Committee, which facilitates coordination between the Audit Committee and the Executive & Risk Committee relative to their respective risk oversight responsibilities. The Compensation Committee is chiefly responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations, both currently in existence and as may be adopted in the future, relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks. Each of these committees also receives regular reports from management regarding the company’s risks and reports regularly to the full Board concerning risk.

Composition of Board Committees

The Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading “Independence and Categorical Standards” beginning on page 5. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2011 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

Executive & Risk Committee	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

James A. Haslam, III D. Bryan Jordan R. Brad Martin (chair) Vicki R. Palmer Michael D. Rose William B. Sansom	Robert B. Carter Mark A. Emkes Vicky B. Gregg[1] Vicki R. Palmer (chair) Luke Yancy III	John C. Compton[2] Mark A. Emkes James A. Haslam, III R. Brad Martin Colin V. Reed (chair)	Robert B. Carter (chair)[3] John C. Compton[2] R. Brad Martin Scott M. Niswonger[4] Colin V. Reed

1.	Ms. Gregg became a director on January 18, 2011, and her service on the Audit and Trust Committees commenced on that date.

2.	Mr. Compton became a director on February 23, 2011, and his membership on these committees commenced on April 19, 2011.

3.	Mr. Martin served as chair of this committee until April 18, 2011, and Mr. Carter has served as chair since that date.

4.	Mr. Niswonger became a director on October 17, 2011, and his membership on this committee commenced on December 23, 2011.

Mr. Yancy also serves as chair of the Trust Committee, a standing committee of the Bank on which Ms. Gregg and Messrs. Niswonger and Sansom also serve.

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter, which was last amended in April 2010 to reflect the Committee’s new risk-related duties assigned to it in connection with the Board’s comprehensive review during 2010 of the company’s risk management processes. The charter is currently available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are available to shareholders upon request to the Corporate Secretary.

The Board has delegated primary responsibility for enterprise risk management oversight to Executive & Risk Committee. Additional information on the Committee’s risk-related duties is available under the heading “Board Leadership Structure and Role in Risk Oversight” beginning on page 7 above. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Risk Assurance department. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board of Directors, except as prohibited by applicable law and provided that it may not approve acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $100 million. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

The Audit Committee

In General. The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended and restated in July 2011 to clarify the Committee’s role in receiving reports on First Horizon’s Compliance and Ethics Program. The charter is available on our website at www.fhnc.com under the

“Corporate Governance” heading in the “Investor Relations” area. Paper copies are available to shareholders upon request to the Corporate Secretary.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

Audit Committee Financial Expert. The Board of Directors has determined that Vicki R. Palmer (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. After receiving her B.A. in economics and business administration from Rhodes College and her M.B.A. in finance from The University of Memphis, Ms. Palmer was employed as a commercial loan officer with the Bank, where she was trained in and worked daily in evaluating financial statements of corporate customers in connection with their credit applications. In 1978, she joined Federal Express Corporation as Manager of Corporate Finance, and her major areas of responsibility included debt financing, cash management and pension asset management. Ms. Palmer joined The Coca-Cola Company in 1983 as Manager of Pension Investments, thus becoming responsible for the company’s worldwide pension assets. Upon moving to Coca-Cola Enterprises, Inc. (“CCE”) in 1986, she was involved at the inception of the company with the evaluation of company-wide financial results and the establishment of internal controls. Until January 2004, Ms. Palmer served as Senior Vice President, Treasurer and Special Assistant to the CEO. In this position, she was responsible for management of CCE’s $12 billion multi-currency debt portfolio; its $2.5 billion pension plan and 401(k) plan investments; currency management; global cash management; and commercial and investment banking relationships. In 2004, she became Executive Vice President, Financial Services and Administration, responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management. In this position she was a member of CCE’s Risk Committee, which was charged with establishing policy and internal controls for hedging and financial and non-financial derivatives. In addition, she served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process. Ms. Palmer also served for over ten years on CCE’s Financial Reporting Committee, which reviewed the company’s financial statements and dealt periodically with accounting issues, and in her most recent position with CCE she supervised the treasurer who served on this committee. Ms. Palmer retired as a CCE officer on April 1, 2009. She is currently the President of The Palmer Group, LLC, a general consulting firm. She was a member of our Audit Committee from January 1995 to April 1999 and chaired the Committee from April 1996 to April 1999, and she returned to that Committee as chair in April 2003. She is also a member of the audit committee of another public company, Haverty Furniture Companies Inc.

The Board of Directors has also determined that Vicky B. Gregg (a member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. A nurse by education, Ms. Gregg received training in finance and accounting upon entering the management training program at Humana, Inc. She went on to hold a variety of positions with Humana over the course of fifteen years, culminating in the position of Regional Vice President, and later became President and CEO of Volunteer State Health Plan, a subsidiary of BlueCross BlueShield of Tennessee (“BCBST”) and one of the largest Medicaid health maintenance organizations in the country. Both positions involved oversight responsibility for financial statements that were filed with state insurance regulators. She has held her current position as Chief Executive Officer of BCBST since 2003. In that position, she has overall responsibility for the financial statements, actively supervising the Chief Financial Officer, who reports to her, and regularly reviewing results and discussing issues relating to the BCBST financial statements with the CFO. BCBST prepares financial statements in accordance with accounting practices prescribed by state insurance laws and regulations and also prepares financial statements in conformity with U.S. generally accepted accounting practices. The BCBST board has voluntarily elected to adopt the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting. As

BCBST CEO, Ms. Gregg regularly signs certificates regarding the effectiveness of BCBST’s internal controls over financial reporting in accordance with Section 404. The audit committee, of which Ms. Gregg is an ex officio member, is accountable for BCBST’s internal controls, and the head of BCBST’s internal audit division reports to the audit committee and the CFO.

The Board of Directors also determined in 2006 that Colin V. Reed, who was a member of the Audit Committee until November 2008 but who is no longer serving on the Audit Committee, was an audit committee financial expert. Mr. Reed spent several years early in his career as assistant chief accountant and chief accountant, respectively, at a life insurance and investment banking company and a large hotel in England. He went on to spend eight years with Holiday Inns, initially as U.K. financial controller and ultimately as CFO for the company’s European, Middle East and African operations. He moved to the U.S. in the 1980s to assist with the leveraged recapitalization of that company that ended in the sale of Holiday Inns, the formation of Promus Companies and the subsequent split of Promus from Harrah’s Entertainment, Inc. Mr. Reed then became CFO and a member of the three person executive committee of Harrah’s. He currently serves as Chairman and CEO of Gaylord Entertainment Company. Mr. Reed is a fellow of the British Association of Hotel Accountants.

Each of Mesdames Palmer and Gregg and Mr. Reed meet in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report. The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the Corporation’s accounting and financial reporting principles and policies and internal audit controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2011. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the Corporation’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of the Corporation’s annual financial statements and effectiveness of internal control over financial reporting, reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2011. The Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Ms. Palmer and Ms. Gregg are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Vicki R. Palmer, Chair Robert B. Carter Mark A. Emkes Vicky B. Gregg Luke Yancy III

The Nominating & Corporate Governance Committee

In General. The Nominating & Corporate Governance Committee operates under a written charter that is available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are available to shareholders upon request to the Corporate Secretary. The charter was last amended in January 2009 to delete a reference to the classified board. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to First Horizon, and (3) to oversee the evaluation of the Board and management.

Nominations of Directors; Consideration of Diversity in Identifying Director Nominees. With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Corporation and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity, broadly defined, is important to the effective functioning of the Board. More generally, our Board-adopted Code of Business Conduct and Ethics reflects First Horizon’s firm commitment to non-discrimination and equal opportunity for employees, customers and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman of the Board and Chief Executive Officer and/or other directors as the Committee determines will enter into a discussion with that nominee.

Shareholder Recommendations of Director Nominees. The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee. Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. Our Bylaws require that to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting. However, if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, a notice by a shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder’s notice must state:

•

the name, age, business address and residence address of the person whom the shareholder proposes to nominate; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned by such person on the date of the notice;

•

any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities

Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee; and

•

the class and number of shares of our stock which are beneficially owned by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such shareholder’s notice.

The Compensation Committee

In General. The Compensation Committee operates under a written charter that is available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area and that is also attached to this proxy statement at Appendix A. Paper copies are available to shareholders upon request to the Corporate Secretary. The charter was last amended and restated by the Board of Directors in July 2011 to clarify the Committee’s responsibilities with respect to executive compensation, the oversight of the risk associated with incentive compensation programs and arrangements, and related reporting on both.

The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes and Procedures Regarding Executive and Director Compensation. The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee First Horizon’s compliance with all applicable laws and regulations, both currently in existence and as may be adopted in the future, relating to appropriate management of the risks associated with incentive compensation programs or arrangements, to the compensation of First Horizon’s executive officers and to any reporting associated with either. The Committee may not delegate any of the authority described in this paragraph related to executive and director compensation to any other persons. In 2011, the Committee met six times for the principal purposes of executing its responsibilities under the Committee’s charter, and four of those meetings concluded with an executive session during which management was not present.

The Committee generally conducts a review of First Horizon’s director compensation program once every two years. The last comprehensive review took place during 2011. During each comprehensive review, director compensation is reviewed and considered by management and recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. The outcome of the 2011 review process was a finding that the current director compensation program is appropriate and competitive, and no changes were made at that time.

The Committee generally determines the CEO’s salary on an annual basis in executive session independent of management. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s compensation consultant. The CEO is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself. Other compensation matters (bonus, equity awards, etc.) involving executives are considered and reviewed by management, including the CEO, and recommended to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating many of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s consultant reviews all proposals and makes recommendations to the Committee.

Management monitors and considers new or modified benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are approved by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Management uses national compensation consulting firms to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for nonqualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the Corporation to attract and retain the talent needed. In 2011, management engaged McLagan as its primary advisor for executive and director compensation matters. Among other things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements.

In 2011, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. to provide it with independent analysis and advice on all compensation-related matters. Among other things, the independent consultant assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Cook firm was specifically directed to undertake no work on behalf of management, and the firm has no other relationships with the Corporation or management.

Compensation Risk. Management and the Committee seek to balance several competing corporate goals: to provide competitive compensation packages that motivate employees to achieve key corporate goals through appropriate risk-taking; to discourage inappropriate risk-taking; and to comply with evolving regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive compensation plans of the Corporation. For 2011 management surveyed all incentive plans used throughout the Corporation using several specific criteria for identifying those incentive plans which represented material inherent risk. Those criteria were payout levels (overall and per person), qualitative assessment of the impact on company risk-taking, and qualitative assessment of the plan’s administration. For those plans judged to have material inherent risk, management assessed the residual risk of each, taking into account, among other things, the specific inherent risks which had been identified for the plan, the specific controls established in relation to those risks, and the implementation of those controls in the operation of the plan. Management then conducted a review in which residual risk was assessed for those plans identified as having material inherent risk. Based on that work, management has reported to the Committee that each incentive plan which entails material inherent risk has low residual risk after considering applicable controls and other relevant factors.

Management also considered possible enhancements of incentive plans related to risk management. Key secondary goals that arose during 2011 were to: (i) identify incentive plans where goals could be profit-based rather than revenue-based; and (ii) identify plans where mandatory deferral mechanisms could be introduced or significantly enhanced. A shift away from revenues in favor of profits is intended to expand the scope of the incentive to encompass the costs associated with creating revenues. A mandatory deferral feature can be used to measure the results of a one-year incentive against a time frame longer than a single year so that, for example, potential unforeseen or unknowable costs of an activity have time to come to light. Deferral also is used to buttress the Corporation’s compensation recovery policy and its stock ownership guidelines.

The Corporation believes that progress towards the secondary goals was achieved in 2011 and intends to continue those efforts in 2012. For example, most 2011 corporate annual bonuses, including those of most executive officers, used a profit metric and also incorporated a qualitative assessment of risk related to performance. In 2011 the Corporation implemented a mandatory deferral feature for the Management Incentive Plan annual bonuses: 40% of most MIP bonuses earned for 2011 were deferred in the form of service-vested restricted shares. The value of those shares is at risk for changes in First Horizon’s stock price during the vesting period. Also in 2011 a mandatory deferral feature was added to certain incentive programs covering many employees who do not participate in the MIP. For most banking employees the Corporation expects that 2012 bonus opportunities will use a profit metric tailored, in many cases, to the applicable division or unit.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Report. The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation Discussion and Analysis” beginning on page 41. Based on that review and discussion, the Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee

Colin V. Reed, Chair John C. Compton Mark A. Emkes James A. Haslam, III R. Brad Martin

Compensation Committee Interlocks and Insider Participation

Messrs. Compton, Emkes, Haslam, Martin, and Reed, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2011. Mr. Compton’s service on the Committee began on April 19, 2011. All the other Committee members served throughout 2011, and no other directors served on the Compensation Committee during 2011. Refer to the table in “Corporate Governance and Board Matters—Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board and Committee Meeting Attendance

During 2011, the Board of Directors held six meetings (four of which took place over a period of two days each) and took action by written consent twice. The Compensation Committee held six meetings, the Nominating & Corporate Governance Committee held five meetings, the Audit Committee held eight meetings and the Executive & Risk Committee held nine meetings. The average attendance at Board and committee meetings exceeded 94 percent. No director who served on our Board during 2011 attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served. As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon’s shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2004.

Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present. During 2011, the non-management directors met four times in executive session of the Board. Our Corporate Governance Guidelines also provide that if any non-management directors are not independent under NYSE listing standards, the independent, non-management directors will meet in executive session at least once a year. During 2011, our independent, non-management directors met in executive session four times. The lead director, currently Mr. Martin, presides at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors on matters other than director nominations should submit his or her communication in writing to the lead director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all communications to the lead director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

Procedures for the Approval, Monitoring, and Ratification of Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between the Corporation, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•

whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and

•

whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

The Corporation, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediately family members and affiliated entities, and the persons of which we are aware that beneficially own more than 5 percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectibility or present other unfavorable features.

STOCK OWNERSHIP INFORMATION

As of December 31, 2011, there were 6,845 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2011. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2011 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
The Guardian Life Insurance Company of America	24,452,630	9.3%
T. Rowe Price Associates, Inc.	21,895,000	8.3%
State Street Corporation	14,178,195	5.4%
The Vanguard Group, Inc.	13,767,441	5.22%

*	Addresses appear in the text below.

The information in the table above with respect to The Guardian Life Insurance Company of America is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2012 jointly by The Guardian Life Insurance Company of America and its subsidiaries, Guardian Investor Services LLC and RS Investment Management Co. LLC, 7 Hanover Square, New York, NY 10004. According to this Schedule 13G, The Guardian Life Insurance Company of America has sole voting and dispositive power with respect to 12,235 shares of our common stock, shared voting power with respect to 23,919,719 shares of our common stock, and shared dispositive power with respect to 24,440,395 shares of our common stock. Guardian Investor Services LLC and RS Investment Management Co. LLC each has shared voting power with respect to 23,919,719 shares and shared dispositive power with respect to 24,440,395 shares of our common stock.

The information in the table above with respect to T. Rowe Price Associates, Inc. (“TRP”) is based on information set forth in Amendment No. 2 to Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2012 by TRP, 100 E. Pratt Street, Baltimore, Maryland 21202. According to this document, TRP has sole voting power with respect to 2,864,937 shares of our common stock and sole dispositive power with respect to 21,895,000 shares of our common stock.

The information in the table above with respect to State Street Corporation is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2012 on behalf of its subsidiaries State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd., State Street Global Advisors Australia Limited, State Street Global Advisors Japan Co., Ltd., and State Street Global Advisors, Asia Limited (collectively, “State Street”) by State Street, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. According to this document, State Street has shared voting and dispositive power with respect to all the shares of our common stock it beneficially owns.

The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2012 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has sole voting power and shared dispositive power with respect to 358,700 shares of our common stock and sole dispositive power with respect to 13,408,741 shares of our common stock.

The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2011 except as otherwise noted in the notes to the table.

Security Ownership of Management

Name of Beneficial Owner	Shares Beneficially Owned(1)(6)
Charles G. Burkett	403,427	(4)
Robert B. Carter	17,296	(3)
John C. Compton	14,257	(3)
Mark A. Emkes	17,981	(3)
Vicky B. Gregg	6,548	(3)
James A. Haslam, III	147,582	(3)

Name of Beneficial Owner	Shares Beneficially Owned(1)(6)
D. Bryan Jordan	940,098	(4)
Michael E. Kisber(2)	354,058	(4)
William C. Losch, III	104,989	(4)
R. Brad Martin(5)	562,645	(3)
Scott M. Niswonger	508,500	(3)
Vicki R. Palmer	103,084	(3)
David T. Popwell	174,487	(4)
Colin V. Reed	70,161	(3)
Michael D. Rose	196,228	(3)
William B. Sansom	143,572	(3)
Charles T. Tuggle, Jr.	159,724	(4)
Luke Yancy III	28,487	(3)
Directors and Executive Officers as a Group (22 persons)	4,063,192	(4)

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (3) and (4).

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.

(2)

The share balance for Mr. Kisber does not include 27,994 shares deferred prior to January 2005 under our stock option program and our restricted stock incentive plan, which at that time permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3)

Includes the following shares of restricted stock with respect to which the non-employee director possesses sole voting power, but no investment power: Mr. Carter—0; Mr. Compton—0; Mr. Emkes—0; Ms. Gregg—0; Mr. Haslam—483; Mr. Martin—1,930; Mr. Niswonger—0; Ms. Palmer—1,930; Mr. Reed—4,806; Mr. Rose—0; Mr. Sansom—0; and Mr. Yancy—483. Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2011: Mr. Carter—0; Mr. Compton—0; Mr. Emkes—0; Ms. Gregg—282; Mr. Haslam—56,712; Mr. Martin—47,071; Mr. Niswonger—0; Ms. Palmer—88,268; Mr. Reed—0; Mr. Rose—99,262; Mr. Sansom—106,114; and Mr. Yancy—12,761. Also includes, for each of Messrs. Carter, Compton, Emkes, Haslam, Rose and Sansom and Ms. Gregg, 4,257 shares, and for Mr. Niswonger, 3,373 shares, as to which each of those directors acquired beneficial ownership through the vesting within 60 days of December 31, 2011 of restricted stock units granted as part of their director compensation. For additional information, see the section titled “Director Compensation” beginning on page 75 of this proxy statement.

(4)

Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Burkett—0; Mr. Jordan—419,681; Mr. Kisber—160,535; Mr. Losch—91,306; Mr. Popwell—94,148; Mr. Tuggle—121,507; and the director and executive officer group—1,128,134. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2011: Mr. Burkett—120,656; Mr. Jordan—422,562; Mr. Kisber—110,198; Mr. Losch–12,151; Mr. Popwell—67,497; Mr. Tuggle—28,205; and the director and executive officer group—1,220,186. Also includes shares held at December 31, 2011 in 401(k) Savings Plan accounts. Director and executive officer group totals include all of our directors and executive officers as of the date of this proxy statement. Jeff L. Fleming became an executive officer on January 1, 2012, and his beneficial ownership as of that date is included in the group totals. The group totals do not include executive officers and directors who were not executive officers or directors, as applicable, as of the date of this proxy statement (Messrs. Burkett and Keen).

(5)	The number of shares for Mr. Martin includes 48,014 shares held by the R. Brad Martin Family Foundation.

(6)

No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our common stock that is outstanding. The director and executive officer group owns 1.58% of our common stock outstanding.

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

The Board of Directors is proposing for election eleven of our thirteen current directors: Messrs. Carter, Compton, Emkes, Haslam, Jordan, Martin, Niswonger, Reed, and Yancy and Mmes. Gregg and Palmer, at the 2012 annual meeting, to hold office until the 2013 annual meeting of shareholders or until their successors are duly elected and qualified. Messrs. Rose and Sansom are not standing for re-election as they will be retiring as of the annual meeting of shareholders in accordance with the provisions of our Bylaws concerning the retirement of our non-employee directors. Mr. Niswonger was elected by the Board of Directors in October 2011. He was recommended as a nominee for a position on our Board by a non-management director. If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members, and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the Corporation.

In addition, at each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of the National Bank Act and the Corporation’s renewed focus on its core banking franchise in Tennessee, the Committee also considers the proportion of directors who reside in Tennessee (or within 100 miles of Memphis). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities.

The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each director prior to determining whether to recommend him or her to the Board for renomination.

Set forth below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that each nominee and incumbent director should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held within the last five years but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank. Director committee appointments are disclosed in a table on page 9 in the “Corporate Governance and Board Matters—Composition of Board Committees” section of this proxy statement above.

NOMINEES FOR DIRECTOR

ROBERT B. CARTER (52) is Executive Vice President—FedEx Information Services and Chief Information Officer of FedEx Corporation, a provider of transportation, e-commerce and business services. He was Executive Vice President and Chief Information Officer of FedEx from June 2000 to January 2007. Mr. Carter serves as a director of one other public company, Saks Incorporated. He was elected as a director of First Horizon in 2007. Mr. Carter is independent under the NYSE listing standards. He has extensive experience in the field of information technology and, in his current position as FedEx’s CIO, has the experience of serving as a public company executive officer. His service on the Human Resources and Compensation and Corporate Governance Committees of Saks has enhanced his knowledge of the governance of public companies and the compensation of their executive officers. He also serves on the board of a non-profit organization.

JOHN C. COMPTON (50) is Chief Executive Officer of PepsiCo Americas Foods (PAF), a division of PepsiCo, Inc., a global food, snack and beverage company. In addition, Mr. Compton has responsibility for PepsiCo’s Power of One—Americas Council and its Global Snack Group. Mr. Compton has been CEO of PAF since November 2007. From March 2005 until September 2006, he was President and CEO of Quaker, Tropicana, Gatorade, and from September 2006 until November 2007, he was CEO of PepsiCo North America. Mr. Compton was elected as a director of First Horizon by the Board of Directors in February 2011. He is independent under the NYSE listing standards. Mr. Compton has extensive experience in sales, marketing, operations and general management as well as experience with the various matters, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, associated with being the CEO of a large division of a public company. Mr. Compton served on the board of directors of the Pepsi Bottling Group from March 2008 until the company’s merger with PepsiCo in 2010. Pepsi Bottling Group was a public company prior to the merger. He also serves on the boards of two non-profit organizations.

MARK A. EMKES (59) was appointed the Commissioner of the Department of Finance and Administration of the State of Tennessee in January 2011. Prior to his service as Commissioner, he served as the Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc. and as a director of its parent company, Tokyo-based Bridgestone Corporation, a worldwide tire and rubber manufacturer (“Bridgestone”). Mr. Emkes is a director of two other public companies, Clarcor Inc. and Greif, Inc., and was elected as a director of First Horizon in 2008. Mr. Emkes is independent under the NYSE listing standards. His current position has afforded him experience in finance and governmental affairs, and his past positions with Bridgestone gave him wide-ranging experience in retailing, wholesaling and manufacturing as well as experience with the various matters, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations, associated with being the CEO of a large subsidiary of a public company. He serves on Greif’s Compensation Committee and Clarcor’s Compensation and Director Affairs/Corporate Governance Committees, and that service has enhanced his knowledge of public company executive compensation and governance matters. As a resident of Nashville, his knowledge of the Nashville market fits well with our strategy of focusing on our core banking franchise in Tennessee. He also serves on the boards of several non-profit organizations.

VICKY B. GREGG (57) became Chief Executive Officer of BlueCross BlueShield of Tennessee (“BCBST”), a not-for-profit organization that, together with its subsidiaries, provides a comprehensive range of group and individual health insurance plans, products and services, in February 2003. She has also been a director of BCBST since 2003. Before becoming Chief Executive Officer, Ms. Gregg served as BCBST’s President and Chief Operating Officer, overseeing all aspects of the company’s day-to-day operations. BCBST and Ms. Gregg have announced Ms. Gregg’s retirement as Chief Executive Officer, effective December 31, 2012. Ms. Gregg has been a director of First Horizon since January 2011, when she was elected to the position by First Horizon’s Board of Directors. Ms. Gregg is independent under the NYSE listing standards and is an audit committee financial expert as defined in Item 407(d)(5) of SEC Regulation S-K. Additional information about the background and experiences that qualify her as an audit committee financial expert is provided under the heading “Audit Committee Financial Expert” beginning on page 10 of this proxy statement. Ms. Gregg has a diverse health care background that includes clinical care, hospital administration, long-term care, and healthcare benefits and financing. She served as President and CEO of Volunteer State Health Plan, a subsidiary of BCBST and one of the largest Medicaid health maintenance organizations in the country. Prior to joining BCBST, Ms. Gregg served as a Regional Vice President,

Humana in Kentucky and Ohio. Her executive experience in the health care industry has provided her with expertise in health care and health care finance and extensive experience in the matters involved in running a large company, including finance and accounting, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. She also serves on the boards of a number of other non-profit and trade organizations and in the past has also served on several appointed commissions, including the Tennessee Governor’s Roundtable.

JAMES A. HASLAM, III (58) is Chief Executive Officer and President of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, and he is CEO of Pilot Corporation. Mr. Haslam is a director of one other public company, Ruby Tuesday, Inc. He has also served as a director of Dillards, Inc. within the last five years, although he is not serving in that position currently. Mr. Haslam has been a director since 1996. He is independent under the NYSE listing standards, and his many years as the CEO of Pilot have provided him with expertise in retailing and extensive experience in the matters involved in running a large company, including finance and accounting, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. In addition, his service on the boards of Dillards and Ruby Tuesday (including on the compensation and/or nominating/governance committees of the two companies) has given him experience in matters affecting public companies specifically. He also serves on the board of several non-profit organizations.

D. BRYAN JORDAN (50) was elected President and Chief Executive Officer and a director of First Horizon and the Bank on September 1, 2008, and effective January 1, 2012, he was elected Chairman of the Board of First Horizon and the Bank as well. From May 1, 2007, to September 1, 2008, Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank, and from 2000 to May 1, 2007, he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Senior Executive Vice President and Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation. He has extensive experience in the banking and financial services industry and in the governance and other matters affecting public companies as well as expertise in finance and accounting. He also serves on the board of several non-profit organizations.

R. BRAD MARTIN (60) is the Chairman of RBM Venture Company, Memphis, Tennessee, a private investment company. Mr. Martin was Chairman of the Board and Chief Executive Officer of Saks Incorporated, Birmingham, Alabama, a retail merchandising company, until his retirement in 2007. He had held the CEO position at Saks or its predecessor companies since 1989. Mr. Martin is a director of three other public companies, Dillards, Inc., FedEx Corporation, and lululemon athletica inc. He has also held directorships at Gaylord Entertainment Company, Harrah’s Entertainment, Inc. and Ruby Tuesday, Inc. within the last five years, although he is not serving in those positions currently. He has been a director of First Horizon since 1994. Mr. Martin is independent under the NYSE listing standards, and he currently serves as our lead director. He has expertise in retailing as well as the experiences typically associated with serving as a CEO of a public company, including finance and accounting, securities markets and compliance, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. He has served on the audit, compensation and/or nominating and corporate governance committees of several other public companies, further adding to his experience with the business and affairs of public companies. He also serves on the board of several non-profit organizations.

SCOTT M. NISWONGER (64) is the Chairman and founder of Landair Transport, Inc., a time-definite trucking, warehousing, and supply-chain management company. He previously served as Chief Executive Officer (until 2003) of Landair and as Chairman of the Board (until 2005) and Chief Executive Officer (until 2003) of Forward Air, Inc., which operated as one company with Landair until the two were separated into two public companies in 1998; Landair has since again become a private company. He was elected as a director of First Horizon by the Board of Directors in October 2011. Mr. Niswonger is independent under the NYSE listing standards. In his current role as Chairman of Landair and as the former CEO of both Landair and Forward Air, he gained extensive experience in matters affecting both public and private companies, including sales, marketing and logistics, finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, corporate governance and securities markets and compliance. As a resident of east Tennessee, his knowledge of the east Tennessee market fits well with our strategy of focusing on our core banking franchise in Tennessee. Mr. Niswonger serves on the boards of several non-profit organizations and has in the past served as Chair of the Economic Development and Growth Board for the State of Tennessee. He is also a certified airline transport pilot.

VICKI R. PALMER (58) is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between February 2004 and April 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. Ms. Palmer is a director of one other public company, Haverty Furniture Companies, Inc. She has been a director since 1993. Ms. Palmer is independent under the NYSE listing standards and is an audit committee financial expert as defined in Item 407(d)(5) of SEC Regulation S-K. Additional information about the background and experiences that qualify her as an audit committee financial expert is provided under the heading “Audit Committee Financial Expert” beginning on page 10 of this proxy statement. Ms. Palmer also has experience with public company governance and financial matters, having served on the audit and governance committees at Haverty Furniture, where she has been a director since 2001. She also serves on the board of several non-profit organizations.

COLIN V. REED (64) is the Chairman of the Board and Chief Executive Officer of Gaylord Entertainment Company, Nashville, Tennessee, a diversified hospitality and entertainment company. Mr. Reed was elected Chairman of the Board in 2005 and Chief Executive Officer in 2001. Mr. Reed is a director of one other public company, Gaylord Entertainment Company. He has also served in the past as a director of another public company. He has been a director of First Horizon since 2006. Mr. Reed is independent under the NYSE listing standards, and the Board determined that he is an audit committee financial expert as defined in Item 407(d)(5) of SEC Regulation S-K, although he is not currently serving on our Audit Committee. Additional information about the background and experiences that qualify Mr. Reed as an audit committee financial expert is provided under the heading “Audit Committee Financial Expert” beginning on page 10 of this proxy statement. Mr. Reed has expertise in retailing as well as the experiences typically associated with serving as a CEO of a public company, including finance and accounting, securities markets and compliance, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations.

LUKE YANCY III (62) is President and Chief Executive Officer of the Mid-South Minority Business Council Continuum, Memphis, Tennessee, a nonprofit organization that promotes minority and women business enterprises. Prior to 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank. Mr. Yancy has been a director since 2001. He is independent under the NYSE listing standards. As CEO of Mid-South Minority Business Council Continuum, Mr. Yancy possesses extensive knowledge of the mid-south community, which lies within the footprint of our regional banking franchise. He is a board member of several non-profit organizations, including the Memphis Regional Chamber of Commerce, LeMoyne Owen College, the Memphis Sports Development Corporation, and Methodist Healthcare and has wide-ranging ties in the mid-south community.

The Board of Directors unanimously recommends that the shareholders vote FOR the election of all director nominees as described in Item No. 1.

VOTE ITEM NO. 2—APPROVAL OF OUR 2003 EQUITY COMPENSATION PLAN, AS PROPOSED
TO BE AMENDED AND RESTATED

General. The Equity Compensation Plan was adopted by the Board of Directors and approved by our shareholders in 2003 and formerly was known as the “2003 Equity Compensation Plan.” The plan originally authorized the grant of equity-based and certain other awards, subject to certain share limits, for a period of ten years. In 2004 and 2006, the Compensation Committee, the Board, and our shareholders approved amendments to the plan to increase the maximum number of shares that could be issued with respect to awards and to increase the maximum number of shares of that total which could be issued with respect to awards other than options. The plan was amended several times by the Board between 2006 and 2010 to make administrative changes and changes related to regulatory and tax compliance. In 2010, the Compensation Committee, the Board, and our shareholders again approved amendments to the plan. The 2010 amendments increased the maximum number of shares which could be issued with respect to awards under the plan and the maximum number of shares of that could be issued with respect to awards other than options and implemented certain best practices for equity compensation plans. Early in 2012, the Board and the Compensation Committee again approved amendments to the plan, subject to the approval of our shareholders of the plan as amended. The 2012 amendments, which alter the share limits, extend the plan’s life, and generally update the plan, are further described below. Throughout this vote item, the Equity Compensation Plan will be referred to as the “ECP” or as the “plan.” The ECP as amended is attached to this proxy statement as Appendix B.

Key 2012 Amendments. The ECP has been updated in many respects in anticipation of the annual meeting. The key substantive amendments are the following:

•	Extend the plan’s life for ten years. New awards may not be granted after April 17, 2022.

•	Increase the maximum number of shares that may be issued under the plan by 8,000,000.

•

Modify the plan’s limits on awards per person. Specifically, as amended a person may receive annually: (1) certain performance stock awards under Section 10 of the plan covering up to 500,000 shares; (2) performance cash awards under Section 10 of the plan covering up to $4,000,000; (3) options or SARs (other than those made under Section 10 of the plan) covering up to 600,000 shares; and (4) all other types of stock-based awards covering up to 400,000 shares. Compared to the current plan, limit (2) is not changed, (3) is not significantly changed, and limit (4) is new. Limit (1) replaces the current 200,000 share limit on the maximum annual number of shares in respect of which performance-based awards may be paid to a participant and provides instead for a 500,000 share limit on the number of shares in respect of certain performance stock awards that may be granted annually.

•	Update and clarify the list of permitted performance measures for qualified performance awards.

Effects of and Reasons for Approval; Effects of Non-Approval. Under this vote item, shareholders are being asked to approve the ECP as amended. This action approves all amendments to the ECP, including the key amendments noted above, and re-approves the ECP in its entirety.

The Board of Directors believes that stock-based awards provide an essential tool that helps First Horizon attract and retain outstanding employees and non-employee directors and motivate them to cause the company to succeed. Stock awards align employees’ interests directly with those of First Horizon’s shareholders because the value of the stock-based awards is directly linked to the market value of our common stock. Stock-based awards also provide critical reinforcement of the values of ownership and teamwork that are an integral part of our culture. The Board of Directors believes that increasing the number of shares available under the ECP would provide us with a sufficient number of shares to continue our stock-based incentive programs effectively through the end of 2015.

As of December 31, 2011, 7,508,981 shares of restricted stock, restricted stock units, performance restricted stock and performance stock units had been awarded under the ECP, of which 4,729,416 remain outstanding; options to purchase an aggregate of 8,224,005 shares of common stock had been awarded under the ECP, of which 3,624,284 remain outstanding; and there was a total of 3,921,288 shares available for future grant under the ECP, 3,216,237 of which were available for awards other than options. All of the foregoing share figures reflect adjustment for stock dividends paid by First Horizon on its common stock from October 1, 2008 through January 1, 2011.

Approval will extend and fully optimize our ability to deduct for tax purposes the cost of certain awards provided under or in connection with the ECP, including in particular options, SARs, and tax-qualified performance awards. Current tax regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), provide that First Horizon’s shareholders must re-approve the ECP at least every five years in order to maximize our ability to deduct for tax purposes the cost of those awards. Shareholders last approved the ECP in its entirety at the 2010 annual meeting of shareholders. Re- approval of the plan in its entirety, as amended, at the 2012 annual meeting will ensure that First Horizon’s ability to deduct for tax purposes the cost of certain awards under the plan is optimized for the next five years and will avoid the necessity of seeking additional shareholder approval before it would otherwise be needed.

If this item is not approved, the ECP would continue under its provisions in effect prior to the key amendments discussed above. The plan would terminate in 2013 on the tenth anniversary of its initial approval, meaning that no new awards could be granted after that date. Existing awards would remain outstanding and, subject to the old plan limits, new awards could be granted until plan termination.

Material Features of the ECP, As Amended

The following is a summary of the material features of the ECP (as amended to date), and it and the above discussion are qualified in their entirety by reference to the complete text of the ECP.

Purpose of the ECP; Eligibility; Types of Awards. The purpose of the ECP is to promote the interests of First Horizon and its shareholders by attracting and retaining officers, employees and non-employee directors of First

Horizon and its subsidiaries; motivating those individuals by linking a component of compensation to First Horizon’s stock value and by means of performance-related incentives to achieve long-range performance goals; enabling those individuals to participate in the long-term growth and financial success of the company; encouraging ownership of stock in the company by those individuals; and linking compensation to the long-term interests of First Horizon’s shareholders. All officers, employees and non-employee directors of First Horizon and its subsidiaries and all “regional board members” (as defined under the ECP) are eligible to receive awards under the ECP. Awards may consist of grants of options, restricted stock, restricted stock units, performance awards, and stock appreciation rights, or any combination thereof. As of December 31, 2011, First Horizon and its subsidiaries had approximately 1,174 officers, 4,811 employees and 12 non-employee directors, and there were approximately 108 regional board members.

Administration. Except with respect to awards to non-employee directors, the plan is administered by a committee designated by the Board, which is composed of at least two directors who are “non-employee directors” as defined for securities law purposes and two directors who are “outside directors” as defined for purposes of the Tax Code. The Board has designated the Compensation Committee as the ECP Committee. See “The Compensation Committee—In General” beginning on page 14 and the Committee’s charter in Appendix A for additional information concerning the qualifications of Committee members in relation to the plan. Throughout the rest of this discussion, the Compensation Committee shall be referred to simply as the “Committee.” The Board retains the right to make awards under the plan.

The Committee has the full power and authority in its discretion to, among other things, designate plan participants; determine the types of awards to be granted; determine the timing, terms, and conditions of any award; accelerate the time at which all or any part of an award may be settled or exercised; interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; amend or modify the terms of any award after grant; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the plan, subject to the exclusive authority of the Board to amend, suspend or terminate the plan. However, only the Board has the power and authority to make awards to non-employee directors and to determine the type, timing, terms and conditions of those awards.

With some exceptions, awards under the plan are generally not transferable. Within the limits of the ECP, the Committee may in its discretion permit transfers of awards, or create assistive procedural rights in lieu of transfers or otherwise, in connection with death, divorce, child support, incompetence or other disability, and other severe personal events, and the Committee may delegate broad administrative authority to management in such situations, provided that no such delegated action may enhance the amount or extend the original term of any outstanding award.

Types of Awards.

Options. The Committee may grant options to purchase a specified number of shares of our common stock. Options granted under the ECP do not qualify as “incentive stock options” under Section 422 of the Tax Code. The number of shares of common stock subject to any grant of options, the exercise price and all other conditions and limitations applicable to the exercise of any options will be determined by the Committee. Except in limited circumstances described in the ECP having to do with our acquisition of another company, the exercise price of an option may not be less than 100% of the fair market value of the shares of common stock with respect to which the option is granted on the date of such grant. No option shall be exercisable after the expiration of ten years from the date such option was granted.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted under the ECP. An SAR is a right that entitles the holder to receive, with respect to each share of our common stock encompassed by the exercise of that SAR, the amount determined by the Committee or Board, as applicable, and specified in an award agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share encompassed by the exercise of the SAR, the excess of the fair market value on the date of exercise over base price for the SAR established at grant. Each SAR is exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in an award agreement or thereafter. Except in limited circumstances described in the ECP having to do with our acquisition of another company, the base price of an SAR may not be less than 100% of the fair market value of the shares with respect to which SAR is granted on the date of grant. SARs may be paid in common stock, in cash, or in a combination of stock and cash, as determined by the Committee or the Board.

The ECP provides that without shareholder approval, the Committee does not have the power to (i) amend the terms of previously granted options or SARs to reduce the option price of such options or base price of such SARs, or (ii) cancel such options or SARs and grant substitute options or SARs with a lower option price or base price than the cancelled options or SARs, respectively. Any such price reduction or substitution action taken by the Committee in advance of shareholder approval shall be subject to, and ineffective until, approved by our shareholders.

Restricted Stock and Restricted Stock Units. Awards of restricted stock and restricted stock units consist of common stock or stock units that are subject to a risk of forfeiture or other restrictions that lapse upon the occurrence of certain events and the satisfaction of certain conditions, as determined by the Committee in its discretion. For example, the Committee may require the recipient to meet a service condition, requiring the recipient to remain employed with us for a specified period, prior to vesting. A stock unit may be paid in a share of stock or in an amount of cash, securities, or other property equal to the fair market value of one share of common stock on the date of vesting, or in any combination of these, at the Committee’s discretion.

Performance Awards. The Committee may, in its discretion, grant a performance award consisting of a performance-based option award, performance-based SAR award, performance-based restricted stock award, performance-based restricted stock unit award, or other performance-based right that is denominated in cash and/or shares of our common stock. Vesting of a performance award depends, at least in part, upon the achievement of one or more performance goals during one or more performance periods as determined by the Committee. Options and SARs are not performance awards under the plan unless their vesting is subject, at least in part, to achievement of such performance goals. Other conditions to vesting, such as a service requirement, may be imposed as well. Performance awards are payable at the time and in the form determined by the Committee. The Committee determines the performance measures and other factors to be used to establish performance goals, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award, and the amount and kind of any payment or transfer to be made pursuant to any performance award.

The Committee may in its sole discretion designate whether any performance award granted under the plan is a “Section 10 Award.” A Section 10 Award meets the requirements for deductibility imposed by Section 162(m) of the Tax Code as well as additional requirements and limitations set forth in Section 10 of the ECP. Other performance awards may, but are not required to, meet the extra requirements of Section 10.

Options and SARs that are not performance awards under the ECP are not subject to Section 10 of the plan, and performance awards consisting of options and SARs are presumed not to be Section 10 Awards unless the Committee determines otherwise. However, such options and SARs may qualify as performance-based compensation under Section 162(m) of the Tax Code, independent of their status under Section 10 of the plan. Likewise, awards under the ECP driven by First Horizon’s Management Incentive Plan are not subject to Section 10 of the ECP unless the Committee determines otherwise, but may qualify as performance-based compensation under Section 162(m) of the Tax Code.

The ECP has special provisions for “covered officers.” The term “covered officer” generally means any individual who, with respect to First Horizon’s previous tax year, was a “covered employee” of First Horizon within the meaning of Tax Code Section 162(m). In any year the Committee may include other officers as “covered” and may exclude officers from being “covered.” Generally, the Committee will tend to make performance awards granted to covered officers, or to persons at substantial likelihood of becoming covered officers during the term of the award, Section 10 Awards in order to maximize deductibility for First Horizon; the Committee is authorized, however, to make determinations of Section 10 status as it deems appropriate.

For Section 10 Awards, performance measures may include one or more, or any combination, of the following company, subsidiary, operating unit, division, line of business, reporting segment, department, team or business unit financial performance measures: stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, return on assets, return on equity, return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any performance measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “performance measure.” The term “performance measure” also includes any component or any combination of components of any performance measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, and tangible assets. Any performance measure may be used for financial reporting purposes, for internal or management purposes, or for purposes of the plan created or defined by the Committee. Any such measure based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. Measures may be combined with any one or more other measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee. In the case of performance awards that are not Section 10 Awards, performance measures are also permitted to include any other performance criteria established by the Committee, including personal plan goals.

Maximum Number of Shares Available; Individual Participant Limits; Adjustments. The ECP as amended imposes the following limitations on new award grants (grants on or after April 17, 2012), all of which are subject to adjustment as described below:

•

The maximum number of shares of common stock which may be issued with respect to awards under the ECP is 21,348,228, of which no more than 16,906,825 may be issued with respect to awards other than options.

•

The maximum number of shares which may be subject to Section 10 Awards granted to any participant in any fiscal year is 500,000. The maximum annual dollar amount of Section 10 Awards payable in cash is $4 million. If an award is payable either in shares or in cash, only one limitation applies, as determined by the Committee.

•	The maximum number of shares which may be subject to options and SARs (other than Section 10 Awards) granted to any participant in any calendar year is 600,000.

•	The maximum number of shares which may be subject to all other awards granted to any participant in any calendar year is 400,000.

Changes in the per-person limits are not retroactive. Awards granted prior to April 17, 2012 will remain subject to those plan limitations in force at the time of grant. New awards will not be counted in applying the former limits, and the new limits will not apply to awards granted prior to April 17, 2012.

The number of shares of our common stock available for awards, the number of shares that may be subject to awards granted to any one participant in any period, the number of shares covered by each outstanding award, and the price per share covered by each outstanding award which uses a price shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued shares effected without receipt of consideration by First Horizon or to reflect any distributions to holders of shares other than regular cash dividends. Except as expressly provided herein, no issuance by First Horizon of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an award.

If any shares of our common stock covered by an award granted under the ECP, or to which such an award relates, are forfeited, or if such an award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of our shares, then the shares covered by that award, or to which that award relates, or the number of shares otherwise counted against the aggregate number of shares which may be issued with respect to awards, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become shares that may be issued with respect to future awards under the plan. In the event that any option or other exercisable award under the plan granted prior to April 17, 2012 is exercised through the delivery of shares by the participant or in the event that withholding tax liabilities arising from an award granted prior to April 17, 2012 are satisfied by the withholding of shares by First Horizon from the total number of shares that otherwise would have been delivered to the participant, the number of shares which may be issued with respect to awards under the plan shall be increased by the number of shares so surrendered or withheld. The share re-usage provisions in the previous sentence do not apply to any awards granted on or after April 17, 2012.

On February 24, 2012, the closing price of the common stock on the New York Stock Exchange was $9.38 per share.

Forfeiture and Reimbursement in the Context of Misconduct. The ECP has clawback provisions which give First Horizon the flexibility to require repayment or forfeiture of compensation that was paid or granted based on incorrect data, among other things. First Horizon may cause or seek the forfeiture of all or any portion of a performance award held by a participant, and/or the reimbursement by a participant to the company of all or any portion of a performance award paid to the participant, where the Board or the Committee concludes in good faith that the participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the company or of any of its subsidiaries.

The clawback provisions in the ECP are supplemented by the compensation recovery policy adopted by the Board in 2009. That policy creates company-wide compensation clawback provisions, gives First Horizon the flexibility to require repayment or forfeiture of compensation that was paid or granted based on incorrect data. The Committee’s practice since 2009 has been to make all performance awards subject to that policy.

Change in Control. The ECP provides that if a change in control event occurs and if the award recipient is terminated or experiences a significant job reduction, then the awards held by that recipient will vest, meaning they will be paid or become fully exercisable. Both conditions must be met in order for vesting to accelerate.

The ECP grants the Committee the authority to depart in specific award agreements from the definition of a change in control set forth in the plan. The Committee has never exercised that authority, and the Committee voted at its February 2010 meeting that it does not intend to exercise that authority in the future.

Effect of Termination of Employment. The Committee has discretion to determine the terms and conditions that will apply to any outstanding award upon the “termination of employment” (as defined under the ECP) of a participant, and those terms and conditions will be set forth in an award agreement.

Plan Amendment. The Board may amend, alter, modify, suspend, discontinue or terminate the ECP at any time, except that the Board may not amend the ECP in violation of any law. However, no such action may materially adversely affect the rights of any holder of an award that was granted prior to the date of such action, without the consent of such holder. In addition: listing standards of the New York Stock Exchange, under which our stock is listed, require certain amendments to equity compensation plans like the ECP to be approved by shareholders, and Section 162(m) of the Tax Code requires the plan to be submitted to shareholder approval at least every five years in order to optimize our ability to deduct amounts paid under options, SARs, and performance awards.

Federal Income Tax Consequences

The following is a summary of the current federal income tax treatment related to awards under the ECP. This summary is not intended to, and does not, provide or supplement tax advice to participants. Participants in the ECP are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of any awards under the ECP, including any state or local tax consequences and the effect, if any, of gift, estate and inheritance taxes.

A series of technical provisions with respect to certain awards involving deferred compensation were added to the ECP in 2007 in order to ensure the plan’s compliance with Section 409A of the Internal Revenue Code. For example, the ability of grantees of affected awards to accelerate payments was eliminated except as permitted by the regulations adopted under Section 409A. These technical provisions are all reflected in the copy of the ECP attached at Appendix B.

Options. No taxable income is realized by a participant upon the grant of an option under the ECP. Upon exercise of an option granted under the ECP, the participant would include in ordinary income an amount equal to the excess, if any, of the fair market value of the shares of common stock issued to the participant pursuant to such exercise at the time of exercise over the purchase price. First Horizon would be entitled to a deduction on exercise of the option for the amount includible in the participant’s income.

Restricted Stock. No taxable income is realized by a participant upon the award of restricted common stock. Prior to the lapse of restrictions on such shares, any dividends received on such shares will be treated as ordinary compensation income. Upon the lapse of restrictions, the participant would include in ordinary income the amount of the fair market value of the shares of common stock at the time the restrictions lapse.

Section 83(b) of the Tax Code allows participants to make an election (an “83(b) election”) within 30 days after receipt of restricted common stock to take into income in the year the restricted common stock is transferred by First Horizon to such participant an amount equal to the fair market value of the restricted common stock on the date of such transfer (as if the restricted stock were unrestricted). If such election is made, the participant (i) will have no taxable income at the time the restrictions actually lapse, (ii) will have a capital gains holding period beginning on the transfer date and (iii) will have dividend income with respect to any dividends received on such shares. If the restricted common stock subject to the 83(b) election is subsequently forfeited, the participant is not entitled to a deduction or tax refund. First Horizon’s long-standing practice has been to prohibit participants from making 83(b) elections.

Any appreciation or depreciation in such shares from the time the restrictions lapse (or the effective date of the 83(b) election, if made) to their subsequent disposition should be taxed as a short-term or long-term gain or loss, as the case may be. First Horizon would be entitled to a federal income tax deduction for the year in which the participant realizes ordinary income with respect to the restricted common stock in an amount equal to such income.

Restricted Stock Units. No taxable income will be realized by a participant upon the grant of restricted stock units and no taxable income will be realized at the times the restricted stock units vest. At the time payment is made with respect to restricted stock units granted under the ECP, the participant will realize ordinary income in an amount equal to the cash received or the fair market value of the shares of common stock received. First Horizon would be entitled to a deduction at the time of payment in an amount equal to such income.

Stock Appreciation Rights. A participant does not recognize ordinary income upon the receipt of a stock appreciation right under the ECP. Upon exercise of the stock appreciation right and receipt of cash or unrestricted stock, the participant would recognize ordinary income in an amount equal to the payment received or the fair market value of the unrestricted stock. First Horizon would be entitled to a deduction at the time of payment in an amount equal to such income.

Plan Benefits. Future benefits under the ECP are not currently determinable. The Summary Compensation Table beginning on page 57 and the Grants of Plan-Based Awards in 2011 table beginning on page 60 provide additional information regarding awards granted under the ECP during 2011.

On this Vote Item No. 2, the Board of Directors unanimously recommends a vote FOR the approval of the ECP, as proposed to be amended and restated as described above.

VOTE ITEM NO. 3—APPROVAL OF OUR 2002 MANAGEMENT INCENTIVE PLAN, AS PROPOSED
TO BE AMENDED AND RESTATED

General. The Management Incentive Plan was adopted by the Board of Directors and approved by our shareholders in 2002 and formerly was known as the “2002 Management Incentive Plan.” The plan originally authorized the grant of one-year performance awards. Each award was an annual bonus opportunity so that, in practical effect, the plan is an annual bonus plan for executives. Our intention was for awards under the plan to qualify as tax-deductible “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), and the plan incorporated restrictions governed by that Section. The plan was re-approved by the shareholders at the 2007 annual meeting in conformity with the requirements of Section 162(m). The plan provided that 2012 was to be the plan’s final year. Early in 2012, the Board and the Compensation Committee approved amendments to the plan, subject to the approval of our shareholders of the plan as amended. The 2012 amendments, which renew the plan’s life and generally update the plan, are further described below. Throughout this vote item, the Management Incentive Plan will be referred to as the “MIP” or as the “plan.” The MIP as amended is attached to this proxy statement as Appendix C.

Key 2012 Amendments. The MIP has been updated in many respects in anticipation of the annual meeting. The key substantive and clarifying amendments are the following:

•

Remove the ten-year plan expiration date. The MIP is currently set to expire after 2012. The expiration date is unnecessary: the plan contains annual limits on awards and, in order to remain qualified under Section 162(m), must be re-approved by shareholders at least every five years.

•

Allow performance periods under the MIP to cover less than a full fiscal year. However, an MIP performance period still cannot be longer than one year and still cannot involve more than a single fiscal year.

•	Allow awards not qualified under Section 162(m) of the Tax Code to be granted to officers covered by 162(m). Previously, such non-qualified awards were limited to other officers.

•	Explicitly provide that an MIP participant can receive more than one MIP award in any given year.

•	Explicitly provide that MIP awards may be payable in cash-settled stock units.

•

Explicitly provide that awards under the MIP can be denominated in stock and can drive the grant of equity awards under other First Horizon plans. Stock still cannot be issued under the MIP. Any stock-based awards driven by an MIP award must be paid only in cash or must be granted under another company plan that authorizes stock, such as the ECP. MIP driven stock awards granted under the ECP would be subject to all applicable ECP limitations.

•

Change the MIP’s definition of a “change in control” event to conform to the ECP’s definition. Specifically, for those events related to shareholder-approved mergers and similar transactions, the amended definition requires consummation of the relevant event rather than mere approval of it.

•	Update the list of permitted performance measures for qualified awards.

•

Modify the MIP’s limits on awards per person. As amended, the plan provides that the maximum amount payable under any single qualified award to a covered officer cannot exceed $4 million, and that the aggregate amount paid for all awards granted under the plan to any covered officer in respect of any fiscal year cannot exceed $4 million. The first limitation is substantively unchanged from before, and the second limitation is new.

Effects of and Reasons for Approval; Effects of Non-Approval. Under this vote item, shareholders are being asked to approve the MIP as amended. This action approves all amendments to the MIP, including the key amendments noted above, and re-approves the MIP in its entirety.

The Board of Directors believes that annual and other short-term incentive awards provide an essential tool that helps First Horizon attract and retain outstanding employees and motivate them to cause the company to succeed. Whereas the ECP primarily is devoted to longer-term awards and encompasses non- performance equity awards, the MIP is devoted entirely to performance awards covering performance periods of one year or less. Short-term awards by their nature allow the Compensation Committee (which administers the plan) the flexibility to structure awards to focus management attention on matters of immediate or near-term importance. At the same time the MIP requires the Committee to establish specific goals and to measure actual performance against them at the end of each period. The purposes of the amendments to the MIP are to renew and update the MIP to reflect current practices, both by other companies and by our Compensation Committee, and to anticipate future needs.

Approval will extend and fully optimize our ability to deduct for tax purposes the cost of qualified awards provided under or in connection with the MIP. Current tax regulations under Section 162(m) of the Tax Code provide that First Horizon’s shareholders must re-approve the MIP at least every five years in order to maximize our ability to deduct for tax purposes the cost of those awards. Shareholders last approved the MIP in its entirety at the 2007 annual meeting of shareholders. Re-approval of the plan in its entirety, as amended, at the 2012 annual meeting will ensure that First Horizon’s ability to deduct for tax purposes the cost of qualified awards under the plan is optimized.

If the shareholders approve this vote item at the 2012 annual meeting, the plan will take effect as amended for the 2012 fiscal year commencing on January 1, 2012; awards made earlier this year will be subject to the amended MIP provisions. If the shareholders do not approve this vote item, the plan as in effect prior to the key amendments discussed above will remain effective for the remainder of this year and then expire. If this item is not approved, 2012 would be the last year during which MIP awards would be granted.

Material Features of the MIP as Amended

The following is a summary of the material features of the MIP, as it is proposed to be amended and restated as described above. This summary and the above text are qualified in their entirety by reference to the complete text of the MIP, attached as Appendix C.

Purpose and Effectiveness. The MIP took effect as of January 1, 2002. The purpose of the plan is to provide a framework for First Horizon to offer incentive opportunities to key executives to encourage and reward desired performance on specific financial or other measures that will further First Horizon’s growth, development and financial success and to enhance our ability to maintain a competitive position in attracting and retaining qualified key personnel to contribute materially to First Horizon’s success. In addition, the plan is designed to provide a platform through which certain awards can be established and paid to eligible employees that are tax deductible under Section 162(m) of the Tax Code.

Plan Administration. The plan is administered by a committee designated by the Board, which is composed of at least two directors who are “non-employee directors” as defined for securities law purposes and two directors who are “outside directors” as defined for purposes of the Tax Code. The Board has designated the Compensation Committee as the MIP Committee. See “The Compensation Committee—In General” beginning on page 14 and the Committee’s charter in Appendix A for additional information concerning the qualifications of Committee members in relation to the plan. Throughout the rest of this vote item, the Compensation Committee shall be referred to simply as the “Committee.” The Committee has full authority to interpret the plan, adopt rules and regulations for administration of the plan, subject to certain exceptions, select participants eligible to receive awards under the plan and the performance measures to be used for purposes of setting performance goals under the plan, establish performance goals and award amounts (as those terms are defined in the plan), and determine the extent to which First Horizon and the participants have achieved the goals applicable to them.

Eligibility and Participation. Employees of First Horizon or any of its subsidiaries are eligible to be selected for participation in the MIP. Currently, all 13 members of our executive management committee have been selected for participation in the plan for calendar year 2012, including most of our 10 current executive officers and all of the individuals named in the Summary Compensation Table who are current employees. Plan participants may be deemed to be “covered officers” for purposes of Section 162(m) of the Tax Code. The term “covered officer” means (a) any individual who, with respect to First Horizon’s previous tax year, was a “covered employee” of the Company within the meaning of Tax Code Section 162(m), excluding any such individual whom the Committee, by express action in its discretion, determines should not be treated as a covered officer due to a reasonable expectation that the individual will not be a “covered employee” with respect to First Horizon’s current tax year and (b) any individual who was not a “covered employee” under Tax Code Section 162(m) for First Horizon’s previous tax year but whom the Committee, by express action in its discretion, determines should be treated as a covered officer due to a reasonable expectation or a substantial possibility that the individual will or could be a “covered employee” with respect to First Horizon’s current tax year or with respect to a tax year of First Horizon in which any applicable award will be paid. The Committee establishes a participant’s status as a covered officer or the absence of that status at the time each “qualified award” (as defined below) is established.

Awards. Awards made under the plan are either “qualified awards” or “non-qualified awards.” Awards that are established and paid to eligible employees that are fully tax deductible under, and that adhere to the restrictions of, Section 162(m) of the Tax Code are called “qualified awards” under the MIP. A “non-qualified award” under the plan is one that complies with the MIP’s requirements but need not conform to the requirements for deductibility under Section 162(m) of the Tax Code. Each award to a covered officer will be treated as a qualified award unless the Committee determines that it, or a portion of it, will be treated as a non-qualified award. Each award to a participant who is not a covered officer will be treated as a non-qualified award unless the Committee determines that the award, or a specified portion thereof, will be treated as a qualified award. The treatment of each award as provided in the previous two sentences will be established, and any related Committee determinations will be made, at the time the award is made and may not be changed thereafter. A covered officer may receive both a qualified award and a non-qualified award with respect to the same performance period. In that case the performance and other mechanisms of the two awards may not operate so that a diminishment of the qualified award necessarily and correspondingly results in the enlargement of the non-qualified award, and vice-versa. If a qualified award contains any provision or term that, if effective, would disqualify that award from conforming to the requirements for deductibility under Section 162(m), that disqualifying provision or term will be ineffective and ignored in the operation of that award. In any such case, after discovery of an actual or potentially disqualifying provision or term the Committee may, in its sole discretion, cancel the award rather than allow the award to continue as a qualified award.

Performance Measures and Award Amounts. For each award under the plan, the Committee will designate performance measures for use in determining awards. The term “performance measures” means one or more, or any combination, of the following First Horizon, subsidiary, operating unit, division, line of business, reporting segment, department, team or business unit financial performance measures: stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, return on assets, return on equity, return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any performance measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “performance measure.” The term “performance measures” also includes any component or any combination of components of any measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, and tangible assets. Any such performance measures may be used for financial reporting purposes, for internal or management purposes, or for purposes of the plan created or defined by the Committee. Any such measures based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. Measures may be combined with any one or more other measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee. In the case of non-qualified awards only, the term “performance measures” also means any other performance criteria established by the Committee, including personal plan goals. Personal plan goals are individual performance goals to be achieved by a participant that are not based on corporate performance. Personal plan goals are recommended or established by First Horizon’s CEO and approved or reviewed (subject to rejection) by the Committee.

The performance period for an award may be a full fiscal year or a portion of a year. The Committee will establish in writing the performance goals for the selected performance measures applicable to a performance period, including threshold performance, target-level performance (if applicable) and superior performance. An award for that performance period shall be earned, paid, vested or otherwise deliverable upon completion of the performance period only if the performance goals are attained and the applicable employment requirement is satisfied (see “Termination of Employment” below). Unless otherwise specified by the Committee, the amount payable pursuant to an award will be based on a specified percentage of the participant’s compensation, as determined by the Committee, with the target amount set for attaining 100% or the target level (as applicable) of the performance goal for any performance period. If an award is established without specifying a target level of performance and without providing for an increased payment for achievement above 100% performance, then the target amount shall be the maximum amount, which is payable for superior performance. If the threshold level of performance is not achieved, no award will be paid. Awards to covered officers under the plan are subject to the following limitations: the maximum amount payable under any single qualified award to a covered officer cannot exceed $4 million, and the aggregate amount paid for all awards granted under the plan to any covered officer in respect of any fiscal year cannot exceed $4 million. Awards under the ECP that are driven by awards under the MIP will be included in calculating these limits.

The Committee may, in its sole and absolute discretion, reduce or eliminate a participant’s award that would have been otherwise paid, including without limitation by reference to a participant’s failure to achieve his or her personal plan goals. However, the Committee has no discretion to increase the amount payable to any covered officer pursuant to a qualified award in a manner inconsistent with the requirements for qualified performance-based compensation under Tax Code Section 162(m).

The MIP allows the Committee a wide range of choices in how to establish awards. The Committee’s practices under the MIP have evolved since the plan’s inception as industry practices and First Horizon’s circumstances have evolved, and that evolution is expected to continue. As an illustration of that flexibility, for many recent qualified awards the Committee has established two sets of goals. Performance of the first goal or goals establishes whether any amount will be paid and the maximum amount. The second set of goals is used to inform management how the Committee plans to exercise negative discretion to reduce the award to its final payment size. The first set must adhere to the approved list of performance measures and all other requirements of the MIP for qualified awards. The second set of goals may incorporate any features the Committee wishes, including subjective evaluations, and outcomes related to the second set of goals (but not the first) may be ignored by the Committee in the exercise of its discretion. In several recent years the first goals resulted in zero payment. In 2011 the first goals resulted in a positive dollar amount which the Committee reduced after evaluating outcomes under the second set of goals along with other factors.

Denomination and Payment of Awards; Forfeiture. An MIP award’s denomination is the unit in which the maximum amount or other measure of the amount of the award is expressed. Awards under the MIP may be denominated in cash, in equity units which may be settled only in cash, in shares of our common stock, in equity based awards under another plan (which may be paid or settled in cash or in our common stock), or in any combination. An award may be denominated in one or more units while paid in one or more other units. Awards may be paid in cash, cash-settled equity units, or equity awards under First Horizon’s other compensation plans. Shares of our common stock may not be issued or paid in respect of any awards pursuant to the MIP; shares may be issued or paid only pursuant to another of First Horizon’s plans. If an award is denominated in cash, the cash amount is used to apply the $4 million limits described above even if the award is paid in equity awards under another plan. If the award is denominated in equity awards under another plan, its dollar value (for purposes of the $4 million limits) generally is measured at the end of the performance period. In either case, the actual final payout could exceed $4 million if the value of our common stock rises between the time value is measured and the time of final payment (which could be several years later). Conversion from cash to our common stock is valued at the end of the performance period unless the Committee chooses otherwise when the award is made. The Committee may require deferral of payment of any award.

All awards under the MIP are subject to First Horizon’s compensation recovery policy, which requires recovery, or “clawback,” by First Horizon under certain circumstances. In addition, all awards are subject to pre- or post-payment forfeiture to the extent required by applicable laws or regulations. The Committee may impose additional pre- or post-payment forfeiture provisions upon awards in its discretion. First Horizon reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any award held by any participant, and/or the reimbursement by any participant to First Horizon of all or any portion of any award paid (including any award earned and deferred) to the participant, for any award where the Board or the Committee concludes in good faith that the participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of First Horizon.

Termination of Employment and Change in Control. If, during a performance period, a participant’s employment is terminated due to the early retirement, retirement, death or disability of the participant, the participant (or his beneficiary, as the case may be) will nonetheless receive payment of awards under the plan, if any, after the close of the performance period based upon the performance goals actually attained by First Horizon for the performance period. Any such award may be paid in full or may be prorated based on the number of full months which have elapsed in the performance period as of the date of the participant’s termination of employment, at the sole and absolute discretion of the Committee. If a participant is an employee on the last day of a performance period but that employment has been terminated on the award’s payment date due to early retirement, retirement, death or disability, then the participant (or his beneficiary, as the case may be) will nonetheless receive on the payment date the full award earned under the terms of the plan for the performance period, if any. If a participant’s employment with First Horizon is terminated for any reason other than early retirement, retirement, death or disability after the last day of a performance period but before the payment date, the participant (or his beneficiary, as the case may be) will forfeit all rights to any earned but unpaid awards for that performance period under the plan; provided, however, that the Committee may, at any time and in its sole and absolute discretion, authorize a full or partial payment of any earned but unpaid awards under the plan.

In the event the terms of any agreement entered into by First Horizon and a participant governs the payment of any award under the MIP following a change in control, then the payment of that award is governed by the terms and conditions that agreement and not by the MIP. If the payment of any award granted under the MIP following a change in control is not otherwise provided for by the terms of an agreement between First Horizon and a participant, then the payment of that award following a change in control is governed by the following: If a participant’s employment is terminated other than for cause by First Horizon or its successor during a performance period in which there was a change in control, the participant receives a payment equal to (a) the target amount the participant would have received for the performance period if the participant’s employment with First Horizon is terminated during a performance period in which there has been a change in control, (b) prorated based on the number of full months elapsed in the performance period as of the date of such termination of employment. If a participant’s employment is terminated other than for cause by First Horizon or its successor following a performance period in which there was a change in control, but before the payment date for that performance period, the participant will receive the full amount of any award earned but not yet paid for that performance period. For purposes of the foregoing, termination for cause means termination for willful fraud against First Horizon, embezzlement, or other criminal misconduct. Notwithstanding the foregoing, the Committee in its discretion may explicitly provide that a change in control occurring during an award’s performance period will result, in lieu of the foregoing, in the award being unaffected by the foregoing provisions of this paragraph, being cancelled, or being paid in an amount less than that provided in the foregoing provisions of this paragraph; this discretion may be exercised as to an award only before or at the time the award is made and not afterward.

Amendment and Termination of the Plan. The Board may terminate or suspend the MIP, in whole or in part, at any time. At any time and from time to time, subject to the applicable shareholder approval requirements of Section 162(m) of the Tax Code, the Board may amend or modify the plan. Except as otherwise provided in the plan, no such amendment, modification, suspension or termination will materially and adversely affect the substantive rights of any participant under any award previously earned but not yet paid to that participant without the consent of that participant. In the event of a termination, in whole or in part, of the plan, the Committee may in its sole discretion direct the payment to participants of any amount payable under the plan and not yet paid out, prior to the payment date, and in a lump sum or installments as prescribed by the Committee with respect to each such participant; provided, however, such payments shall in all events be made within the period permissible for short-term deferrals under Tax Code regulations. Notwithstanding the foregoing, any such payment to a covered officer must be discounted to reflect the present value of such payment using a rate equal to the discount rate in effect under First Horizon’s Pension Plan on the date of such payment. The Board may at any time and from time to time delegate to the Committee any or all of its authority described in this paragraph to the extent permitted by applicable law.

Plan Benefits. Future benefits under the MIP are not currently determinable. The Summary Compensation Table beginning on page 57 provides additional information regarding amounts paid under the MIP during 2011.

On this Vote Item No. 3, the Board of Directors unanimously recommends a vote FOR the approval of the MIP, as proposed to be amended and restated.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 with respect to shares of First Horizon common stock that may be issued under its existing equity compensation plans, including the following plans:

•	1990 Stock Option Plan (“1990 Plan”)

•	1995 & 1997 Employee Stock Option Plans (“1995 Plan” and “1997 Plan,” respectively)

•	2000 Employee Stock Option Plan (“Executive Plan”)

•	2003 Equity Compensation Plan (“2003 Plan”)

•	2000 Non-employee Directors’ Deferred Compensation Stock Option Plan (“Directors’ Plan”)

•	1995 Non-employee Directors’ Deferred Compensation Stock Option Plan (“1995 Directors’ Plan”)

•	1991, 1996, and 2002 Bank Director and Advisory Board Member Deferral Plans (“Advisory Board Plans”)

Of the 10,451,145 compensatory options outstanding at December 31, 2011, approximately 48% were issued in connection with employee and director cash deferral elections. The Corporation received over many years a total of approximately $30.6 million in employee cash deferrals and $2.2 million in non- employee director and advisory board retainer and meeting fee deferrals related to those options. The opportunity to defer portions of their compensation in exchange for options has not been offered to employees, directors or advisory board members with respect to compensation earned at any time since January 1, 2005.

The following table includes information with respect to shares subject to outstanding options granted under equity compensation plans that are no longer in effect. Footnotes (2) and (5) to the table set forth the total number of shares of First Horizon common stock issuable upon the exercise of options under the expired plans as of December 31, 2011. No additional options may be granted under those expired plans.

The numbers of shares covered by stock options and the option prices reported in the following table have been adjusted proportionately to reflect the effects of dividends distributed in common stock effective October 1, 2008 through January 1, 2011. The cumulative compound adjustment factor related to those dividends is 20.038%.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a)		(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Col. (a))
Equity Compensation Plans Approved by Shareowners(1)	4,557,448	(2)	$22.63	3,921,288 (3)
Equity Compensation Plans Not Approved by Shareowners(4)	5,893,697	(5)	$25.06	—

Total	10,451,145		$23.98	3,921,288

(1)	Consists of the Executive Plan, Directors’ Plan, 1995 Directors’ Plan, 1995 Plan, 1990 Plan, and the 2003 Plan.

(2)

Includes 840,628 outstanding options issued in connection with employee and non-employee director cash deferrals of approximately $6.1 million. Also includes information for equity compensation plans that have expired. The Executive Plan, the Directors’ Plan, the 1995 Directors’ Plan, the 1995 Plan and the 1990 Plan were approved by shareholders in 2000, 2000, 1995, 1995, and 1990, respectively. The plans expired in 2010, 2007, 1999, 2005, and 2000, respectively. As of December 31, 2011, a total of 933,164 shares of First Horizon common stock were issuable upon the exercise of outstanding options under these expired plans. No additional options may be granted under these expired plans.

(3)	As of December 31, 2011, an aggregate of 3,216,237 shares were available for awards other than options under the 2003 Plan.

(4)	Consists of the 1997 Plan and the Advisory Board Plans.

(5)

Includes 4,218,684 outstanding options issued in connection with employee and advisory board cash deferrals of approximately $24.6 million. All equity compensation plans reported in this note have expired or terminated. The 1997 Plan, the 1996 Bank Director and Advisory Board Member Deferral Plan, and the 1991 Bank Director and Advisory Board Member Deferral Plan expired in 2007, 2002, and 1997, respectively, and the 2002 Bank Director and Advisory Board Member Deferral Plan was terminated in 2005. As of December 31, 2011, a total of 5,893,697 shares of First Horizon common stock were issuable upon the exercise of outstanding options under these expired or terminated plans. No additional options may be granted under these expired or terminated plans.

In the table, column (c) shows the number of shares available for future award grants under the plans indicated at December 31, 2011, assuming eventual full exercise or issuance of all shares covered by awards outstanding on that date. Shares covered by outstanding options are shown in column (a). A total of 5,185,771 shares are covered by outstanding awards other than options, including 4,991,712 under plans approved by shareowners and 194,059 under plans not approved by shareowners.

Description of Equity Compensation Plans Not Approved by Shareholders

The 1997 Plan

The 1997 Plan was adopted by the Board of Directors in 1996 and expired in 2007. The 1997 Plan provided for granting of nonqualified stock options.

Options were granted under the 1997 Plan prior to its expiration to substantially all our then-current employees pursuant to the Corporation’s FirstShare and management option programs. The FirstShare program was a broad-based employee plan, where all employees (except management level employees) received a stock option award annually. Grants were last made under the FirstShare program in 2006. Terms of the FirstShare options included vesting 100 percent after three years and a term of 10 years. Management level employees received annual stock option awards under the 1997 Plan pursuant to the management option program. Terms of the management options included vesting 50 percent after three years and 50 percent after four years, unless a specified stock price is achieved within the three-year period, and a term of seven years. In addition to the above, prior to 2005 certain employees could elect to defer a portion of their annual compensation into stock options under the 1997 Plan.

These options vested after six months and have a term of 20 years. The options vest on an accelerated basis in the event of a change in control of First Horizon. All options granted under the 1997 Plan, except deferral options, had an exercise price equal to the fair market value on the date of grant. Under our deferred compensation stock option program, the option price per share was less than 100 percent of the fair market value of the share at the time the option is granted if the employee had entered into an agreement with the Corporation to receive a stock option grant in lieu of compensation and the amount of compensation foregone when added to the cash exercise price of the options was at least the fair market value of the shares on the date of grant. The deferred compensation stock option program has not been effective since January 2005.

As of December 31, 2011, options covering 5,834,958 shares of First Horizon common stock were outstanding under the 1997 Plan, no shares remained available for future option grants, and options covering 20,476,829 shares had been exercised during the life of the plan. Of the options outstanding under the 1997 Plan, approximately 71% were issued in connection with employee cash deferral elections. The Corporation received approximately $23.9 million in cash deferrals to offset a portion of the exercise price. The 1997 Plan was filed as Exhibit 10.2(d) in the First Horizon’s Form 10-Q for the quarter ended June 30, 2009.

The Advisory Board Plans

The Advisory Board Plans were adopted by the Board of Directors in 2001, 1996, and 1991. The 2002 Advisory Board Plan was terminated in 2005, and the 1996 and 1991 plans expired in 2002 and 1997, respectively.

Options granted under the Advisory Board Plans were granted only to regional and advisory board members, or to directors of certain bank affiliates, in any case who were not employees. The options were granted in lieu of the participants receiving retainers or attendance fees for bank board and advisory board meetings. The number of shares subject to grant equaled the amount of fees/retainers earned divided by one half of the fair market value of one share of common stock on the date of the option grant. The exercise price plus the amount of fees foregone equaled the fair market value of the stock on the date of the grant. The options were vested at the grant date. Those granted on or prior to January 2, 2004 had a term of 20 years, while those granted on or after July 1, 2004 had a term of 10 years.

As of December 31, 2011, options covering 58,739 shares of First Horizon common stock were outstanding under the Advisory Board Plans, zero shares remained available for future option grants, and options covering 205,122 shares had been exercised during the life of the plan.

The Advisory Board Plans were included as Exhibits 10.1(f), 10.1(g), and 10.1(h) to First Horizon’s Form 10-Q for the quarter ended June 30, 2009.

VOTE ITEM NO. 4—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

First Horizon continued to make significant progress in 2011, executing on strategic priorities, controlling what we could control and adapting to what we could not. We were profitable in each quarter of 2011 thanks to ongoing progress in revenue production and expense control. We strengthened customer relationships and built new ones. We streamlined management to bring decision-making closer to the customer. We made key investments in technology, human capital and improving the customer experience. We reduced the drag of our non-strategic businesses. We improved our already-strong capital ratios even as we launched a stock buyback program and reinstituted a cash dividend. The fact that First Horizon continued to make progress in a low-demand, high-competition environment is a testament to our strategy, our leadership and our people.

In 2011 the executives and employees of First Horizon achieved the following:

Strategy

•	Successfully executed the sale of several non-core businesses.

•	Replaced runoff, low margin non-strategic assets with higher-margin regional banking assets.

•	Executed on a capital management plan and began a $100 million share repurchase.

Financial

•	Delivered four profitable quarters.

•	Pre-tax income up 190%.

•	Non-interest expense decreased by 3.6% or $49 million.

•	Tier 1 capital ratio of 14.23%.

Customer

•	Customer satisfaction scores, as measured by JD Power and Associates, improved for the 5th consecutive year.

•	Increased deposit share by 7%.

•	Received multiple awards for excellence in customer service from Greenwich Associates.

Employees

•	Maintained high levels of employee engagement and retention.

•	Employee value scores, as measured through our annual survey, remained high and exceeded banking benchmarks.

Risk Management—Credit Quality

•	Non-performing assets decreased 38%.

•	Net charge-offs declined from $527 million to $324 million.

•	Reserves for loan losses decreased by $280 million.

Our earnings and stock price were impacted in 2011 by residual issues from our former mortgage businesses and by headwinds largely beyond our control—the weak U.S. economy, the unsettled financial situation in Europe and a new web of complex banking regulations that raise expenses and reduce revenues. Yet our company made significant progress in 2011, and our broad strategic goal remains the same: build a strong foundation for the future so we are positioned to take full advantage of whatever market conditions arise.

We continue to focus on our regional banking and capital markets businesses. We continue to aggressively tackle credit issues in our banking business. In 2011 those strategies showed tangible evidence of success. For example, our commercial lending expanded significantly while our core deposits grew strongly. The new lending and deposit-taking are particularly encouraging in the current weak environment because credit standards remain strong and core expenses have been reduced.

We continue to seek opportunities to expand our banking franchise in our Tennessee markets and in appropriate new markets in the southeast United States, and we remain committed to pursue such opportunities in a disciplined manner.

Achieving our strategic objectives depends significantly on our ability to attract and retain key employees. Since 2007 we have made significant changes in our executive leadership team and we have made substantial changes in our personnel at all other levels of our company, all while reducing our asset base by more than 30% and our employee base by more than 50%. Our core businesses in regional banking and capital markets have been restructured to operate more efficiently and effectively while preserving the superior customer service and relationships that we believe are keys to our long-term success.

The company’s compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders in attaining the company’s business objectives, performance goals, and shareholder value. The company seeks to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Specific compensation tools and programs are adjusted to address changes in the industry and our company. Significant successes in our core businesses moderated by the continued impact of headwinds on the company’s overall performance were the predominant factors impacting compensation decisions made with respect to our named executive officers for 2011. In 2011 the key elements of compensation paid to these executives were:

•	Cash base salaries, which have not increased since 2009 with the exception of two executive officers who were promoted to new roles in 2011;

•	Salary paid in salary stock units, which provide a retention incentive and promote alignment with shareholders’ interests;

•

For executives outside of the capital markets business, annual bonus paid 60% in cash and 40% in service-vested restricted stock, which creates a financial incentive for achieving or exceeding one-year company and/or executive management team goals, provide a retention incentive and promote alignment with shareholders’ interests;

•

For capital markets executives, an initial portion of annual bonus paid in cash (following industry custom), with the remainder paid in service-vested restricted stock units if the bonus exceeds certain thresholds; and

•

Long-term equity-based incentive awards issued 60% as performance stock units and 40% as service-vested at-market stock options, which reward achievement of specific earnings or other corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.

The Compensation Discussion and Analysis beginning on page 41 of this proxy statement provides a detailed discussion of 2011 compensation for our executive officers. We encourage you to review closely both that section and the tabular disclosure that follows it.

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2011 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a “say on pay” vote. The Board recommended and the shareholders approved an annual frequency for the “say on pay” vote, and the Board subsequently determined that we would in fact conduct a “say on pay” vote at each annual meeting.

We believe that the information we have provided within the Compensation Discussion and Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon National Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2012 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote FOR the approval of Item No. 4.

VOTE ITEM NO. 5—RATIFICATION OF APPOINTMENT OF AUDITORS
Appointment of Auditors for 2012

KPMG LLP audited our annual financial statements for the year 2011. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2012. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as Vote Item No. 5 the ratification of KPMG LLP’s appointment as our auditors for the year 2012, with the recommendation that the shareholders vote for Item No. 5. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2011 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures and an exclusion of punitive damages. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2012, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors During 2010 and 2011

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2010 and 2011 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2010	2011
Audit Fees	$1,713,000	$1,195,000
Audit-Related Fees	513,500	418,500
Tax Fees	15,000	15,000
All Other Fees	0	0

Total	$2,241,500	$1,613,500

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our financial statements, including the audit of internal controls over financial reporting, and review of the financial statements in our Form 10-Q’s or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees” above. The amount for both years consists of fees for audits of subsidiaries, compliance attestation and other procedures and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning. The amount for both years consists primarily of tax compliance fees.

All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(ii)(C).

In July 2003, the Audit Committee adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of service that may be provided and the fee limits applicable to such types of service, which limits may be expressed as a limit by type of service or by category of services. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre- approval by the Committee. The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation. The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote FOR Item No. 5.

OTHER MATTERS

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SHAREHOLDER PROPOSAL AND NOMINATION DEADLINES

If you intend to present a shareholder proposal at the 2013 annual meeting, it must be received by the Corporate Secretary, First Horizon National Corporation, P.O. Box 84, Memphis, Tennessee, 38101, not later than November 13, 2012, for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholders’ meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholders’ meeting. If, however, we give fewer than 100 days’ notice or public disclosure of the shareholders’ meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Shareholder proposals and nominations for election to the Board must be submitted to the Corporate Secretary. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that the date and time of the annual meeting will be the third Tuesday in April (or, if that day is a legal holiday, on the next succeeding business day that is not a legal holiday) at 10:00 a.m. Memphis time or such other date and/or such other time as our Board may fix by resolution. The meeting date for 2013, determined according to the Bylaws, is April 15, 2013. Thus, shareholder proposals and nominations submitted outside the process that permits them to be included in our proxy statement must be submitted to the Corporate Secretary between December 16, 2012 and January 15, 2013, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In 2011 our company continued to make significant progress in building for the future. We executed our strategic priorities, controlled what we could control and adapted to what we could not. First Horizon was profitable in each quarter of 2011 thanks to ongoing progress in expense control and revenue production. We made key investments in technology, in human capital and in improving the customer experience. We streamlined management to bring decision-making closer to the customer. We strengthened customer relationships and built new ones. Through dispositions and asset wind-down, we reduced the drag of our non-strategic businesses. We improved our already-strong capital ratios during 2011 even as we reinstituted a cash dividend and launched a stock buyback program. The fact that First Horizon continued to make progress in a low-demand, high-competition environment is a testament to our strategy, our leadership and our people.

Residual issues from our former mortgage businesses affected our earnings and stock price in 2011: latent exposures to claims from third parties who purchased mortgages or mortgage backed-securities from our former mortgage origination platform from 2004 to 2008, as well as exposures related to past mortgage origination, servicing, or foreclosure practices. These mortgage exposures, created by a strategy implemented by former management, are things we can manage over time. We made significant progress in 2011 in the face of headwinds largely beyond our control: the weak U.S. economy, the unsettled financial situation in Europe, and a new web of complex banking regulations that raise expenses and reduce revenues. We expect these headwinds will continue to buffet our industry in 2012 and beyond.

Our broad strategic goal remains the same: build a strong foundation for the future so we are positioned to take full advantage of whatever market conditions arise. This goal influenced compensation decisions throughout the company in 2011, resulting in an overall emphasis on foundation-building without losing sight of the fact that prudent management must prepare for uncontrollable factors.

We continue to focus on our regional banking and capital markets businesses. We continue to aggressively tackle credit issues in our banking business. In 2011 those strategies showed tangible evidence of success. For example, our commercial lending expanded significantly while our core deposits grew strongly. The new lending and deposit-taking are particularly encouraging in the current weak environment because credit standards remain strong and core expenses have been reduced.

When considering compensation decisions the Compensation Committee recognized the management team’s significant progress on the following:

Strategy

•	Successfully executed the sale of several non-core businesses.

•	Significantly reduced our cost structure and enhanced our business model while maintaining high levels of customer service.

•	Rebuilt our technology platform allowing for increased profitability and growth.

•	Replaced runoff, low margin non-strategic assets with higher-margin regional banking assets.

•	Executed on a capital management plan and began a $100 million share repurchase.

Financial

•	Delivered four profitable quarters.

•	Pre-tax income up 190%.

•	Non-interest expense decreased by 3.6% or $49 million.

•	Tier 1 capital ratio of 14.23%.

Customer

•	Customer satisfaction scores, as measured by JD Power and Associates, improved for the 5th consecutive year.

•	Increased deposit share by 7%.

•	Received multiple awards for excellence in customer service by Greenwich Associates.

Employees

•	Maintained high levels of employee engagement and retention.

•	Employee value scores, as measured through our annual survey, remained high and exceeded banking benchmarks.

Risk Management—Credit Quality

•	Non-performing assets decreased 38%.

•	Net charge-offs declined from $527 million to $324 million.

•	Reserves for loan losses decreased by $280 million.

Achieving our strategic objectives depends on our ability to attract and retain key employees. Since 2007 we have made significant changes in our executive leadership team and we have made substantial changes in our personnel at all other levels of our company, all while reducing our asset base by more than 30% and our employee base by more than 50%. Our core businesses in regional banking and capital markets have been restructured to operate more efficiently and effectively while preserving the superior customer service and relationships which we believe are keys to our long-term success.

The company’s compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders in attaining the company’s business objectives, performance goals, and shareholder value. The company seeks to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Specific compensation tools and programs are adjusted to address changes in the industry and our company. As described below, significant successes in our core businesses moderated by the continued impact of headwinds on the company’s overall performance were the predominant factors impacting compensation decisions made with respect to our named executive officers (NEOs) for 2011.

Compensation Committee Administration

The Compensation Committee of the Board administers all plans and programs connected with the compensation of our NEOs. Information concerning the Compensation Committee, its current members, and its charter is provided under the caption “The Compensation Committee” beginning on page 14 of this proxy statement.

Overview

In late 2010 the company repaid the U.S. Treasury its TARP investment in us. As a result, our compensation practices in 2011 were redesigned into a new structure that balanced risk and results while better aligning compensation with company performance. The new structure is substantially different from 2009 and 2010, when TARP rules imposed significant restrictions on the forms and amounts of compensation allowed. Cash salaries for NEOs were unchanged from 2010, but other elements changed substantially: salary stock unit levels fell significantly; annual bonus opportunities were reinstated; and equity awards were increased somewhat to more competitive levels. The key corporate performance measure for bonuses in 2011 was pre-tax normalized-provisioning earnings. Based on actual results along with other factors discussed below, bonuses were paid to the NEOs for 2011 at close to target levels, including Mr. Kisber’s which was earned under the 2002 Management Incentive Plan (“MIP”) but was determined by the overall incentive pool created under the Capital Markets Incentive Compensation Plan.

CEO Pay in 2011

The Committee has considered Mr. Jordan’s significant contribution in turning around the company when making decisions about his pay. Since becoming CEO in 2008, Mr. Jordan has led the restructuring of the company, the development of a new strategy, recruitment of a new management team, and a return to profitability. Under his leadership, the company’s performance in 2011 was strong. Net income available to common shareholders, pre-tax income in the core business segments and diluted earnings per share all grew significantly in 2011. Deposit market share, loans and deposits grew in the regional banking business, the unique business model in the capital markets business continued to make that group a strong contributor, and loans declined in the non-strategic segment. Credit quality and related costs continued to improve. First Horizon also strategically managed capital in 2011, reinstating a cash dividend and launching a $100 million share repurchase program.

Mr. Jordan’s target pay is approximately at the median of FHN’s peer group with the possibility for higher pay based on performance. He met or exceeded his personal goals, and he successfully continued to strengthen the company and provide critical leadership through an extremely challenging time for the banking industry.

A major consideration in evaluating Mr. Jordan’s pay is the fact that he was recruited as CFO in 2007, and then promoted to CEO in 2008, to rebuild First Horizon and reverse the decline in its financial performance. Previous management embarked on a strategy to build a national mortgage and real estate related lending business. These businesses were significantly impacted by the financial crises; they have resulted in large losses for FHN since 2007 which continue to be a drag on our earnings.

In 2011, key elements of Mr. Jordan’s compensation were as follows:

•

His total direct compensation package (based on target levels) was $3.4 million, unchanged from 2009 and 2010. The package was structured so that 40% of the package (at target) would be paid in cash, 60% in equity.

•	His annual cash salary rate was $800,000, unchanged since 2008 when he was promoted to CEO.

•	His annual salary stock unit rate was $320,000. The value of those units will rise or fall with the value of our stock until they are paid in 2012.

•

His target annual bonus opportunity was $960,000. As discussed below, his actual bonus paid was $864,000. For 2011, 40% of the bonus earned was paid in the form of service-vested restricted shares, and the balance was paid in cash. Performance metrics for 2011 bonuses were a combination of corporate earnings and other factors as outlined in the MIP calculations grid table.

•

His equity awards in 2011 totaled $1,320,000, of which 60% were performance stock units (PSUs) and 40% were service-vested at-market stock options. In converting the dollar value of each award into units or shares: PSUs were valued at 100% of the market value of the underlying shares at the grant date with no discount for risk of forfeiture or delay in payment; and stock options were valued at 25% of the market value of the underlying shares. The actual realizable value of these awards, assuming applicable conditions are met, will rise or fall with the value of our stock. As discussed below, the key performance goal for the PSU awards is our company’s return on equity ranking relative to peers during the three years 2011 to 2013.

The pay mix for Mr. Jordan is in line with company peers. His total direct compensation has not changed. In recent years however his pay mix changed with the introduction of SSUs and a portion of his annual bonus being paid in restricted shares. This arrangement among the other elements of his compensation package provides a deferral and a stronger alignment to company performance and shareholders. Fundamentally, all other major compensation components (salary stock units, bonus opportunity, and equity awards) are linked to corporate performance goals, stock price performance, or both, and all provide a retention incentive as well. The actual value of some of Mr. Jordan’s compensation elements fluctuates with share price performance.

For the last three years since Mr. Jordan became the CEO, and for the previous two years under his predecessor, actual compensation of the CEO position has been significantly below target levels due to the non-achievement of performance goals established in MIP (annual cash bonus) opportunities and performance stock awards, largely due to the drag of discontinued businesses. In the past five years, our CEO received a MIP bonus twice, and the minimum goals for performance stock awards have been achieved twice. Both times for the MIP, and once for the stock awards, payment was less than target. Even though for 2011 Mr. Jordan received the highest bonus amount paid to our CEO in the past five years, his actual compensation for 2011 nevertheless will be significantly below target if the performance of the 2011 PSUs ultimately falls well below the target level.

Due to his outstanding leadership and returning the company to profitability and positioning it for growth, the Compensation Committee is evaluating granting an equity retention award to Mr. Jordan tied to the company’s success in meeting key performance targets.

CEO Performance Outcomes Last Five Years

Year	MIP (annual cash bonus)			Performance Stock Awards
	Opportunity at Target ($)	Amount Earned		Opportunity at Target ($)*	Amount Earned*
		$	% of Target		$	% of Target

2007	$1,000,000	$0	0%	$1,288,950	$0	0%
2008	$1,000,000	$0	0%	$2,147,050	$0	0%
2009**	$1,000,000	$339,041	34%	$1,600,000	$1,600,000	100%
2010***	N/A	N/A	0%	$680,000	$340,000	50%
2011	$960,000	$864,000	90%	$792,000	None Yet	0%

*	Valued at grant. Actual values at payout are likely to differ.

**	Bonus was curtailed by TARP rules in 2009. In 2009, the Performance Stock Award represented 100% of the CEO’s annual long-term equity award, instead of the normal 60%.

***	Bonuses were prohibited and Performance Stock Awards curtailed by TARP rules in 2010.

NEO Pay Components

In 2011 the principal components of total direct compensation for most of our NEOs were cash salary, salary paid in salary stock units, annual bonus, and long-term equity-based incentive awards. Bonuses in 2011 were paid 60% in cash and 40% in service-vested restricted stock. NEO equity awards in 2011 were issued 60% as performance stock units (PSUs) and 40% as service-vested at-market stock options. The following table presents an overview of the components of compensation in 2011 for our NEOs, the details of which are provided in later sections.

Compensation Components for NEOs in 2011

Compensation Component	Primary Purpose	Key Features

Cash salary	Provide competitive baseline compensation to attract and retain executive talent

Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure. Cash salaries for NEOs have not increased since 2009 other than for Messrs. Kisber and Popwell, who were promoted into new roles in 2011.

Salary stock units (SSUs)	Provide competitive compensation as part of salary which provides a retention incentive and promotes alignment with shareholders’ interests

SSUs are granted quarterly in arrears at a fixed dollar rate. Each unit is equivalent to a share of our stock priced at the time of grant. SSUs accumulate during each year and are paid in cash during the following year based on our stock value at the time of payment.

Compensation Component	Primary Purpose	Key Features

Annual bonus	Create a financial incentive for achieving or exceeding one-year company and/or executive management team goals, provide a retention incentive, and promote alignment with shareholders’ interests

For the CEO and most other NEOs, the 2011 bonus opportunity was performance-based under our shareholder-approved 2002 Management Incentive Plan. For corporate and banking officers the key metrics in 2011 were pre-tax, normalized-provisioning earnings coupled with a balanced scorecard and individual performance. The scorecard ranked our performance against peers using multiple measures in several areas, including earnings, capital, liquidity, and credit. Most NEO bonuses were paid 60% in cash and 40% in service-vested restricted stock.

Annual Equity Awards: Performance Stock Units (PSUs) & Service-vested Stock Options

Provide performance and service-vested equity-based incentives which reward achievement of specific earnings or other corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests

PSUs were 60% of the annual equity award package in 2011 for most NEOs. The PSUs’ performance goal depends upon our return-on- equity ranking relative to peers during the performance period 2011-13.

Retirement and tax- deferral benefits	Provide competitive opportunities for executives to prepare for retirement and defer payment of taxes on a portion of earned compensation	Benefits are offered through broad-based and restoration pension plans, a broad-based 401(k) savings plan, and officer deferred compensation programs.

Perquisites and benefits	Provide personal benefits to meet competitive pressures for talent	Many benefits (such as health insurance) are provided under broad-based programs.

Change in control (CIC) benefits

Given the continuing consolidation in the banking industry, these allow us to compete for executive talent during normal times. If a CIC situation were to arise, these benefits motivate our executive team to remain with the company and focus on corporate objectives during the pursuit, closing, and transition periods of the transaction.

Severance agreements and equity awards granted after 2006 have “double triggers” and are paid only if employment terminates in connection with a CIC event. Key benefits for NEOs are cash severance payments based on cash salary and annual bonus and accelerated vesting of equity awards.

Compensation Philosophies and Practices

Alignment of NEO and Other Executives’ Interests with Shareholder Interests

Our compensation plans and programs are designed to align the interests of our executives with the interests of our shareholders. A substantial portion of NEO compensation is directly linked to First Horizon’s stock price.

Retention, Attraction, and Competition

Our compensation plans and programs are also designed to attract and retain a talented workforce. Our employees are a significant and valuable asset. We recruit from a broad pool of talent, and our people in turn may be recruited by competitors and other financial services firms as well as general industry firms. Our total compensation opportunity at each level must be competitive. If it is not, then over the long term we risk losing our best people while hampering our ability to replace them.

Use of Peer Group Data

The Committee reviews the compensation practices of a peer group of selected banks of comparable size to ensure our pay programs remain competitive and allow for the hiring and retention of key talent. These are the banks with whom we most typically compete for talent.

The Total Shareholder Return Performance Graph (“TSR graph”) that appears in our annual report to shareholders (see page 190 of that report) uses the Keefe, Bruyette & Woods (“KBW”) regional banking index against which to compare our total shareholder return, or TSR, which measures stock price performance plus reinvested dividends. The banks comprising the KBW index vary in size and business mix to a significant degree compared with our company. Those KBW banks are not necessarily an ideal group to use to set compensation awards.

For many years the Committee has considered specific data from a somewhat different group of peer companies (“Peer Banks”) in setting many of the compensation components for executives. The Peer Banks used for 2011 were 15 regional financial services companies selected by the Committee with the advice of, and using information provided by, management’s consultant in 2011, McLagan, an Aon Hewitt company. Management worked with McLagan to develop recommendations and the Committee approved the 2011 Peer Banks group for 2011. The Peer Banks group is adjusted as we and the industry change. Compared with 2010, the 2011 group eliminated a number of larger banks and added a few smaller banks. The 2011 Peer Banks had a median asset size of approximately $24 billion. For comparison, our asset size at the beginning of 2011 was approximately $25 billion. The 15 Peer Banks used for 2011 were:

Peer Banks Used for 2011 Awards

Associated Banc-Corp	Commerce Bancshares Inc.	M&T Bank Corp.	TCF Financial Corp.
BOK Financial Corp.	Cullen/Frost Bankers Inc.	Marshall & Ilsley Corp.	Webster Financial Corp.
City National Corp.	First Niagara Financial Group	People’s United Financial*	Zions Bancorporation
Comerica Inc.	Huntington Bancshares	Synovus Financial Corp.

*	People’s United Financial was not among the Peer Banks used for the annual bonus, but was used for PSUs.

The Committee uses market data to help establish the size and terms of the components of direct compensation for executives. To ensure that the majority of each executive’s total compensation opportunity is earned through annual or long-term results, cash and stock unit salaries are targeted at the median of the market for each position. Actual salaries may be higher or lower than median based on individual factors (performance, experience, skills, and tenure) or our retention needs. Bonus and equity awards are targeted similarly: target-level compensation is intended to be paid for median performance, and maximum compensation is intended to be paid for top-quartile performance. In some cases relative performance is estimated based on projections of market or peer performance, but in 2011 significant metrics are based on the company’s ranking relative to the Peer Banks.

Benefits and other peripheral components of our compensation program were established and are maintained so that the combination of benefits we offer remains generally competitive with other institutions in the financial services industry based on generally known practices and trends rather than upon statistical analyses or formal benchmarking to any specific group. Those components include retirement and tax-deferral programs and benefits, perquisites, and change in control severance agreements as well as change in control features in many plans.

For the special compensation components, including retention bonuses and individual retirement and severance arrangements, relevant market data often is not available. In those cases the Committee relies on recommendations from management along with external advice from the Committee’s consultant to determine the types, amounts, or terms of such benefits that are reasonable and appropriate for the circumstances.

Relative Sizing & Mix of Direct Compensation Components

The direct components of executive compensation are cash salary, salary paid in salary stock units (or SSUs), annual bonus, and annual equity-based incentive awards. In 2011 retention equity awards also were granted to selected NEOs, as discussed under “Components of Compensation Program”; these non- regular awards are ignored in the following discussion. In setting the size of the direct compensation components for 2011, the Committee considered the total compensation opportunity at target payout levels for each position. The target total mix of the direct components is summarized in the following table. This table illustrates the regular annual pay packages planned by the Committee early in 2011. See “Summary Compensation Table” beginning on page 57 for additional information concerning amounts paid or earned in 2011.

2011 Mix of Regular Annual Direct Compensation
Opportunity Components Using Target Levels

NEO	Annual Cash Salary	Salary Stock Units	Annual Bonus Target	2011 Annual Equity Award	Total

Mr. Jordan	24%	9%	28%	39%	100%
Mr. Losch	34%	13%	23%	30%	100%
Mr. Kisber*	10%	15%	50%	25%	100%
Mr. Popwell**	36%	14%	24%	26%	100%
Mr. Tuggle	34%	13%	23%	30%	100%
Mr. Burkett**	29%	11%	26%	34%	100%

*	Mr. Kisber’s compensation package is designed differently than the other NEOs.

**

Mr. Burkett retired as an executive officer on June 30, 2011. Mr. Popwell assumed executive officer duties in July 2011. The mix in the table reflects determinations made early in 2011, prior to these events. Mr. Popwell’s salary rates were increased in July 2011 but his other major components were unchanged.

Normally, the amount of each component is determined in relation to cash salary. Cash salaries, and overall compensation target levels, are based largely on these factors: individual experience, individual performance, level of responsibility, and competitive practices. A specific need for retention also can play a role. The size of each direct component for the named executives as a percentage of cash salary is shown in the following table.

2011 Sizing of Major Compensation Components
As a Percentage of Annual Cash Salary

NEO	Salary Stock Units	Annual Bonus Target	2011 Annual Equity Awards
			Service-vested Stock Options	Performance Stock Units	Total Equity

Mr. Jordan	40%	120%	66%	99%	165%
Mr. Losch	40%	70%	36%	54%	90%
Mr. Kisber*	150%	500%	100%	150%	250%
Mr. Popwell**	40%	66%	29%	43%	72%
Mr. Tuggle	40%	70%	36%	54%	90%
Mr. Burkett**	40%	90%	48%	72%	120%

*	Mr. Kisber’s compensation package is designed differently than the other NEOs.

**

Mr. Burkett retired as an executive officer on June 30, 2011. Mr. Popwell assumed executive officer duties in July 2011. The data in the table reflects determinations made early in 2011, prior to these events. Mr. Popwell’s salary rates were increased in July 2011 but his other major components were unchanged.

Annual bonuses for 2011 were payable 60% in cash and 40% in service-vested restricted stock with the exception of Messrs. Burkett and Kisber. For NEOs the mix of 2011 equity awards was 60% performance stock units, or PSUs, and 40% service-vested stock options. In the current business and stock market environment, the Committee believes that this mix of equity provides appropriate incentives both to focus on performance goals and to remain with the company in difficult times. The performance criteria of the annual bonus and PSU awards were changed significantly from previous years, as discussed under the caption “Annual Equity Awards” beginning on page 50 below.

As mentioned above, the components of executive compensation generally are determined based on the responsibilities of and the competitive market for each position, and on the individual’s experience and performance. There is no fixed weighting of those factors. Ordinarily, cash salary increases would affect overall target levels, but in 2011 there were no regular cash salary increases for the named executives. Mr. Popwell’s cash salary and SSU rates were modestly increased when he was promoted in July, but that was a special circumstance and his other components were unchanged for 2011. Certain benefits such as pensions are also related to cash salary and (up to certain limits) SSU levels. There is no other significant interdependence among the compensation components. The percentages shown for all regular 2011 equity awards in the tables above relate to the salary rate that was in effect on February 11, 2011 and the stock fair market value on that date, which was $11.85.

The Committee’s overall objective is to provide a competitive pay package and thus set competitive target and maximum opportunities. A key factor considered during the setting of targets relates to the appropriate mix of base pay versus pay at risk for performance, and the mix between short- and long-term compensation. The tables above show that the CEO’s compensation package is more heavily weighted in favor of performance-based pay than most other of the named executives and also is more heavily weighted in favor of long-term versus short-term incentives than most of the other named executives, consistent with the greater responsibilities of this position, prevalent market practices among our Peer Banks, and our compensation philosophy which endeavors to link a substantial portion of executive pay to performance.

Consideration of Advisory Vote on Executive Compensation

The Compensation Committee made nearly all key decisions regarding 2011 compensation for the named executives early in 2011. At that time the Committee was aware of the outcome of the shareholder advisory vote at the 2010 annual meeting which related to 2009 compensation. Of the shares voted in respect of this item at the 2010 meeting, 95.5% were “For,” 3.2% were “Against,” and 1.3% voted to abstain. That vote outcome was part of the mix of factors considered by the Committee early in 2011, and had no direct or separately identifiable effect on the Committee’s decisions.

Components of Compensation Program

Base Salary

Consistent with our practices and our compensation philosophy, the Committee establishes our CEO’s base salary annually based on achievement of objectives in his individualized written personal plan and competitive practices within the industry. The CEO develops a personal plan each year that contains financial and strategic goals. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan.

For executive officers other than our CEO, the Committee approves base salaries each year taking the CEO’s recommendations into account. In 2011, cash salaries of the NEOs generally continued to be frozen, consistent with a general salary freeze for officers with salary rates over $150,000. Salary stock unit (SSU) rates for NEOs fell substantially compared to 2010 in conjunction with the reinstatement of an annual bonus opportunity and the normalization of equity award levels in a post-TARP environment. However, Mr. Kisber’s salary rates were increased at the beginning of 2011 when he was promoted to his current role, and Mr. Popwell’s salary rates were increased at the time of his promotion in July.

Annual Bonus

The bonus opportunity offered to each NEO (other than Mr. Kisber, whose bonus is discussed separately at the end of this section) for each year under our MIP is based on targets that are approved by the Committee early in that year. In general, each MIP bonus is based on achievement of company and/or business unit financial targets as well as individual personal plan objectives. In assessing achievement of financial targets, the Committee will exclude certain items such as accounting changes and certain other non-recurring events. For most NEOs MIP bonuses are affected in part by individual performance, and for all NEOs MIP bonuses can be reduced based on several corporate as well as individual factors.

For 2011, the Committee established a two-part framework. Part 1 established an overall maximum MIP bonus opportunity per person equal to 2% of consolidated 2011 pre-tax normalized-provisioning earnings. This measure is pre-tax earnings adjusted to exclude certain one-time or unusual financial or accounting items, and further adjusted to substitute a pre-determined measure of normalized provisioning expense in place of actual provisioning expense. By using normalized provisioning expense, the Committee intended to remove a possible incentive that might be viewed as compromising the provisioning process and to focus on those factors properly within management’s ability to affect.

Subject to the Part 1 maximum, the Committee could exercise discretion to determine the final bonus amount. The Committee established as Part 2 a grid framework to guide the exercise of that discretion. Individual bonuses were to be determined by applying a corporate rating and an individual rating to the individual target bonus levels for each NEO. The corporate rating was based on budgeted pre-tax normalized-provisioning earnings as illustrated in the following table, plus a qualitative assessment based on a multi-point balanced scorecard which rates the company against 14 Peer Banks (discussed below). The earnings levels used to create the corporate rating grid were based on our budget for the year 2011, and were selected primarily to provide an incentive to achieve or exceed budget. In all cases pre-tax earnings were adjusted for specific matters such as changes in accounting principles and certain unusual or non- recurring items such as certain accounting method changes or litigation/contingency settlements. For each executive, his or her calculated bonus amount was subject to further adjustment based on individual personal plan results, and was subject to a plus-or-minus 25% adjustment based on the Committee’s assessment of the individual’s contributions to team efficiency goals. All points on the grid and all calculated bonus amounts were subject to discretionary adjustment up or down by the Committee, but could not exceed the Part 1 maximum. In addition, all Part 2 calculated bonus amounts could not exceed 150% of the target amount.

2011 MIP Bonus Calculation Grid

Adjusted 2011 Pre-Tax Normalized-Provisioning Earnings	Percent of Budget	Pre-tax NPE Rating* (wtd 50%)	Balanced Scorecard Rating (wtd 50%)	Final Corporate Rating	Individual Rating	Efficiency Rating	Earnings Quality Rating	Bonus Target Amount	Calculated MIP Bonus Amount (not to exceed 150% of Target)

			Rating of 0% to 150% reflecting qualitative assessment based on multi- point balanced scorecard	Final corporate rating of 0% to 150% equal to the sum of the weighted pre- tax NPE and balanced scorecard ratings	Execution of personal plan goals for the year results in a personal plan rating of 0% to 150%	Individual contribution to achieving team efficiency goals results in a rating from 75% to 125% (impacts bonus + or – 25%)	Assessment of quality of earnings results in a rating from 80% to 100% (impacts bonus 0 to -20%)	Bonus targets are pre-set percentages of cash salary, ranging from 60% to 120% for the NEOs	Bonus = [Corporate Rating] x [Individual Rating] x [Efficiency Rating] x [Earnings Quality Rating] x [Bonus Target Amount]
$269 million or more	125% or higher	150%

$215 million	100%	100%

$161 million	75%	50%

$108 million or less	50% or lower	0%

*	Rating is interpolated if results fall between two points on the grid.

The balanced scorecard used to adjust the Corporate Rating in 2011 ranked our company among 14 Peer Banks on the following financial measures: total assets; market capitalization; Tier 1 capital ratio; ratio of total common equity to total assets; wholesale funding percentage; ratio of loans to deposits; ratio of non-performing assets to total assets; ratio of loan reserves to total loans; ratio of net charge-offs to average loans; net interest margin; efficiency ratio; return on average assets; return on average equity; fee income percentage; ratio of securities to total assets; shareholder return; and the ratio of share price to tangible book value. The scorecard uses financial measures and peer rankings, but was not used in a quantitative manner to determine a specific numerical rating. Instead, the Committee considered the scorecard results overall in a discretionary manner to determine a quantitative rating.

In 2011, the CEO’s personal plan included six major performance areas: strategic; financial; customer relationships & goodwill; employees & culture; business process & model execution; and risk management & credit quality. Except as mentioned below, these areas had no particular weighting and were not applied in a quantitative manner. Although other NEOs’ personal plans generally were not identical to the CEO’s, there was substantial overlap and all other NEO plans were intended to support achievement of the CEO’s personal plan while at the same time be related to operations managed by the NEO. All NEO personal plans, including the CEO’s, were subject to Committee review and approval. When the personal plans were approved early in 2011, the Committee specified that each personal plan rating could be reduced up to 20% based on the Committee’s assessment of achievement of risk management objectives.

The final outcome of the bonus process for the NEOs other than Mr. Kisber was a calculated Part 1 maximum of $4.68 million and a determined Part 2 corporate rating of 90%. The Part 1 maximum was based on adjusted pre-tax normalized-provisioning earnings for 2011 of $234 million. The normalized- provisioning adjustment had the effect of significantly reducing reported pre-tax earnings because actual provision expense in 2011 was unusually low. The Part 2 rating was based on the following components and factors: the pre-tax NPE rating was calculated to be 109%; and the calculated corporate rating was 120% but the Committee used discretion to reduce it to 90% after considering the balanced scorecard results and other factors. The Committee determined that no adjustments were appropriate for efficiency or earnings quality, so those ratings were 100%. Individual ratings among the NEOs ranged from 100% to 125%.

The following facts, among others, influenced the Committee’s exercise of discretion in determining the ratings noted above; none were given any particular weighting. Pre-tax normalized-provisioning earnings were $19 million above target. Pre-tax pre-provision earnings within the Regional Banking segment grew $26 million, or 10.9%, and were favorable to budget by $45 million. Deposits and commercial lending in that segment increased solidly in 2011. New fees and pricing strategies were developed to mitigate revenue loss resulting from recent regulatory impacts (Reg E and the Durbin Amendment), with approximately 75% replacement in place by year-end. Expense efficiencies of $139 million were identified during the year and $112 million of those were implemented by year-end. Full time employees were down 13%, partly through divestitures and partly through right-sizing efforts. Despite improved earnings and the positive factors noted above, our stock price declined during the year. The decline appeared to be significantly related to several key factors, including the current low interest rate environment, continuing difficulties connected with low real estate values and high unemployment, expense and risk overhang associated with exited businesses in our Non-Strategic segment, risk overhang associated with regulatory reform, and significant uncertainties in overseas financial markets, especially in Europe. Additionally, loan repurchases were higher than budgeted.

NEO bonuses for 2011 generally were paid 60% in cash and 40% in the form of restricted stock. For each NEO the stock will vest 33% per year over three years if the NEO remains with the company through the vesting dates. The effective value of the restricted stock to each NEO will depend upon our stock price at the time of vesting.

Mr. Kisber is the president of our capital markets business unit (FTN Financial). His cash bonus for 2011 was earned under the MIP, but was determined by the overall incentive pool created under the Capital Markets Incentive Compensation Plan to provide a bonus opportunity consistent with that of capital markets competitors. The incentive pool generally is funded as a specified percentage of divisional net profits, as defined, plus an additional percentage if net profits exceed a specified return on expense. Mr. Kisber’s 2011 compensation package generally is a percentage of the pool approved by the Committee each year, not to exceed 15% and subject to certain limits imposed by the Committee. The Committee imposed a $3 million overall limit on Mr. Kisber’s 2011 bonus. The first $2 million was to be paid in cash and any amount over that, up to $1 million, would be paid in restricted stock units, or RSUs. The RSUs would provide for service vesting 18 months after grant and would be payable in cash. The Committee also retained the discretion under the MIP to reduce any calculated bonus amount for Mr. Kisber. Capital markets’ operating contribution to FHN’s net profits was $69 million in 2011, and Mr. Kisber’s earned bonus for 2011 was $2,000,000 in cash and $1,000,000 in RSUs.

Annual Equity Awards

Overview of Equity Awards in 2011

In 2011 the Committee divided the long-term incentives for NEOs into two pieces: 40% of each award was in the form of service-vested stock options, and 60% consisted of performance-based PSUs. This provided a mix of awards combining a substantial retention incentive with a strong emphasis on targeted performance.

Overview of Performance Equity Program

Consistent with competitive practice, since 2004 the Committee has made annual grants of performance equity awards with a multi-year performance period. The financial goals established at the beginning of each performance period are company-wide in focus and are uniform for all executives. Since grants are made annually, financial results in any given year can affect several outstanding awards. The Committee adjusts the performance goals each year based on the company’s objectives at that time, and often alters the type of the award based on competitive pressures and other situational factors.

The performance equity program provides an incentive for executives to achieve targeted financial results over a period longer than an annual period and links a significant portion of each executive’s pay to overall corporate results irrespective of the business unit in which they work, and also links that portion of pay to our stock price.

Performance Goal of PSU Awards

The PSUs granted in 2011 were granted as target numbers of stock units; the actual payout could range from 0% to 150% of the amount granted. For the 2011 PSU awards, the company’s reported return on equity (ROE) averaged over the three-year period 2011-2013 will be ranked against the ROEs of 15 Peer Banks averaged over the same period. Top quartile performance will result in a payout percentage of 150%, bottom quartile will result in 0%, and performance in the middle quartiles will result in payouts ranging from 50% to 150%. Only whole-year ROE results will be counted in making the rankings.

The goals of the 2011 PSUs are structurally different from earlier performance awards. First, they are rank-based, comparing our ROE results to our Peers. In the past the goals have been specific financial targets; although those targets often were set with peers in mind, the goals themselves did not make reference to relative performance. Second, the 2011 goals are likely to provide a relatively wider range of outcomes where at least some payout can be achieved. These two changes were made because of the volatile and changing environment for us and our Peers, which include both TARP and non-TARP Banks. This approach was chosen in part to provide flexibility; to a degree, the awards should self-adapt to factors which will unfold over a three-year time horizon and which cannot be predicted in advance.

PSU Performance Achievement in Recent Years

Long-term performance goals established for PSUs have been achieved at target only one of the last three years. Specifically, the earnings goals established for PSUs granted in 2009 have been fully met, and through year-end 2011 the goals for 2010 PSUs have been achieved sufficiently to pay 50% of target. As a result, the PSUs granted in 2008 and earlier years all have forfeited, and the remainder of the 2010 PSUs will forfeit unless performance in 2012 or 2013 exceeds performance to date. The 2009 PSUs will vest in equal installments on the third and fourth anniversaries of the grant date for NEOs who remain with the company until vesting occurs.

Service-Vested Stock Options

Service-vested stock option awards vest in equal installments on the first four anniversaries of grant if the recipient remains employed with the company through the vesting dates. There is no accrual of cash dividends. Each option has a seven-year term and was priced at market at the time of grant. A stock option provides a direct retention incentive over its vesting period. The retention incentive is not dependent upon corporate results, and therefore would not be weakened if achievement of performance goals became unlikely during the vesting period. Since the value of the award depends upon our stock value rising during the term of the option, these awards also align a significant portion of NEO compensation with the interests of shareholders.

Retention Equity Awards

In 2011 the Committee approved special retention awards of service-vested restricted stock to selected executives, including three NEOs: Mr. Losch, Mr. Popwell, and Mr. Tuggle. The executives were selected primarily based on the CEO’s recommendation that these persons fulfill a critical role at the company at this time. Award sizes to NEOs were not determined formulaically; they ranged from 93% to 125% of cash salary. Service-vested restricted stock awards vest in equal installments on the third and fourth anniversaries of grant if the recipient remains employed with the company through the vesting dates. Any cash dividends are retained by the company until vesting. Restricted stock provides a direct retention incentive over its vesting period. The retention incentive is not dependent upon corporate results. Since the value of the award depends upon our stock value at vesting, the awards also align a significant portion of executive compensation with the interests of shareholders.

Stock Ownership Guidelines

Under our stock ownership guidelines the CEO is required to maintain beneficial ownership over time of at least six times his cash salary. Other named executives are expected to maintain beneficial ownership levels over time of three times their cash salaries. For this purpose, fully-owned shares, restricted stock, and shares held in tax-deferred plans are counted, but stock options are not counted. If sufficient shares are not owned to satisfy the ownership guideline, 75% of the net after-tax shares received from our stock incentive plans must be retained until the target ownership level is achieved. If the target ownership level is achieved, the guidelines require executives to continue to hold 50% of the net after-tax shares received from our stock plans for the balance of their careers with the company and until the first trading window period following termination of employment. Nevertheless, executives who reach age 55 generally are permitted to sell shares held at least three years to diversify their portfolio in preparation for retirement.

For guideline purposes, compliance is assessed annually based on an average stock price measured in the third quarter. In 2011 the price at that time had declined significantly from the same period in 2010, and several executives (not including our CEO) fell below the guideline levels as a result. Accordingly, they will be subject to the guidelines’ enhanced (75%) retention rules until the appropriate ownership levels are restored. We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock ownership to strongly link the interests of our executives with those of our shareholders.

Deferral Plans and Programs

For many years we have offered many employees and directors the means to manage the personal tax obligations associated with their compensation from the company through various nonqualified deferral plans and programs. Personal tax management is our primary objective in providing this benefit. An important secondary objective is to encourage our senior personnel to save for retirement. We also provide this benefit in order to remain competitive in retaining talent and recruiting new talent.

During 2011, the types of compensation that could be deferred included cash salary and the cash portion of the annual MIP bonus. Amounts deferred earned at-market returns indexed to the performance of certain mutual funds selected by the participant.

Other Compensation

Broad-Based Plans and Programs (Other than Retirement)

We provide a broad-based welfare benefit package in line with competitors. This allows all employees to receive certain benefits, such as healthcare coverage, that are not readily available to individuals except through their employer and allows employees to receive these benefits on a pre-tax basis.

Other Benefits and Perquisites

We also provide additional benefits in line with those offered to other executives in our industry to remain competitive in retaining talent and attracting new talent to join us. The following additional benefits are provided executives, including the NEOs:

•

Survivor Benefit Plan—This plan provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary spread over a 10-year period if death occurs following departure due to disability or early or normal retirement. This benefit is provided to about 500 employees, including all NEOs, based on job grade. It is provided as an alternative to the plan available to all employees due to the caps in the insurance coverage available under the broad-based plan.

•

Executive disability program—Our regular disability plan for all employees in the company provides up to 60% of monthly base salary as income replacement The executive program benefit is capped at $25,000 per month, with an optional additional benefit of up to $5,000 per month that can be purchased by the executive.

•

Perquisites—Our goal is to offer perquisites that are customary (and therefore necessary to remain competitive) and, in some cases, that relate to executives’ business duties. Details of executive perquisites are discussed beginning on page 59 of this proxy statement in footnote (i) to the Summary Compensation Table.

Retirement Benefits

We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds and in our common stock. Up to tax law limits, we provide a 50% match for the first 6% of salary each participant with at least one year of service elects to defer into the plan. Matched contributions are initially invested in company stock, but can be re-invested in other available investment options and mutual funds at the participant’s election.

Our 401(k) plan was established many years ago. The match is scheduled to increase to 100% beginning in 2013 when benefits under our pension plans will be frozen. We do not offer a so-called 401(k) restoration plan, which would allow participants to continue to participate in the plan beyond the tax law limits on a non-qualified basis. However, we expect to offer a restoration benefit in 2013 when our pension plans become frozen.

Pension Plan

Our Pension Plan is a traditional broad-based pension plan that provides for a defined benefit to be paid to eligible employees upon retirement. The plan has been closed so that employees hired after August 31, 2007 (including Mr. Losch) are not eligible to participate. The benefit is based upon a participant’s average base salary for the highest 60 consecutive months of the last 120 months of service, years of credited service, and social security benefits (under an offset formula). Benefits are normally payable in monthly installments after age 65. Tax laws limit the qualifying salary that can be used, and thus the benefit that can be paid, under the Pension Plan to a dollar amount that is adjusted each year for inflation. The formula works in a traditional manner so that longevity with the company is rewarded. Benefits under the plan will be frozen effective December 31, 2012.

Pension Restoration Plan

Our Pension Plan is subject to certain dollar limitations on qualifying compensation and benefits imposed by the tax laws. Our pension restoration plan provides a restorative benefit to all of the executive officers who participate in the Pension Plan, including all participating NEOs, and other employees approved by the CEO on a case by case basis so that the combined pension and restoration benefit is calculated as if those tax limitations did not exist. The pension and pension restoration plans thus generally operate as a single plan in terms of defining the pension benefit payable to executives. This plan is provided in response to the IRS caps on qualified pension plan benefits. Benefits under the plan will be frozen effective December 31, 2012.

Other Post-Employment Benefits

Change in Control (CIC) Benefits Generally

Over the past 25 years the financial services industry has experienced an extraordinary period of consolidation as old legal barriers, which prevented multi-state banking and restricted the business lines in which bank holding companies could engage, were relaxed or eliminated. Although the current legal environment has created substantial business opportunities for us and others, it has also created substantial personal uncertainties for executive officers and employees at all levels. Our CIC severance agreements and CIC plan features were first put in place a number of years ago in response to these uncertainties.

Our CIC potential costs are reviewed annually, and our CIC program is reviewed roughly every three years. The program was reviewed in 2005, 2006, 2007 and 2008 during which several substantive agreement provisions and plan features were altered, including the elimination of excise tax gross-ups in future CIC agreements starting in 2009. Although costs were reviewed, program reviews did not occur during 2009 and 2010 when preferred shares were issued to the U.S. Treasury under the TARP program and remained outstanding.

Change in Control Severance Agreements

We have CIC severance agreements with our active executive officers with the exception of Mr. Kisber. These are not employment agreements. The CIC severance agreements provide significant benefits if employment is terminated in connection with a CIC event. Additional information about these contracts is provided under the caption “Change in Control Severance Agreements” in the “Change in Control” section beginning on page 73 of this proxy statement.

The primary objectives of our severance agreements are to allow us to compete for executive talent during normal times and, if a CIC situation were to arise, to provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

Change in Control Features Under Other Plans and Programs

Under many of our plans and programs, a CIC event will cause benefits to vest, be paid, or be calculated and paid at target or maximum levels. The main objective of these features is to allow us to offer competitive compensation packages so as to attract and retain top talent in an industry where consolidation continues at a robust pace. Our plans provide that awards granted after 2006 have a double-trigger standard, which means that in order for the applicable benefit to be paid a CIC event must occur and the officer must be involuntarily terminated without cause or experience a significant job reduction.

Those plans and programs that have CIC features typically provide for the acceleration of vesting or payment of an award when a CIC event occurs resulting in termination of employment. Performance awards generally are paid on the assumption that performance would have occurred at target since the performance period cannot be completed as planned. In addition to the objectives for the CIC provisions stated above, we believe these special CIC outcomes are appropriate for these awards because: (i) it is unfair for the executive to give up stock-based awards when all shareholders are receiving the benefit of the CIC transaction in relation to their stock holdings; (ii) it is unfair for the executive to forfeit awards based on service when he or she has provided the company with those services that were needed but are not any longer; and (iii) in most cases there will be no fair way to honor our commitment to pay awards based on company performance because there will be no appropriate way to measure our performance when the performance period ends.

Special Retirement and Severance Agreements

On selective occasions, the Compensation Committee will approve special retirement or severance arrangements with departing executive officers. Our executives do not have employment agreements, and we have no obligation to provide anyone with a special retirement or severance arrangement. When such an agreement or arrangement is provided, the terms vary with the circumstances. We believe such an arrangement can be a useful tool in those situations where a non-competition covenant or other legal restriction is desirable, or in recognition of long and valued service to the company, or to provide an incentive related to a transitional situation, and we intend to consider using them in the future in those situations that are appropriate.

Special Retirement Agreement with Mr. Burkett

In April, 2011, the company and Mr. Burkett entered into a retirement agreement. Under the agreement Mr. Burkett agreed to step down as the head of our banking business and as an executive officer effective June 30, 2011. He retired completely effective December 31, 2011 after serving in a transitional role for the balance of the year. Additional information concerning the terms of Mr. Burkett’s agreement is provided under the heading “Special Retirement Agreement with Mr. Burkett” beginning on page 72 of this proxy statement.

Deductibility of Compensation for Tax Purposes

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Tax Code”), generally disallows a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation is not, however, subject to the deduction limit. The Committee considered these tax implications in rendering its compensation decisions. The impact of this rule was not material to the company in 2011.

Use of Compensation Consultants

McLagan was first engaged by the Chief Human Resources Officer in 2010 due to its outstanding reputation and extensive experience in the banking industry, and the relationship continued in 2011. The Chief Human Resources Officer has responsibility for initiating or terminating their contract. McLagan serves as a consultant to management on all incentive and executive compensation matters, even though the Committee has engaged its own consultant to review all incentive and executive compensation matters, as discussed below. McLagan analyzed our Peer Banks group and recommended additions and deletions of companies based primarily on asset size and business similarities. In addition to competitive market analyses, McLagan presented to management emerging best practices in the areas of pay mix, annual, mid-term and long-term incentives; provided insight on performance metrics used by Peer Banks; and recommended changes for 2012 that included changes to the type and mix of executive equity-based awards, performance metrics, and target award levels.

In 2011, the Compensation Committee continued to engage a separate, independent consulting firm, Frederic W. Cook & Co. (“Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, Cook assists the Committee in its reviews of compensation program actions recommended by management. Cook has no other relationships with the Corporation or management. Key engagement items for Cook in 2011 were:

•	In advance of Committee meetings, review and comment upon written meeting materials.

•	Participate in key pre-meeting conferences with management and the Committee chairman on compensation matters.

•	At least once during the year meet with the Committee in executive session.

•	At least once during the year provide the Committee with a report on industry, legislative, and other important trends affecting our compensation programs.

During the year, Cook provided the Committee and management with updates on emerging market trends and executive compensation developments. In addition, Cook provided perspective on management’s recommendations related to the mix of equity vehicles for non-executive management programs and the design and performance metrics of the executive program.

Additional information concerning our use of compensation consultants appears under the caption “The Compensation Committee” beginning on page 14 of this proxy statement.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors the compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our company to attract and retain key employees. Recommendations are presented by management to the Committee for review, discussion, and approval. The CEO ultimately oversees the development of these management recommendations. If executive-level exceptions are appropriate, such as approval of an executive’s early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and, ultimately, to the Committee for approval; prior to 2012, such recommendations also were made to the Chairman of the Board.

Compensation Committee Report

The Compensation Committee Report is located on page 16 of this proxy statement under the caption “The Compensation Committee.”

Recent Compensation

Summary Compensation Table

The Summary Compensation Table which appears below provides compensation information about the following persons: Mr. Jordan, who served as our Chief Executive Officer, or CEO, during the periods presented; Mr. Losch, who served as our Chief Financial Officer, or CFO; Messrs. Kisber, Popwell, and Tuggle, who were our three most highly compensated executive officers at year-end 2011 other than Mr. Jordan and Mr. Losch; and Mr. Burkett, who would have been one of the three most highly compensated executives at year-end 2011 except that he retired from that role on June 30, 2011. All of the named executive officers were officers of both First Horizon and the Bank.

Executive compensation for 2011 was focused significantly on First Horizon’s financial and strategic performance. Strong performance in 2011 yielded significant increases in net income available to common shareholders, pre-tax income in the core business segments and diluted earnings per share. Credit quality and related costs continued to improve, and the Company strategically managed capital in 2011 through a share repurchase program and cash dividend. Bonuses paid to the named executive officers for 2011 were based on achieving goals established early in the year; they were paid 60% in cash and 40% in restricted stock, or RS, for most NEOs. The RS component is used as a mandatory deferral feature that provides a retention incentive, a stock price appreciation incentive, and, if needed, a clawback mechanism. Additional information regarding executive compensation appears in the “Compensation Discussion and Analysis” section beginning on page 41 of this proxy statement.

A comprehensive Summary Compensation Table, along with detailed footnotes and commentary, is presented in the following pages. To provide context for that information, the following table provides summary information for the named executives regarding amounts actually paid in 2011, except that 2011 bonus is included rather than bonus related to any earlier year. Compensation actually paid in 2011 was impacted by stock performance. For this purpose, amounts are considered “paid” if they were paid or were deferred on a fully-vested basis. All amounts are shown before reduction for withholding taxes and other payroll deductions.

Compensation Actually Paid—2011

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Cash Salary Paid	Cash Bonus Paid for 2011	Salary Stock Units Paid	Stock Awards Vested	401(k) Match and Deferral Earnings	Cash Cost of Perks

D.B. Jordan	$800,000	$518,400	$1,196,151	—	$7,350	$27,701
W.C. Losch	$400,000	$151,200	$323,929	—	$7,350	$13,299
M.E. Kisber	$600,000	$2,000,000	—	$1,039,953	$7,350	$8,440
D.T. Popwell	$438,506	$198,000	—	$49,493	$7,350	$8,270
C.T. Tuggle	$475,000	$180,000	$384,900	$4,869	—	$12,777
C.G. Burkett	$742,650	$600,000	$806,226	$1,169,236	$7,350	$16,728

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)

Bonus. The bonus for 2011 generally was paid 60% in cash and 40% in service-vested RS. The RS has a service-vesting condition and therefore is not counted with the exception of Mr. Burkett. Mr. Burkett’s bonus for 2011 was paid as 100% cash. Mr. Kisber’s bonus was paid as $2,000,000 in cash and $1,000,000 in service-vested RSUs.

(d)	SSUs paid. All SSUs that were paid in 2011 were granted in 2010. Amounts shown reflect actual cash paid at vesting, which was based on the value of First Horizon’s stock on the vesting date.
(e)

Stock awards vested. All stock awards that vested in 2011 were granted three or four years prior to 2011. Those awards vesting in 2011 consisted of restricted stock and, for Messrs. Jordan, Kisber, and Popwell, stock options. Stock awards that vested in 2011 are valued based on the market value of First Horizon’s stock on the vesting date. Stock options are valued based on the “spread” at vesting. The spread is the difference between market value and the option price. For 2011, all spreads were negative, meaning the option price was higher than market, and accordingly all options were valued at zero. None of the named executives exercised stock options in 2011.

(f)

401(k) Match and Deferral Earnings. Included in this column are amounts paid by First Horizon as matching contributions to the 401(k) savings plan in 2011 along with earnings paid or accrued by First Horizon on fully-vested deferred compensation accounts. Not included are earnings on 401(k) accounts; those earnings either are not paid by First Horizon or consist of regular dividends paid on company stock held in the plan.

(g)	Perks. Perquisites and other personal benefits were provided to the named executives in 2011. The cost of those benefits to First Horizon in 2011 is shown in column (g).

The amounts shown in the Summary Compensation Table below include all compensation earned in 2011, including amounts deferred by those persons for all services rendered in all capacities to us and our subsidiaries. If the 2011 named executive officers were also named executive officers in the previous two years, their compensation from those years is also included. If a 2011 named executive officer served during any portion of the year as an executive officer, his 2011 compensation as an officer or employee is provided for the entire year. Additional executive compensation information is provided in tabular form in the following pages. A complete discussion and analysis of our compensation objectives and rationale, along with information on compensation of non-employee directors, is located in the “Compensation Discussion and Analysis” and “Director Compensation” sections of this proxy statement beginning on pages 41 and 75, respectively. No named executive officer who served as a director was compensated as a director of First Horizon or the Bank.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & NonQualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)

D.B. Jordan	2011	$800,000	—	$1,184,730	$1,020,014	$864,000	$172,402	$61,229	$4,102,375
President & CEO	2010	$2,266,667	—	$1,133,333	—	—	$136,688	$36,582	$3,573,270
	2009	$830,769	—	$3,787,500	—	$339,041	$107,835	$33,683	$5,098,828
W.C. Losch	2011	$400,000	—	$873,362	$253,242	$252,000	—	$26,286	$1,804,890
EVP & CFO	2010	$800,000	—	$400,000	—	—	—	$24,591	$1,224,591
	2009	$400,000	$350,000	$533,904	—	$101,712	—	$39,677	$1,425,293
M.E. Kisber*	2011	$600,000	—	$1,785,201	$1,055,187	$3,026,100	$146,999	$24,093	$6,637,580
President-FTN Financial
D.T. Popwell*	2011	$438,506	—	$756,238	$218,424	$330,000	$108,589	$24,671	$1,876,428
EVP–Regional Banking
C.T. Tuggle	2011	$475,000	—	$943,060	$300,377	$300,000	$344,984	$25,257	$2,388,678
EVP & General Counsel	2010	$950,000	—	$475,000	—	—	$254,062	$17,841	$1,696,903
	2009	$493,269	—	$498,594	—	$120,783	$173,079	$35,442	$1,321,167
C.G. Burkett*	2011	$742,650	—	$826,165	$626,075	$600,000	$719,116	$2,533,194	$6,047,200
President–Banking	2010	$1,732,850	—	$866,425	—	—	$850,150	$31,935	$3,481,360
	2009	$756,000	—	$724,941	—	$246,822	$888,233	$30,198	$2,646,194

*

Mr. Kisber first became an executive officer January 1, 2011. Mr. Burkett retired as an executive officer on June 30, 2011. Mr. Popwell assumed executive officer duties in July 2011. For Messrs. Burkett and Popwell, the mix in the table reflects determinations made early in 2011, prior to these events. Mr. Popwell’s salary rates were increased in July 2011 but his other major components for 2011 were unchanged. Mr. Burkett’s option award value represents the accounting value on grant date; however, all of the options awarded to him in 2011 were forfeited on December 31, 2011 due to his retirement.

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)

Salary. During 2010, the salaries of Messrs. Jordan, Losch, Tuggle, and Burkett were paid partly in cash and partly as fully vested salary stock units, or SSUs. Each SSU is equivalent to a share of company stock. These SSUs were a form of mandatory deferred salary whose terms were restricted by the U.S. Department of the Treasury’s TARP program. They were fully paid in cash during 2011 based on stock values near the time of payment. In addition, in 2010 Mr. Burkett had an $11,720 increase in salary related to the discontinuation of an auto allowance program at the end of 2009.

(d)	Bonus. There were no discretionary bonuses awarded for the named executive officers in 2011. The cash values of bonus awards paid under the MIP are shown in column (g).
(e)-(f)

Accounting Values. The dollar values associated with awards shown in columns (e) and (f) reflect the grant date fair value of the awards during each year shown, based on applicable financial accounting values. Those accounting values are determined as of the grant date of each award using the same assumptions and valuation method used for accounting purposes in our financial statements. Values shown for all years have been conformed to the current accounting rules. The accounting valuation method makes several assumptions about the growth and volatility of our stock value, the expected actual duration in the case of options, vesting, forfeiture, and other matters. A discussion of those assumptions and methods appears in note 20 to our 2011 annual report to shareholders. Actual future events may be substantially inconsistent with those assumptions. Accordingly, the actual values realized by an award holder may, and often will, differ substantially from the accounting values reflected in columns (e) and (f).

(e)

Stock Awards. Column (e) includes the accounting values of most SSUs, restricted stock, and performance stock unit (PSU) equity awards granted during each year indicated. These amounts do not represent amounts paid or earned; they are simply the values attributed to awards under the applicable accounting rules.

SSUs. In 2010 and 2011 SSUs were a regular component of our executive pay packages. SSUs granted in 2011, and those granted in 2010 to Mr. Popwell, are subject to a service-vesting requirement. The 2011 SSUs, and the 2010 SSUs included in this column, generally will vest in 2012. However, Mr. Burkett’s 2011 SSUs vested at December 31, 2011 in connection with his retirement. By agreement they will be paid at the regular times in 2012, and so are treated in this proxy statement as deferred compensation at year-end.

PSUs. For the past three years a significant component of our long-term equity-based incentives has taken the form of performance share units, or PSUs. All PSUs are performance-based, meaning that eventual payout may be higher or lower than the accounting values used in the table above. The PSU payout may be zero. All PSUs have performance and service requirements for vesting. For 2011, the PSUs’ performance matrix depends upon First Horizon’s return-on-equity ranking relative to peers during the performance period 2011-13. For 2010 PSUs, the performance goals were set out in a performance matrix focused upon achieving, over a four-year period (2010-2013), specific pre-tax normalized provisioning EPS levels. For 2009 PSUs, the performance goal was achievement in any of four years (2009-2012) of a specific level of pre-tax normalized provisioning EPS. For all years, if performance goals are achieved awards will vest half each on the third and fourth anniversaries of grant if the holder remains employed with the company through the vesting dates, except for 2011 grants which will vest in three years if the performance conditions are met. The goals established in 2009 have been achieved. Goals for 2010 have been partially met and those for 2011 have not yet been met. For purposes of column (e), PSU amounts are shown at their original maximum accounting valuations and have not been adjusted for actual or expected payouts. PSUs may be settled with shares or in cash based on the value of shares at vesting depending upon terms established by the Compensation Committee and plan limitations.

Restricted Stock. In 2010 and 2009 the regular executive equity package consisted of a mix of restricted stock (40%) and PSU awards (60%). Mr. Jordan received his entire 2009 equity package in the form of PSUs. In early 2009 Mr. Jordan also received a retention award of 250,000 shares of restricted stock ($2,187,500 value at grant) in recognition of his 2008 promotion to CEO and his leadership of the company. In 2011, retention grants were awarded to Messrs. Losch and Tuggle in the amount of 42,194 shares of restricted stock ($500,000 value at grant) and to Mr. Popwell in the amount of 33,755 shares of restricted stock ($400,000 value at grant).

(f)

Option Awards. Column (f) includes the accounting values of stock option awards granted during each year indicated. In 2011 the regular executive equity package consisted of a mix of stock options (40%) and PSU awards (60%). Mr. Burkett’s option award value represents the accounting value on grant date; however all of the options awarded in 2011 were forfeited on December 31, 2011 due to his retirement. No stock appreciation rights (SARs) were awarded or accrued in any year shown.

(g)

Incentive Award Bonuses. For all named executives, this column represents the annual MIP bonus earned for each year shown. For 2011, MIP bonuses (other than for Mr. Kisber) were based upon achievement in the following areas: pre-set levels of adjusted 2011 pre-tax normalized-provisioning earnings; the results of a balanced scorecard process ranking First Horizon among 14 peer banks on a matrix of balance sheet, capital, expense, and earnings measures; execution of personal plan goals; and individual contribution to efficiency goals. Mr. Kisber’s bonus was based on divisional net profits. No MIP bonuses were accrued for or paid to Messrs. Jordan, Losch, Tuggle, and Burkett during 2010 in compliance with the TARP rules. In 2009, the amounts shown for Messrs. Jordan, Losch, Tuggle, and Burkett reflect a forfeiture of roughly 55% mandated by the TARP rules. Our repurchase of the TARP preferred shares on December 22, 2010 allowed us to pay the residual 2009 cash bonuses which the TARP rules had required us to defer.

LTI Awards. In 2010, prior to his becoming an executive officer, Mr. Kisber received long-term incentive (LTI) units. 2010 LTIs contain substantially the same performance goals as the executive PSU awards that year, but are not stock-denominated and are paid only in cash. In 2010 the minimum performance level was not achieved, but in 2011 performance was achieved to the extent that the 2010 LTIs will be paid at 50% of target once the remaining service-vesting requirements are met. Accordingly, included in this column is the cash amount of LTIs earned in relation to 2011. A higher level of payout may be achieved if higher levels of performance are attained during the remainder of the performance period. Although our PSU awards are incentive compensation, they are reported in column (e) rather than in this column.

(h)

Column (h) includes changes in pension actuarial values. Changes in pension actuarial values are the aggregate increase during the year in actuarial value of all pension plans, both qualified and restoration, for each named executive. Our Pension Plan and Pension Restoration Plan are designed to give employees an incentive to stay with First Horizon through their normal retirement age. As a result, most of the benefits are accrued during the later years of each employee’s career. This is illustrated in the numbers shown in the table on page 69. The actual expenses of these plans are determined using the projected unit credit actuarial method which spreads the cost over the entire career of each employee. Our pension plans were closed to new employees in 2007; as a result, Mr. Losch does not participate. The pension plans will be frozen effective December 31, 2012 and at that point qualified and restoration pension benefits for all participating named executive officers will no longer increase. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

(i)	Elements of “All Other Compensation” for 2011 consist of the following:

All Other Compensation (Column (i)) for 2011

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Perquisites and Other Personal Benefits	Tax Reimbursements	401(k) Plan Company Match	Life Insurance Premiums	Earnings	Compensation Related to Retirement	Total Shown in Column (i)

Mr. Jordan	$27,701	—	$7,350	$2,897	$23,281	—	$61,229
Mr. Losch	$13,299	—	$7,350	$556	$5,081	—	$26,286
Mr. Kisber	$8,440	—	$7,350	$603	$7,700	—	$24,093
Mr. Popwell	$8,270	—	$7,350	$3,139	$5,912	—	$24,671
Mr. Tuggle	$12,777	—	—	$5,560	$6,920	—	$25,257
Mr. Burkett	$16,728	—	$7,350	$6,828	$10,683	$2,491,605	$2,533,194

Details concerning information in certain of the columns in the All Other Compensation table are presented in the following paragraphs:

(b)

“Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars; Financial Counseling; Disability Insurance; Merchandise; and Aircraft Usage. Benefits are valued at the incremental cost to First Horizon. “Flexible Dollars” represents First Horizon’s contribution to the Flexible Benefits Plan, based on salary and service. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Merchandise” refers to retirement and other incidental gifts received by the executives. “Aircraft Usage” represents imputed income to the executives when their spouses accompany them on a business trip using non-commercial aircraft, of which there were no instances in 2011.

In addition, this column includes taxable income from our company-wide wellness plan through Virgin Healthmiles. Effective for all employees of First Horizon who have chosen to participate in the wellness program, imputed income is based on rewards earned. Mr. Jordan and Mr. Burkett received this imputed income.

(c)	“Tax Reimbursements” are tax gross-up payments on certain benefits. No such reimbursements have been paid to executives since 2006.
(d)

“401(k) Match” represents First Horizon’s 50 percent matching contribution to the 401(k) Savings Plan, which is based on the amount of voluntary contributions by the participant, up to 6 percent of salary and subject to tax law limits. To the extent dollars from the Flexible Benefits Plan (a qualified cafeteria-type benefit plan) are contributed to the Savings Plan, they are included in column (b) rather than in column (d).

(e)

“Life Insurance Premiums” represents insurance premiums with respect to our supplemental life insurance plan. Under our Survivor Benefits Plan a benefit of 2.5 times annual base salary as of December of each year is paid upon the participant’s death prior to retirement to the named beneficiary (or one times final salary upon death after retirement payable to the spouse in ten annual installments).

(f)

“Earnings” includes earnings (cash dividends) accrued during each of the years indicated on all stock and most stock unit awards that were outstanding during those years. In most cases dividends accrue on unvested awards but are not paid until vesting. However, for certain older restricted stock awards scheduled to vest ten years after grant, cash dividends are paid when they accrue. For awards which vested during a year indicated, only dividends accrued prior to vesting are included. Dividends paid in shares of common stock are not treated as earnings. Cash dividends accrued on SSUs granted in 2011, and on SSUs granted in 2010 to Mr. Popwell, are included in this amount. The dividend earnings amounts included in column (i) of the Summary Compensation Table are reflected in the following table.

Dividend Earnings ($) Included in Column (i)
Name	2009	2010	2011

Mr. Jordan	—	—	$23,281
Mr. Losch	—	—	$5,081
Mr. Kisber	NA	NA	$7,700
Mr. Popwell	NA	NA	$5,912
Mr. Tuggle	—	—	$6,920
Mr. Burkett	—	—	$10,683

“NA” in the table above indicates that the person was not an executive officer during that year.

(g)	The terms of Mr. Burkett’s retirement agreement are discussed in the “Special Retirement Agreement with Mr. Burkett” section found on page 72.

Grants of Plan-Based Awards

The following table provides information about grants of performance stock units (PSU), stock options (Opt), and salary stock units (SSU) granted during 2011 to the officers named in the Summary Compensation Table. No stock appreciation rights (SARs) were granted to named executives during 2011.

For purposes of the following table: PSU awards are considered to be “Equity Incentive Plan Awards” and SSUs are considered to be “All Other Stock Awards.” The information is organized so that each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or the dollar amount is $0.

Grants of Plan-Based Awards in 2011

(a)	(b-1)	(b-2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Action Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Jordan	PSU 2-11	2-11				- 0 -	73,417	110,126				$870,000
	Opt 2-11	2-11								195,780	$11.85	$1,020,014
	MIP 2-11	2-11	- 0 -	$960,000	$1,440,000							NA
	SSU Qtrly	2-11							38,023			$314,730

Mr. Losch	PSU 2-11	2-11				- 0 -	18,227	27,341				$216,000
	Opt 2-11	2-11								48,607	$11.85	$253,242
	MIP 2-11	2-11	- 0 -	$280,000	$420,000							NA
	SSU Qtrly	2-11							19,011			$157,362
	RS 2-11	2-11							42,194			$500,000

Mr. Kisber	PSU 2-11	2-11				- 0 -	75,949	113,924				$900,000
	Opt 2-11	2-11								202,531	$11.85	$1,055,187
	MIP 2-11	2-11	- 0 -	NA	$3,000,000							NA
	SSU Qtrly	2-11							106,942			$885,201

Mr. Popwell.	PSU 2-11	2-11				- 0 -	15,721	23,582				$186,300
	Opt 2-11	2-11								41,924	$11.85	$218,424
	MIP 2-11	2-11	- 0 -	$248,400	$372,600							NA
	SSU Qtrly	2-11							20,703			$169,938
	RS 2-11	2-11							33,755			$400,000

Mr. Tuggle.	PSU 2-11	2-11				- 0 -	21,620	32,430				$256,200
	Opt 2-11	2-11								57,654	$11.85	$300,377
	MIP 2-11	2-11	- 0 -	$332,500	$498,750							NA
	SSU Qtrly	2-11							22.575			$186,860
	RS 2-11	2-11							42,194			$500,000

Mr. Burkett.	PSU 2-11	2-11				- 0 -	45,063	67,595				$534,000
	Opt 2-11	2-11								120,168	$11.85	$626,075
	MIP 2-11	2-11	- 0 -	$668,385	$1,002,578							NA
	SSU Qtrly	2-11							35,297			$292,165

Details concerning information in certain of the columns are presented in the following paragraphs:

(b-1)

Column (b-1) shows the 2011 grant dates of the awards reported in this table. These are the dates as of which the grants are effective for legal and accounting purposes and as of which prices are set or used for those awards that use grant date stock values. For the restricted stock portion of the 2011 MIP bonus, the effective date of the grant did not occur until early 2012. SSUs were granted quarterly in arrears.

The rows in column (b-1) indicate the different award types involved as defined in the first paragraph of this section.
(b-2)

Column (b-2) shows the 2011 dates on which the Compensation Committee acted to grant the awards reported in this table. For the MIP rows, action was taken on February 11, 2011 to establish the MIP bonus opportunities for the year.

(c)-(e)

The 2011 bonus opportunities under the MIP for executives, other than Mr. Kisber, were based on performance criteria established early in 2011 by the Compensation Committee. For those executives a target bonus dollar amount was set as a percentage of salary. The highest target for those executives was at the CEO level (at 120% of salary). For those executives the Committee established two maximum amounts: an overall maximum set at 2% of 2011 pre-tax normalized-provisioning earnings adjusted for certain specified items (which resulted in a maximum for 2011 of $4,680,000) and a guideline maximum based on a performance grid discussed on page 49 in the CD&A section of this proxy statement, not to exceed 150% of target. Subject to the overall maximum, the guideline maximum could have been adjusted by the Committee; since it was not adjusted, it is the maximum reflected in the table. In 2011 there was no non-zero threshold bonus amount payable. For those executives, 2011 bonuses were determined as a single dollar amount but were paid 60% in cash and 40% in restricted stock (RS), with the exception of Mr. Burkett, who was paid 100% in cash, and Mr. Kisber, who is discussed below. RS shares provide a mandatory deferral mechanism which ties a portion of the bonus to long-term stock performance. The actual RS grants related to 2011 MIP bonuses were made in early 2012 and, although the grants were driven by the MIP, the grants were made under the 2003 Equity Compensation Plan. The conversion of bonus dollar amounts into RS shares was based on the market value of First Horizon common stock at the time of the RS grant in 2012.

The annual MIP bonus award for Mr. Kisber was established and paid based on divisional net profits generated by the capital markets division. Accordingly, his bonus opportunity had no threshold or target levels. The Compensation Committee established an overall maximum of $3 million for Mr. Kisber’s 2011 bonus opportunity. The first $2 million of earned bonus was payable in cash, and the last $1 million was payable in the form of restricted stock units (RSUs).

The information in these columns shows the MIP bonus opportunities created for the named executives. Information concerning annual MIP bonuses actually earned by the named executive officers for 2011 is set forth in column (g) of the Summary Compensation Table and under the caption “Annual Bonus” beginning on pages 57 and 48, respectively, of this proxy statement.

(f)-(h)

For the 2011 PSU awards, First Horizon’s reported return on equity (ROE) averaged over the three-year period 2011-2013 will be ranked against the ROEs of 15 peer banks averaged over the same period. Top quartile performance will result in a payout percentage of 150%, bottom quartile will result in 0%, and performance in the middle quartiles will result in payouts ranging from 50% to 150%. The threshold payouts listed in column (f) for PSU awards are based on achieving the minimum ranking which will result in any payout (50% of target); target payouts listed in column (g) reflect a ranking resulting in 100% payout, and maximum payouts listed in column (h) reflect a ranking resulting in 150% payout. Additional information concerning the performance criteria related to 2011 PSU awards is set forth in “Performance Goal of PSU Awards” on page 51.

(i)

Column (i) shows the SSUs granted in 2011 as the number of units credited based on net salary dollars associated with the SSUs (gross amount less social security and Medicare taxes). Retention restricted stock was granted in 2011 to Messrs. Losch, Popwell and Tuggle. RS and RSUs associated with the mandatory deferral of a portion of the 2011 MIP bonuses are not included in column (i); see the discussion of columns (c) through (e) above for further information concerning MIP bonuses for 2011.

(j)-(k)

Column (j) shows the number of shares granted under options to the named executives in 2011, and column (k) shows the exercise price per share of those options. The exercise price was the market price of First Horizon stock on the grant date. Additional information concerning 2011 stock option awards is given in the discussion of column (f) of the Summary Compensation Table beginning on page 57 of this proxy statement and under the caption “Service-Vested Stock Options” on page 51.

(l)

Column (l) reflects the dollar value of each award shown in columns (g), (i) and (j). For stock options, the grant date fair value given is determined based on the Black Scholes value on the date of grant of $5.21 per share. Additional information concerning the assumptions and valuation method is given in the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 57 of this proxy statement.

Supplemental Disclosure Concerning Summary Compensation and Grants of Plan-Based Awards Tables

The proportion of annual cash salary to total compensation opportunity and how the amounts of those elements of compensation were established and relate to other forms of compensation are set forth under the headings “Overview,” “Relative Sizing & Mix of Direct Compensation Components,” and “Base Salary” beginning on pages 42, 46, and 48, respectively, of this proxy statement.

Under the terms of all stock options, participants are permitted to pay the exercise price of the options with shares of our stock which they own.

The vesting schedules of equity-based awards granted in 2011 are as follows:

•	For executive stock option awards, vesting occurs 25% on each of the first through fourth anniversaries of the grant date.

•

Following achievement of the applicable goals and determination of the payout percentage, vesting of PSUs will occur approximately three years after grant if the executive remains with the company. Additional information concerning the performance criteria for PSU awards is set forth under the heading “Performance Goal of PSU Awards” on page 51.

•

Upon Mr. Burkett’s early retirement on December 31, 2011, the following vesting and forfeiture events occurred: all outstanding service-vested restricted shares vested; the service-vesting condition of the 2008 and 2009 PSUs was waived; the 2010 and 2011 PSUs were prorated, which means that portions of those PSUs were forfeited in proportion to the applicable service-vesting periods not worked, and for the remainder of those awards the service-vesting condition was waived; and the service-vesting condition of outstanding SSUs was waived but payment was not accelerated. The performance conditions of the 2008, 2010, and 2011 PSUs were not waived. In 2012 the 2008 PSUs expired unpaid due to failure to meet the performance condition. The performance condition of the 2009 PSUs was met in 2010 prior to Mr. Burkett’s retirement; those PSUs will be paid at the originally scheduled times of the third and fourth anniversaries of grant. The performance conditions for the 2010 PSUs have been partly achieved, and the performance conditions of the 2011 PSUs have not yet been achieved.

Vesting information related to all equity awards held by the named executives at year-end is provided under the heading “Outstanding Equity Awards at Fiscal Year-End” beginning on page 64, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, and change in control. For non-performance awards, vesting may be accelerated, generally on a pro-rata basis, in the event of retirement. For performance awards, service-vesting may be waived, but performance goals typically are not waived, following retirement, and in such cases awards may be pro-rated at the discretion of the Compensation Committee. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control Features under Other Plans and Programs” on page 54.

Dividends or dividend equivalents are paid or accrued with respect to PSUs and all forms of restricted stock and stock units. No such dividends or dividend equivalents are at rates preferential to dividends paid in respect of ordinary outstanding shares. Accrued dividends and dividend equivalents are forfeited if the underlying shares or units are forfeited.

The applicable plans provide for tax withholding features related to all award types upon approval of the Compensation Committee. To date, with respect to outstanding restricted stock and stock units of all types, the Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. No tax feature for stock options has been approved.

The Compensation Committee generally has the power to impose deferral as a term or condition of an award at the time of grant. In many cases the Compensation Committee has the power to require the deferral of payment of an award upon vesting if, absent the deferral, First Horizon would be unable to claim a corresponding deduction for tax purposes. No such deferral would cause the amount deferred to be omitted from the Summary Compensation Table.

Forfeitures of Equity-Based Awards in 2011

Some awards that affect amounts reported in the Summary Compensation Table were forfeited during 2011. Forfeitures during 2011 involving the named executives are reflected in the table below.

Forfeitures of Equity-Based Awards During 2011 (Amounts are in Shares or Share Units)

Name	PSUs*	Stock Options**	Restricted Stock	Totals

Mr. Jordan	—	—	—	—
Mr. Losch	—	—	—	—
Mr. Kisber	—	1,513	—	1,513
Mr. Popwell	—	—	—	—
Mr. Tuggle	—	5,647	—	5,647
Mr. Burkett***	50,377	146,573	—	196,950

*	PSUs granted in 2008 were forfeited in January 2012 due to failure to achieve the performance goal.

**	Reflects stock options that terminated, unexercised, upon expiration of their terms. Option amounts are shown adjusted for stock dividends through January 2011.

***

For PSUs, reflects pro-rated forfeitures of 19,084 PSUs granted in 2010 and 2011 associated with Mr. Burkett’s early retirement under his retirement agreement in addition to 31,293 PSUs granted in 2008 which forfeited due to failure to achieve the performance goal. For stock options, reflects forfeiture of 120,168 options granted in 2011 associated with Mr. Burkett’s early retirement plus 26,405 older options due to normal expiration during 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance equity awards held at December 31, 2011 by the executive officers named in the Summary Compensation Table. Mr. Kisber did not participate in the PSU program in 2009 and 2010 and was not eligible for regular executive awards in earlier years.

Outstanding Equity Awards at Fiscal Year-End 2011

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)

Mr. Jordan	313,598	—	—	$32.85	5/1/2014
	60,019	—	—	$20.83	2/25/2015
	—	195,780	—	$11.85	2/11/2018
						610,580	$4,844,640	196,040	$1,568,320

Mr. Losch	—	48,607	—	$11.85	2/11/2018
						164,003	$1,312,024	38,205	$305,640

Mr. Kisber	2,250	—	—	$33.61	4/22/12
	430	—	—	$33.92	4/21/13
	2,063	—	—	$33.04	4/20/14
	2,655	—	—	$18.83	7/1/14
	1,406	1,407	—	$10.93	4/18/15
	10,910	—	—	$25.99	7/1/16
	10,025	—	—	$28.27	7/1/17
	—	202,531	—	$11.85	2/11/18
	7,846	—	—	$36.09	7/1/18
	10,312	—	—	$27.46	7/1/19
	8,513	—	—	$23.49	7/2/21
	3,156	—	—	$15.84	7/1/22
						267,477	$2,139,816	75,949	$607,592

Mr. Popwell	45,013	—	—	$31.27	7/20/14
	12,003	12,004	—	$10.93	4/18/15
	—	41,924	—	$11.85	2/11/18
						159,280	$1,274,240	51,131	$409,048

Outstanding Equity Awards at Fiscal Year-End 2011

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)

Mr. Tuggle	4,867	—	—	$33.61	4/22/2012
	4,424	—	—	$33.92	4/21/2013
	4,501	—	—	$33.04	4/20/2014
	—	57,654	—	$11.85	2/11/2018
						179,321	$1,434,568	69,348	$554,784
Mr. Burkett	6,714	—	—	$29.28	2/26/2012
	11,347	—	—	$33.61	4/22/2012
	12,441	—	—	$33.92	4/21/2013
	79,225	—	—	$33.04	4/20/2014
	2,207	—	—	$20.31	12/31/2016
	255	—	—	$23.49	12/31/2016
	250	—	—	$23.91	12/31/2016
	2,990	—	—	$23.42	12/31/2016
	5,035	—	—	$23.42	12/31/2016
	94	—	—	$15.84	12/31/2016
	98	—	—	$15.23	12/31/2016
						—	—	85,975	$687,800

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)	The vesting dates of unvested options reported in column (c) are:

Grant Date	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle	Mr. Burkett

4/18/2008	4/18/2012	—	—	1,407	12,004	—	—
2/11/2011	2/11/2012	48,945	12,151	50,632	10,481	14,413	—
	2/11/2013	48,945	12,152	50,633	10,481	14,413	—
	2/11/2014	48,945	12,152	50,633	10,481	14,414	—
	2/11/2015	48,945	12,152	50,633	10,481	14,414	—

(g)

The awards included in column (g) are all unvested restricted stock shares and stock units (other than unearned PSUs) outstanding as of December 31, 2011. This column does not include RS granted in 2012 in connection with mandatory deferral of 2011 MIP bonuses. For Mr. Burkett, this column does not include any restricted stock or units because all service-vesting conditions were waived upon his retirement on December 31, 2011.

The vesting dates of unvested restricted stock shares, unvested SSUs and earned but unvested 2009 PSUs reported in column (g) are:

Grant Date	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle	Mr. Burkett

5/1/2007	5/1/2012	30,006	—	—	—	—	—
1/20/2009	1/20/2012	142,958	—	—	—	—	—
	1/20/2013	142,966	—	—	—	—	—
3/5/2009	3/5/2012	109,437	43,787	9,732	38,972	47,611	—
	3/5/2013	109,450	45,692	—	38,998	51,125	—
4/20/2009	4/20/2012	—	—	1,676	—	—	—
	4/20/2013	—	—	1,687	—	—	—
2/26/2010	2/26/2013	18,866	6,658	71,376	6,199	7,907	—
	2/26/2014	18,874	6,661	73,545	6,206	7,909	—
4/21/2010	4/21/2013	—	—	1,257	—	—	—
	4/21/2014	—	—	1,262	—	—	—
2/11/2011	2/11/2014	—	21,097	—	16,877	21,097	—
	2/11/2015	—	21,097	—	16,878	21,097	—
Biweekly SSUs 2010	7/31/2012	—	—	—	14,447	—	—
Qtrly SSUs 2011	7/1/2012	15,200	7,600	42,751	7,865	9,024	—
	12/1/2012	22,823	11,411	64,191	12,838	13,551	—

(h)

The values in column (h) reflect the market value at year-end of the unvested restricted shares held by the named executive officers, with no discount for the risk that the award might be forfeited or for the time remaining before vesting. The values are not based on financial accounting assumptions or methods.

(i)-(j)

All awards included in columns (i) and (j) are unearned PSU awards granted in 2008, 2010, and 2011. In 2012 it was determined that the performance goal for the 2008 PSU awards was not met and those awards forfeited. In 2012 the Compensation Committee determined that due to performance in 2011 the 2010 PSUs will be paid at 50% of target once the service-vesting requirements have been met. A higher level of payment is possible if higher levels of performance are achieved during the remainder of the performance period for the 2010 PSUs. PSU awards for Mr. Burkett granted in 2008, 2010, and 2011 are included, even though the service-vesting conditions were waived upon his retirement, since the performance conditions had not been waived or met.

(j)

The dollar values in column (j) reflect the market value at year-end of the unearned PSU awards held by the named executive officers, with no discount for the risk that the award might be forfeited based on performance or for the time remaining before vesting. The values are not based on financial accounting assumptions or methods.

The performance periods applicable to unearned PSU awards reported in columns (i) and (j) are shown in the schedule below:

Grant Date	Performance Period	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle	Mr. Burkett

2/25/2008	2008–2011	48,010	—	—	16,801	24,003	48,010
9/2/2008	2008–2011	18,001	—	—	—	—	—
2/26/2010	2010–2013	56,612	19,978	—	18,609	23,725	24,195
2/11/2011	2011–2013	73,417	18,227	75,949	15,721	21,620	13,770

Options Exercised and Stock Vested

The following table provides information about stock options exercised during 2011 by the executive officers named in the Summary Compensation Table, along with restricted stock shares and stock units that vested during 2011. The named executive officers do not hold stock appreciation rights. SSUs included in the table were paid in cash, in accordance with their terms, based on the market value of First Horizon stock at vesting. No performance-based equity awards vested for any of the named executive officers during 2011 other than Mr. Burkett. As to

Mr. Burkett, in connection with his retirement on December 31, 2011: (i) the service-vesting condition of his 2009 PSUs was waived at December 31, 2011 and, since the performance condition of the 2009 PSUs previously had been met, those PSUs are included in the table even though payment was not accelerated; (ii) because the service-vesting condition of his 2011 SSUs was waived at December 31, 2011, those SSUs are included in the table even though payment was not accelerated; and (iii) his non-performance restricted shares outstanding at December 31, 2011 had vesting accelerated and are included in the table.

Options Exercised and Stock Vested During 2011

(a)	(b)	(c)	(d)	(e)
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired or Units Paid on Vesting(#)	Value Realized on Vesting($)

Mr. Jordan	—	—	—	—
Mr. Losch	—	—	—	—
Mr. Kisber	—	—	90,437	1,039,953
Mr. Popwell	—	—	5,254	49,493
Mr. Tuggle	—	—	450	4,869
Mr. Burkett	—	—	255,886	2,137,746

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)	Values in column (c) represent the difference between the fair market value of the shares on the exercise date and the exercise price of the option.
(d)-(e)

Effective December 31, 2011 Mr. Burkett retired. At that time all service-vesting requirements for outstanding stock awards, other than stock options, were waived. As a result all outstanding restricted stock, all SSUs granted in 2011 (35,297 units), and all PSUs granted in 2009 (as to which the performance conditions were met previously) (81,956 units) vested. The dollar values shown in column (e) reflect market value at year-end. The SSUs and PSUs were not paid at vesting but instead will pay at the original scheduled times in 2012 and 2013; the actual values received by Mr. Burkett for those awards will be based on market values at or near the time of payment.

Post-Employment Compensation

Overview

First Horizon provides competitive programs to its executives and other employees that provide benefits if employment is terminated. In addition, many of the regular programs have features that enhance, accelerate, reduce, cancel, or forfeit benefits (or, in the case of stock options, shorten their remaining lives) if employment terminates in various ways. Additional information concerning these programs and features is presented in the sections following this one.

Certain post-employment terms are used in this proxy statement with specific meanings. The meanings used in this proxy statement are summarized below in order to avoid confusion.

Discharge	A termination of employment by action of First Horizon (other than in connection with disability or retirement).
Resignation	A termination of employment by action of the executive (other than in connection with disability or retirement).
Disability	A permanent inability to work as specified in the applicable plan or program.
Retirement

A termination of employment after meeting certain age and service requirements specified in the applicable plan or program or, if none, as specified in the Pension Plan. The Pension Plan and some other plans specify both early and normal retirement requirements, while other plans and programs specify only normal retirement or make no provision for retirement at all.

Change in Control (CIC)

A change in control of First Horizon National Corporation as defined in the applicable plan or program. All active plans that provide for a change in control event use a substantially similar definition, discussed in more detail in “Change in Control—Definition” on page 73.

Pension Plans

Executives participate in two defined benefit retirement plans: a tax-qualified Pension Plan (for a broad group of employees hired before September 2007), and a Pension Restoration Plan (for certain highly-compensated employees, including those named executive officers hired before September 2007). In practical effect, the Restoration Plan extends the benefits of the Pension Plan as if the dollar limit imposed by the tax code did not exist. The two pension plans ordinarily have the overall effect, therefore, of a single plan providing a single benefit. Both plans were closed to new hires effective August 31, 2007. Benefits under both plans will be frozen for all participants effective December 31, 2012.

The Pension Plan is integrated with social security under an “offset” formula applicable to all participants. Retirement benefits are based upon a participant’s average base salary for the highest 60 consecutive months of the last 120 months of service (“Covered Compensation”), length of service, and social security benefits. Normal retirement benefits typically are payable in monthly installments after age 65, though many variations are possible as discussed below. For purposes of the plan, “compensation” is defined as the total cash remuneration reportable on the employee’s IRS form W-2, plus pre-tax contributions under the Savings Plan and employee contributions under the Flexible Benefits Plan, excluding bonuses, commissions, deferred compensation and incentive and contingent compensation.

The Pension Restoration Plan is an unfunded plan covering certain employees in the highest salary grades, including all executive officers hired before September 2007, with the exception of Mr. Kisber, whose benefits under the Pension Plan have been limited under tax code Section 415 and tax code Section 401(a)(17). The limitation under Section 415 of the tax code remained at $195,000 for 2011, as it was in 2009 and 2010, or 100% of the employee’s average income in his or her three highest paid years, whichever is less; the limit was raised to $200,000 for 2012. Tax code Section 401(a)(17) limited compensation to $245,000 for 2011, the same as the past two years, for purposes of certain benefit calculations; that limit also was raised for 2012 by $5,000, to $250,000. “Compensation” is defined in the same manner as it is for purposes of the Pension Plan and includes certain salary amounts earned as salary stock units. Under the Pension Restoration Plan participants receive the difference between the monthly pension payable if tax code limitations did not apply, and the actual pension payable.

The Pension Plan offers a reduced early retirement benefit for participants who are at least age 55 with 15 years of service. The reduction in benefits varies based on age at retirement. For example, if retiring at age 55, the Pension Plan benefit is reduced to 50% of the age 65 benefit; if retiring at age 60, the reduction is to 66%. The Pension Restoration Plan mirrors these early retirement benefits.

The combined pension benefit is fixed once employment is terminated, since no subsequent changes occur to the primary factors upon which benefits are based. Prior to retirement, participants may make various elections that affect their benefits. Among those are: the ability to take an early retirement annual benefit in lieu of a normal retirement benefit, if employment ends after the early retirement age and prior to normal retirement age; the ability to take a benefit payable only during the life of the employee or a smaller benefit that would continue if the employee predeceases his or her spouse; and the ability or requirement to take a lump sum or other non-annuity payment in lieu of annual benefits under the Pension Restoration Plan in certain circumstances and within the limitations required by tax code Section 409A. The typical form of benefit payment for a married participant is a qualified joint and survivor annuity with the surviving spouse receiving for life 50 percent of the monthly amount the participant received. The typical form of benefit payment for an unmarried participant is an annuity payable for life and 10 years certain.

Service is granted for each hour worked at First Horizon including certain hours of non-worked service such as vacation, holidays and disability. One year of service is credited for each year in which the employee works 1,000 or more hours of service.

The following table provides information about estimated benefits under the Pension Plan and Pension Restoration Plan and, in certain cases, special retirement agreements, as of December 31, 2011.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)

Mr. Jordan	Pension	5	$130,421	—
	Restoration	5	$367,992	—

Mr. Losch*	Pension	NA	NA	NA
	Restoration	NA	NA	NA

Mr. Kisber	Pension	19	$509,291	—
	Restoration	NA	NA	NA

Mr. Popwell	Pension	5	$143,651	—
	Restoration	5	$142,975	—

Mr. Tuggle	Pension	8	$436,647	—
	Restoration	8	$574,300	—

Mr. Burkett	Pension	39	$1,364,397	—
	Restoration	39	$3,384,575	—

*	Not eligible; first hired after August 31, 2007.

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)	This column shows full years of credited service as defined in each respective plan, as of fiscal year-end.

(d)

Column (d) reflects the actuarial present value of the named executive’s accumulated benefit under each plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the 2011 fiscal year, except that retirement age is assumed to be the normal retirement age of 65. The amounts presented in the above table were calculated by the Pension Plan actuary. The valuation method chosen to calculate those amounts is the projected unit credit cost method. This method recognizes cost in an increasing pattern as a participant approaches retirement. The 2011 discount rates are 5.1% for the Pension Plan and 4.75% for the Pension Restoration Plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the above table are based are discussed in note 19 to First Horizon’s financial statements.

(e)	No amounts were paid during 2011 under any pension plan to any named executive officer.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

For many years First Horizon has sponsored plans and programs that allow executives to defer receipt of salary and bonus compensation. For nearly all such plans, the primary purpose was to allow participants to defer payment of current-year taxes. Under those plans, participants may elect to defer receipt of salary and cash bonus amounts. Many executives have deferred, at different times, amounts under different plans. Deferred amounts are credited to accounts and earnings accrue according to the provisions of each plan. Participants have significant discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and the form of payout (lump sum or a term of regular payments), although the plans and tax laws mandate lump sum payout in certain circumstances. A deferral period commonly selected lasts until employment terminates. Amounts paid under the deferred compensation plans, both deferrals and earnings, are paid directly by First Horizon; these plans are unfunded and nonqualified.

In all of the deferral plans affecting the named executives, each participant’s account is fully vested and non-forfeitable. Except for the possibility of being paid out at one time rather than another, accounts in such plans are not affected by a termination of employment, change in control, or other event.

Information concerning the activities in the past year and the year-end account balances of the executive officers named in the Summary Compensation Table with respect to the prior and current deferred compensation plans and programs is presented in the following table.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)	Company Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)

Mr. Jordan	—	—	$(4,904)	$1,196,151	$248,115
Mr. Losch	—	—	$402	$323,929	—
Mr. Kisber	—	—	$(99,157)	—	$517,213
Mr. Popwell	—	—	—	—	—
Mr. Tuggle	—	—	$421	$384,900	$211,654
Mr. Burkett	$971,168	—	$994	$806,226	$971,168

Details concerning information in certain of the columns are presented in the following paragraphs:

(b)

Currently up to 80% of cash salary and 100% of annual cash bonus may be deferred in the deferred compensation plan for executives. There were no such cash deferrals in 2011. Except for Mr. Burkett, the cash value of salary credited in the form of SSUs in 2011 is not included in this column because those SSUs are subject to a service-vesting requirement which will not be fulfilled until payment in 2012. For Mr. Burkett, the service requirement was fulfilled on December 31, 2011, although payment of his SSUs will not occur until the regular payment dates in 2012. The amount for Mr. Burkett also includes 2009 PSUs, for which the service-vesting requirement was waived at year-end under his retirement agreement but payment was not accelerated.

(c)	First Horizon makes no matching or other contributions to nonqualified deferred compensation accounts of named executives other than earnings reported in column (d).
(d)

Earnings reflect interest for those accounts that earn interest. For accounts that are phantom shares of First Horizon stock or of mutual funds, earnings reflect increases and decreases of account value from January 1 through December 31 of the year shown and for certain SSUs awarded in 2010, earnings also reflect the amount of cash dividends that were accrued in 2011 prior to payment. The number in the table nets those amounts as applicable to the individual involved.

(e)

Withdrawals are allowed under certain plans in the case of hardship. In-service distributions may be selected, with the exception of SSUs, when making the deferral election. For Messrs. Jordan, Losch, Tuggle, and Burkett, amounts include cash payments during 2011 of SSUs issued in 2010. Those SSUs were restricted by TARP rules, were fully vested when issued, and are treated as deferred salary.

(f)

Certain plan accounts are denominated as numbers of shares of First Horizon stock or of certain mutual funds. All such accounts are valued based on the fair market value of those shares at fiscal year-end. For Mr. Burkett, the year-end balance includes all unpaid SSUs and all earned but unpaid PSUs; under his retirement agreement service vesting for those units was waived at year-end, but payment was not accelerated.

The information above excludes deferral information related to First Horizon’s tax-qualified 401(k) Savings Plan. Additional information concerning the deferred compensation plans is given under the caption “Deferral Plans and Programs” on page 52 of this proxy statement.

Employment Contracts, Termination of Employment and Change in Control Arrangements,
and Benefits under Them

As mentioned previously, First Horizon does not have employment agreements with any named executives except for Mr. Burkett. Information on the agreement with Mr. Burkett appears under the heading “Special Retirement Agreement with Mr. Burkett” beginning on page 72. However, many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement and a change in control of First Horizon. First Horizon also has certain other arrangements that deal primarily with retirement and change in control situations. This section provides information concerning those provisions, and other arrangements related to those situations, in relation to the executive officers named in the Summary Compensation Table.

Termination of Employment Unrelated to a Change in Control

Annual Cash Bonus

If an executive resigned or was discharged prior to a bonus payment date, the annual cash bonus accrued for the prior fiscal year normally would not be owed or paid.

If an executive officer died, became disabled, or retired early or normally before payment of an annual cash bonus for a particular year, the annual cash bonus for that year normally would be owed or paid in whole or part based on actual achievement of the applicable goals for that year. The amount of bonus would depend significantly on company performance, when (relative to the performance period) the retirement occurred, and the exercise of discretion by the Compensation Committee, among other things.

Salary Stock Units (SSUs)

SSUs issued to the named executive officers in 2011 are subject to a service-vesting requirement. Vesting will occur in 2012. Termination of service prior to vesting generally would result in forfeiture of the unvested units except in cases of death, disability, or normal or early retirement.

Stock Incentives

Options. Unvested stock options terminate at the time of resignation or discharge. Vested stock options terminate immediately after resignation and three months after discharge. In the case of death, disability, or normal retirement, unvested stock options continue vesting for three years (five years in the case of options granted in connection with a deferral of earned cash compensation) but not beyond their original term, and vested options remain outstanding for the same three- or five-year period, as applicable. For options granted prior to 2006, an early retirement is treated the same as a normal retirement, but for options granted after 2005 an early retirement is treated as a resignation.

Restricted Stock. Restricted stock shares that are not vested normally are forfeited at the time of a resignation or discharge. In the case of death or disability, restricted stock shares generally vest in proportion to the amount of the vesting period that has passed, and the remaining shares are forfeited, unless the Compensation Committee chooses to act to retain or vest the awards in whole or part. Under the 2003 Equity Compensation Plan, awards of those types would be forfeited upon retirement unless the Compensation Committee uses its discretion to vest shares or units in whole or part. In the past, the Committee on occasion has acted to vest restricted stock pro rata (based on the portion of the vesting period worked) in connection with normal retirement situations that do not involve any adverse factors, and to vest restricted stock in whole or in part when early or normal retirement has been accompanied by a special retirement arrangement which traditionally includes a non-compete provision (described under the caption “Other Agreements and Arrangements” beginning on page 72).

Performance Awards. PSU, PRS and other performance-based awards as to which the performance period has not passed normally are forfeited at the time of a resignation or discharge. Long-term performance-based awards are prorated upon death, disability, or approved retirement in proportion to the amount of performance period that the recipient worked. Awards preserved in that manner remain subject to satisfaction of all applicable performance requirements for the full performance period.

Pension Plan and Pension Restoration Plan

The Pension and Pension Restoration Plans generally operate as a single plan in terms of defining the pension benefit payable to executives. Once earned and vested, benefits generally are not forfeitable. Additional information concerning the pension plans and benefits payable under them is provided under the captions “Pension Plan” and “Pension Restoration Plan” on page 53.

401(k) Savings Plan

The 401(k) Savings Plan is a defined contribution plan to which eligible employees may elect to contribute by payroll deduction, up to the limits of the Plan and applicable tax rules. Although First Horizon offers a matching contribution in company stock, the primary sources of funds for the Plan are deductions from the participants’ paychecks and earnings on those funds. Each participant has an account in the Plan which may be invested in a variety of investment alternatives at the participant’s election, including in shares of First Horizon stock. Each account represents actual financial assets held in trust by a corporate trustee. Each executive officer participates in the Savings Plan and his or her account is fully vested. When employment terminates, payroll additions and any company matching contributions cease. Earnings on accounts continue to accrue until funds are withdrawn. First Horizon does not pay earnings on account funds except indirectly through dividends on company stock held in Plan accounts.

Nonqualified Deferred Compensation Plans

The nonqualified deferred compensation plans generally provide a tax deferral mechanism for executives. Account balances are always fully vested and are neither enhanced nor forfeited upon a termination of employment for any reason. All non-qualified deferral plans are unfunded. Additional information concerning the nonqualified deferred compensation plans is provided under the caption “Nonqualified Defined Contribution and Other Deferred Compensation Plans” beginning on page 70.

Other Agreements and Arrangements

In the past the Compensation Committee has on occasion approved entering into special arrangements or agreements with certain executive officers. Such agreements often enhance certain benefits and/or waive certain forfeitures that normally would occur in exchange for non-competition, non-solicitation, or other similar covenants. An agreement of that sort is in place with Mr. Burkett.

Special Retirement Agreement with Mr. Burkett

In the second quarter of 2011 First Horizon and Mr. Burkett entered into a retirement agreement. Key provisions of the retirement agreement are: (1) Mr. Burkett agreed to step down as an executive officer effective June 30, 2011, and agreed to retire completely effective December 31, 2011; (2) Mr. Burkett’s salary continued through his retirement date; (3) Mr. Burkett received a cash severance payment at year-end equal to one year’s cash salary ($742,650); (4) Mr. Burkett continued to be eligible to earn a bonus for 2011 on terms established earlier in 2011; (5) First Horizon waived a provision of the Pension Restoration Plan for Mr. Burkett which avoided an early-retirement discount in benefits estimated to be approximately $1.75 million on a lump sum basis; (6) all of Mr. Burkett’s outstanding unvested restricted stock awards had vesting accelerated at retirement; (7) all of the performance stock units (PSUs) granted to Mr. Burkett in 2009, as to which the performance goal previously had been achieved in full, will be paid to him at the regular times (in 2012 and 2013); (8) Mr. Burkett’s PSUs granted in 2010 (for which the performance has been partially met) were partially cancelled, and the remainder will be paid to him at the regular times (in 2013 and 2014) based on actual performance outcomes; (9) Mr. Burkett’s PSUs granted in 2011 were partially cancelled, and the remainder will be paid at the regular time (in 2014) if the performance goals of those awards are achieved during the performance period; (10) the change in control severance agreement which First Horizon previously entered into with Mr. Burkett was cancelled immediately; and (11) Mr. Burkett agreed to comply with certain non-competition, non-solicitation, and other covenants and gave First Horizon a legal release.

The applicable performance metrics of the PSUs mentioned above were not altered or waived by Mr. Burkett’s retirement agreement, and payment was not accelerated. The reduction in Mr. Burkett’s 2010 and 2011 PSU awards reflects prorating for the portions of the respective vesting periods that Mr. Burkett served the company. The performance conditions of his 2010 PSUs have been met at 50% of target, and those of his 2011 PSUs have not yet been met. The payout rate for the remaining 2010 PSUs could increase, and the remaining 2011 PSUs could be paid in whole or part, depending on actual performance during the remainder of the applicable performance periods. Mr. Burkett’s 2009 PSU award was previously reduced in connection with the company’s participation in the TARP program and was not further reduced by the retirement agreement; the final value of that award will depend on First Horizon’s stock value at the times of payment. Mr. Burkett’s previously granted stock options were not affected by the agreement. Accordingly, options granted prior to 2007 will remain outstanding for a post-retirement period prescribed by the original terms of the awards, and the options granted to him in 2011 were forfeited completely at retirement.

Services Related to First Horizon Foundation

In December 2011, the company and Mr. Burkett agreed that Mr. Burkett would serve as an Executive Director of First Horizon Foundation. The company agreed to pay Mr. Burkett a monthly consulting fee of $9,167 for his services. Mr. Burkett’s engagement may be terminated by either party on four weeks notice. The Foundation is a private charitable foundation established in 1993 by the company to support nonprofit organizations primarily in the communities served by First Tennessee Bank. The engagement of Mr. Burkett is intended to take advantage of Mr. Burkett’s extensive experience with those communities. The engagement is unrelated to Mr. Burkett’s retirement agreement with the company.

Change in Control

Special change in control severance agreements are in place with all of the named executive officers. In addition, many of plans and programs have special provisions that apply if First Horizon experiences a change in control event. This section provides information concerning arrangements and benefits that would apply if a change in control event occurs.

Definition

All active plans and programs that have a change in control provision define a change in control event in a substantially similar manner. The change in control severance agreements have slightly differing terms. The term “change in control” is defined at significant length in formal legal documents. In general terms, however, a change in control includes any of the following events, with change in control severance agreement differences noted:

(a)	A majority of the members of First Horizon’s Board of Directors changes, with certain exceptions.

(b)	A person or other entity becomes the beneficial owner of 20 percent or more of First Horizon’s outstanding voting stock, with certain exceptions.

(c)

First Horizon’s shareholders approve and there is a consummation of a merger or other business combination, unless (i) more than 50 percent (60% in the severance agreements) of the voting power of First Horizon resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20 percent or more of the resulting corporation, and (iii) at least a majority (two-thirds in the severance agreements) of the members of the board of directors of the resulting corporation were First Horizon directors at the time of board approval of the business combination.

(d)	First Horizon’s shareholders’ approve a plan of complete liquidation or dissolution or a sale of substantially all of the company’s assets.

Summary of Change in Control Effects

A change in control has the following effects on certain benefit plans, programs, and arrangements in which the named executive officers participate:

•

Annual cash bonuses along with PSU awards are pro-rated through the date of the change in control based on the formula discussed under the section “Change in Control Severance Agreements” beginning on page 74 of this proxy statement.

•

Restricted stock shares, restricted stock units, phantom stock units, and unvested stock options granted prior to 2007 vest automatically. If granted in 2007 or later, vesting will not occur unless the grantee experiences termination of employment in certain circumstances following the change in control. Very few pre-2007 awards remain unvested at this time.

•

Under the Pension Restoration Plan, a lump sum payout is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits, assuming periodic distributions of the participant’s accrued benefit in the normal form under the plan, actuarially adjusted according to a formula for the participant’s age at the time of the change in control.

•

The Pension Restoration Plan provides that executives will continue to accrue age and service credit under the Plan during the agreement’s 36-month severance period if the executive is at least 50 years of age and has at least 10 years of service upon termination following a change in control event. This provision does not extend benefits beyond the end of 2012, when the plan benefits are frozen generally.

•	Any excess funding in the Pension Plan is allocated, according to a formula, to all plan participants and all retirees.

•	Deferred compensation under individual deferral agreements that accrue interest based on the 10-year Treasury rate and certain other benefits are paid over to previously established rabbi trusts.

•	The Survivor Benefits Plan generally cannot be amended to reduce benefits.

•	Change in control severance agreements, discussed in the next section, provide certain benefits to those executives whose employment is terminated in specified ways following the change in control.

Change in Control Severance Agreements

At the end of 2011 First Horizon had change in control severance agreements with all of the named executive officers except Mr. Kisber. The change in control severance agreements provide generally for a payment equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for good reason (as specified in the agreements), in either case within 36 months after a change in control event. For corporate officers, the “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses, with certain exceptions for executives who have participated in the executive bonus plan less than five years. With respect to named executive officers whose annual cash bonuses are based on a percentage of business unit earnings, the “bonus amount” cannot exceed 100% of annual base salary. The older agreements (with Messrs. Jordan and Tuggle) provide generally for an excise tax gross-up with respect to any taxes incurred under U.S. tax code section 4999 following a change in control; the newer agreements (with Messrs. Losch and Popwell) have no such provision. In addition, severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements are not employment agreements and do not guarantee employment for any term or period; they only apply if a change in control occurs. Each agreement can be terminated unilaterally upon three years’ prior notice. Mr. Burkett’s agreement was cancelled when he entered into a retirement agreement in 2011.

The table below summarizes information about the potential amounts that would be paid or payable to the named executive officers if following a change in control their employment with First Horizon had terminated on December 31, 2011. The closing stock price on Friday, December 30, 2011 of $8.00 per share is used when valuing stock based award payments. Also, the actual ages and years of service of each named executive officer on that date were used when valuing the Pension and Restoration Plan benefits. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-

cash benefits is calculated by using current costs to the company; (2) the value of non-forfeited stock options is measured when employment is assumed to have terminated based solely on the stock value at that time, which assumes that options having no value on the termination date ultimately will have no value prior to their expiration dates; and (3) the circumstances of the termination are such that the cash severance benefit is fully payable. Many of the amounts shown in the table below primarily accelerate the timing of payment of an amount that would have been paid eventually, and do not increase the amount paid. Nevertheless, all amounts are shown on a gross, rather than incremental, basis for the sake of completeness.

Potential Dollar Value of Payments Upon An Assumed
Termination of Employment at Year-End 2011 Related to a Change in Control

Name	Cash Severance	Pro Rata Bonus	Stock Awards	Salary Stock Units	Pension & Restoration	Health & Welfare	Other	Tax Gross-up Payments*	Total

Mr. Jordan	$2,739,041	$113,014	$5,344,258	$304,685	$409,799	$13,694	$25,000	$1,583,653	$10,533,144
Mr. Losch	$1,760,000	$186,667	$1,294,896	$152,339	NA	$13,694	$25,000	NA	$3,432,596
Mr. Kisber***	NA	NA	NA	NA	NA	NA	NA	NA	NA
Mr. Popwell	$1,873,014	$174,338	$1,185,171	$282,048	$157,482	$13,694	$25,000	NA	$3,710,747
Mr. Tuggle	$1,545,783	$40,261	$1,513,588	$180,897	$607,015	$13,694	$25,000	$878,229	$4,804,467
Mr. Burkett**	NA	NA	$303,720	NA	NA	NA	NA	NA	$303,720

*

Two of the executives (Messrs. Jordan and Tuggle) have the right to receive an excise tax gross-up payment. An estimate of that gross-up payment is included in the table above. For two others, who have newer agreements, no gross-up would be owed; those executives would be responsible for their own excise tax liability. That liability is estimated to be $ 338,496 for Mr. Losch, and $383,165 for Mr. Popwell, and those numbers have been subtracted from the total column for those persons.

**

Mr. Burkett’s change in control severance agreement was cancelled when he signed a retirement agreement in 2011. Mr. Burkett’s outstanding non-performance restricted stock awards accelerated, and the continued-service condition of his 2011 bonus and other awards lapsed, on his year-end retirement date. His retirement agreement provides that his 2008 PSUs would not accelerate or pay out in connection with a change in control event. Accordingly, the only benefits reflected in the table for Mr. Burkett are the acceleration of his outstanding PSU awards from 2010 and 2011.

***	First Horizon did not have a change in control severance agreement with Mr. Kisber as of the end of 2011.

DIRECTOR COMPENSATION

Information concerning the compensation that non-employee directors earned during 2011 is presented in the table below. Mr. Jordan, who served as President and Chief Executive Officer in 2011, serves on the Board but does not receive any compensation under the plans, programs, and practices described below. None of the other directors is an employee of the company.

Director Compensation for 2011

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Mr. Carter	$85,500	$45,000	—	—	—	$25,000	$155,500
Mr. Compton	$53,750	$45,000	—	—	—	—	$98,750
Mr. Emkes	$88,000	$45,000	—	—	—	$10,000	$143,000
Ms. Gregg	$80,500	$56,250	—	—	—	—	$136,750
Mr. Haslam	$86,000	$45,017	—	—	—	$25,000	$156,017
Mr. Martin	$134,000	$45,067	—	—	$5,498	$25,000	$209,565
Mr. Niswonger	$15,250	$22,500	—	—	—	$25,000	$62,750
Ms. Palmer	$115,500	$45,067	—	—	$6,089	$25,000	$191,656
Mr. Reed	$93,000	$45,154	—	—	—	$23,500	$161,654
Mr. Rose	$201,500	$45,000	—	—	$78,984	$22,500	$347,984
Mr. Sansom.	$81,500	$45,000	—	—	$79,047	$25,000	$230,547
Mr. Yancy	$89,000	$45,039	—	—	—	—	$134,039

Details concerning information in the columns are presented in the following paragraphs:

(b)	Included in this column are all fees and retainers paid in cash, whether or not receipt was deferred.
(c)

Restricted Stock Units. Each April directors receive restricted stock units (RSUs) having a grant-date value of $45,000. RSUs vest the following year if the director remains in office for the year. RSUs are paid in shares. Dividend equivalents accrue during the vesting period and are paid in cash or shares (in the case of stock dividends) at vesting. Grants are pro-rated for anyone elected to the Board outside of the annual meeting of shareholders.

Accounting Values. The dollar values associated with awards shown in column (c) reflect the grant date fair value of the awards during each year shown, based on applicable financial accounting values. Those accounting values are determined as of the grant date of each award using the same assumptions and valuation method for accounting purposes in First Horizon’s financial statements. The accounting valuation method makes several assumptions about the growth and volatility of First Horizon’s stock value, vesting, forfeiture, and other matters. A discussion of those assumptions and methods appears in note 20 of the 2011 annual report to shareholders. Actual future events may be substantially inconsistent with those assumptions. Accordingly, the actual values realized by an award holder may, and often will, differ substantially from the accounting values reflected in column (c).

Grant Date Fair Value. The RSU grant in April 2011 was 4,257 RSUs with an accounting value measured on the grant date of $45,000 for each director other than Mr. Niswonger, who received 3,373 RSUs in October (when he was first elected to the Board) with an accounting value of $22,500. All RSUs granted in 2011 vested in February 2012.

Earnings. Column (c) also includes earnings (cash dividends) accrued during 2011 on all unvested restricted shares granted under a program discontinued in 2007, and cash dividend equivalents accrued on unvested RSUs.

(d)	Options. No stock options were granted to non-employee directors in 2011. Prior option grants from now-expired plans remain outstanding.
(c)/(d)	Outstanding Restricted Shares, RSUs, and Options. At December 31, 2011, the non-employee directors held the unvested shares of restricted stock and unexercised options shown in the following table:

Summary of Equity Awards
Outstanding at Year-End 2011

Name	Shares of Unvested Restricted Stock (#)	Unvested RSUs (#)	Shares Covered by Stock Options (#)

Mr. Carter	—	4,257	—
Mr. Compton	—	4,257	—
Mr. Emkes	—	4,257	—
Ms. Gregg.	—	4,257	282
Mr. Haslam.	483	4,257	56,712
Mr. Martin.	1,930	4,257	47,071
Mr. Niswonger	—	3,373	—
Ms. Palmer.	1,930	4,257	88,268
Mr. Reed.	4,806	4,257	—
Mr. Rose*	—	4,257	99,262
Mr. Sansom	—	4,257	106,114
Mr. Yancy	483	4,257	12,761

*	Of this number, 53,475 options were awarded to Mr. Rose during the time that he was an executive officer. His officer status ended in April 2009.

Additional information concerning outstanding restricted stock and stock options appears under the caption “Outstanding Equity Awards at Fiscal Year-End (Non-Employee Directors)” beginning on page 79. All share figures reflect adjustment for quarterly stock dividends paid from October 1, 2008 through January 1, 2011. The cumulative compound stock dividend rate of all such dividends is 20.0380%.

(e)	Non-employee directors do not receive cash incentive compensation.
(f)	Non-employee directors do not participate in the Pension or other retirement plans.

Above-Market Earnings on Deferred Compensation. Non-employee directors have historically had the ability to defer their compensation into deferred compensation plan accounts. The amounts in column (f) include all above-market interest accrued during the year on all deferred compensation accounts, whether or not paid during the year. For this purpose, the Securities and Exchange Commission requires the use of one or more rates specified in certain Internal Revenue Service publications as the applicable ‘market’ rate(s) in each situation.

(g)

All Other Compensation. Amounts in this column consist of donations to charitable organizations pursuant to a matching program for non-employee directors. Under this program, the First Horizon Foundation matches the donations of each non-employee director to eligible charitable organizations, up to an annual aggregate amount of $25,000 per director.

(h)	Total $. The total dollars are a sum of columns (b) through (g).

The dollar amounts in the table above are paid under various practices and plans described in the following paragraphs.

Each non-employee director is paid a cash retainer quarterly at an annual rate of $45,000 plus a fee of $2,000 for each day of each Board meeting attended in 2011. In addition, each such director receives $1,500 for each day of each committee meeting (other than an Audit Committee meeting) attended and $2,000 for each day of each Audit Committee meeting attended. The Audit Committee and Executive Committee chairpersons are paid $5,000 per Audit Committee and Executive Committee meeting attended, respectively (inclusive of committee meeting fees). In 2011 Mr. Rose received an annual chairman retainer of $125,000, the regular annual board member retainer, and board and executive committee meeting fees. He did not receive fees for any other meeting he attended. Effective December 31, 2011, Mr. Rose stepped down as Chairman and in 2012 will be compensated in the same manner as the other non-employee directors. The cash retainer is augmented by annual grants of RSUs, discussed in the note to column (c) of the Director Compensation table above, having a grant-date value of $45,000. Directors are not separately compensated for Bank Board or Bank committee meetings except for those infrequent meetings that do not occur jointly. Non-employee directors of First Horizon may also serve from time to time as members of the Bank’s regional boards. A non-employee director who becomes a member of such a regional board is not compensated as a member of the regional board but instead receives attendance fees for attendance at regional board meetings (at the same rate as is paid for other regional board members, not to exceed $500 per meeting) as part of his or her First Horizon director compensation. In addition, the following benefits have been approved by the Board as additional compensation to non-employee directors for service as a director: a personal account executive, a no fee personal checking account for the director and his or her spouse, a FirstCheck debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, if the Board has authorized a stock repurchase program, the repurchase of shares of First Horizon common stock at the day’s volume-weighted average price with no payment of any fees or commissions if the repurchase of the director’s shares is otherwise permissible under the repurchase program that has been authorized.

First Horizon’s stock ownership guidelines set a target for each non-employee director to maintain beneficial ownership over time of First Horizon stock having a value at least equal to three times the annual retainer. For this purpose, fully-owned shares, restricted stock, and shares held in tax-deferred plans are counted, but stock options are not counted. If a non-employee director does not own sufficient shares to satisfy the ownership guideline, 75% of the net after-tax shares received from stock plans must be retained until the target ownership level is achieved. In addition, directors are required to hold 50% of the net after-tax shares received from stock plans for the balance of their service with the company, except that directors who reach age 60 generally will be permitted to sell shares held at least three years to diversify their portfolio.

Under the First Horizon National Corporation Nonqualified Deferred Compensation Plan, non-employee directors have deferred and may currently defer amounts that earn returns indexed to the performance of certain mutual funds selected by the non-employee director. These mutual funds merely serve as the measuring device to determine the director’s rate of return, and the director has no ownership interest in the mutual funds selected. First Horizon generally covers its obligations related to such mutual fund deferrals by investing in actual corresponding mutual funds.

Historically, non-employee directors could elect to defer their compensation under several other plans. Under the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan, which expired in 2005, non-employee directors could elect to receive stock options in lieu of fees. Deferred compensation options had an exercise price of 50 percent (80 percent for options granted for 2002, 2001, and 2000 and 85 percent for options granted for years prior to 2000) of fair market value on the grant date. Each participant was required to forego the right to receive cash fees which he or she would earn. The amount of the foregone cash plus the option exercise price was required to equal or exceed 100% of the fair market value of First Horizon stock on the issue date of the options. New deferrals have not been permitted under this plan since January 2005. Options granted with respect to compensation earned prior to January 2005 remain outstanding.

Under the Directors’ and Executives’ Deferred Compensation Plan (“1985 D&E Plan”), from 1985 to 1995 non-employee directors could elect to defer fees earned and receive an accrual of interest at rates ranging from 17-22 percent annually, with a reduction to a guaranteed rate based on 10-year Treasury obligations if a participant terminates service prior to a change in control for a reason other than death, disability or retirement. The 1985 D&E Plan’s purpose was both to provide a deferral opportunity for participants and also to provide a strong retention tool for the company. Rates have varied since 1995. For the 2011 plan year, the interest rate was 11.5% for all active participants, including four non-employee directors who are participants in the plan. The rate for 2012 has been set at 11.3%. Interim distributions of the amount originally deferred were made in the eighth through the eleventh years following the year of deferral, with the amount remaining in a participant’s account and accrued interest generally paid monthly over the 15 years following retirement at or after age 65. Certain restrictions and limitations apply on payments and distributions. Although new deferrals have not been permitted under that plan since 1995, interest continues to accrue on outstanding account balances. The non-employee directors who have accounts under this old plan are Messrs. Martin, Rose, and Sansom and Ms. Palmer.

In the past, non-employee directors have also had the option under other deferral agreements to defer amounts which generally accrue interest at a rate tied to 10-year Treasury obligations. No new deferrals have been made since 1995 under these agreements, but interest continues to accrue on outstanding account balances. First Horizon also reimburses directors for their expenses incurred in attending meetings, which is not considered to be compensation.

Outstanding Equity Awards at Fiscal Year-End (Non-Employee Directors)

As discussed above, First Horizon grants RSU awards annually to non-employee directors, and that is the only active equity program for directors. Prior to 2006 stock options were available to non-employee directors in connection with deferral elections, and 10-year restricted stock awards were granted to directors from 1992 through 2006. Many of those old awards remain outstanding and, in the case of restricted shares, unvested. The following table provides information about stock options, restricted stock, and RSUs held at December 31, 2011 by the non-employee directors as shown above in the Director Compensation table. All options reported have vested, and only unvested restricted shares are reported. No performance-based cash or equity plan or program operates for non-employee directors, and no such old awards are outstanding.

Outstanding Equity Awards at Fiscal Year-End 2011
Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
Name	Stock Options			Restricted Stock Awards
	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)

Mr. Carter	—	—	—	4,257	$34,056

Mr. Compton	—	—	—	4,257	$34,056

Mr. Emkes	—	—	—	4,257	$34,056

Mrs. Gregg				4,257	$34,056
	69	$18.83	7/1/2014
	88	$18.04	1/3/2015
	55	$18.28	7/1/2023
	70	$18.24	1/2/2024

Mr. Haslam				4,740	$37,920
	1,274	$18.83	7/1/2014
	1,331	$18.04	1/3/2015
	3,130	$10.85	6/30/2016
	5,937	$13.37	12/31/2016
	4,967	$17.10	6/30/2017
	3,622	$23.46	12/31/2017
	3,305	$22.26	6/30/2018
	3,631	$26.53	12/31/2018
	3,120	$27.22	6/30/2019
	4,167	$20.40	12/31/2019
	5,731	$11.85	7/3/2020
	3,197	$18.85	1/2/2021
	2,852	$23.49	7/2/2021
	2,758	$23.91	1/2/2022
	2,764	$25.34	7/1/2022
	2,709	$24.36	1/2/2023
	902	$18.28	7/1/2023
	1,315	$18.24	1/2/2024

Mr. Martin				6,187	$49,496
	1,965	$18.83	7/1/2014
	1,718	$18.04	1/3/2015
	5,694	$17.10	6/30/2017
	4,950	$23.46	12/31/2017
	4,704	$22.26	6/30/2018
	3,951	$26.53	12/31/2018
	3,484	$27.22	6/30/2019
	3,334	$20.40	12/31/2019
	2,985	$18.85	1/2/2021
	2,852	$23.49	7/2/2021
	3,009	$23.91	1/2/2022
	2,842	$25.34	7/1/2022
	3,119	$24.36	1/2/2023
	1,094	$18.28	7/1/2023
	1,370	$18.24	1/2/2024

Mr. Niswonger	—	—	—	3,373	$26,984

(a)	(b)	(c)	(d)	(e)	(f)
Name	Stock Options			Restricted Stock Awards
	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)

Ms. Palmer				6,187	$49,496
	1,805	$18.83	7/1/2014
	1,884	$18.04	1/3/2015
	9,266	$8.16	6/30/2015
	7,960	$10.68	12/31/2015
	8,140	$10.85	6/30/2016
	8,568	$13.37	12/31/2016
	5,363	$17.10	6/30/2017
	4,710	$23.46	12/31/2017
	4,196	$22.26	6/30/2018
	4,378	$26.53	12/31/2018
	3,848	$27.22	6/30/2019
	4,584	$20.40	12/31/2019
	5,226	$11.85	7/3/2020
	3,518	$18.85	1/2/2021
	3,107	$23.49	7/2/2021
	3,093	$23.91	1/2/2022
	2,764	$25.34	7/1/2022
	2,709	$24.36	1/2/2023
	1,121	$18.28	7/1/2023
	2,028	$18.24	1/2/2024

Mr. Reed	—	—	—	9,063	$72,504

Mr. Rose*				4,257	$34,056
	*53,475	$37.41	4/22/2012
	1,480	$18.24	1/2/2014
	1,380	$18.83	7/1/2014
	1,386	$18.04	1/3/2015
	5,298	$17.10	6/30/2017
	3,865	$23.46	12/31/2017
	4,323	$22.26	6/30/2018
	3,417	$26.53	12/31/2018
	3,536	$27.22	6/30/2019
	4,167	$20.40	12/31/2019
	3,197	$18.85	1/2/2021
	3,022	$23.49	7/2/2021
	3,260	$23.91	1/2/2022
	3,080	$25.34	7/1/2022
	3,365	$24.36	1/2/2023
	1,011	$18.28	7/1/2023

Mr. Sansom				4,257	$34,056
	1,380	$18.83	7/1/2014
	1,441	$18.04	1/3/2015
	11,350	$8.16	6/30/2015
	11,249	$10.68	12/31/2015
	10,750	$10.85	6/30/2016
	9,331	$13.37	12/31/2016
	6,955	$17.10	6/30/2017
	5,312	$23.46	12/31/2017

(a)	(b)	(c)	(d)	(e)	(f)
Name	Stock Options			Restricted Stock Awards
	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)

	5,849	$22.26	6/30/2018
	4,913	$26.53	12/31/2018
	4,733	$27.22	6/30/2019
	5,974	$20.40	12/31/2019
	6,575	$11.85	7/3/2020
	5,010	$18.85	1/2/2021
	3,107	$23.49	7/2/2021
	3,176	$23.91	1/2/2022
	3,316	$25.34	7/1/2022
	3,284	$24.36	1/2/2023
	1,039	$18.28	7/1/2023
	1,370	$18.24	1/2/2024

Mr. Yancy				4,740	$37,920
	1,327	$18.83	7/1/2014
	1,386	$18.04	1/3/2015
	1,379	$23.91	1/2/2022
	2,921	$25.34	7/1/2022
	3,202	$24.36	1/2/2023
	1,011	$18.28	7/1/2023
	1,535	$18.24	1/2/2024

*

Mr. Rose was awarded stock options shortly after he was named Chairman of the Board in 2007. These options are not reflected in the table above as they do not relate to his compensation as a non-employee director. Adjusted for all stock dividends distributed since grant, these 53,475 options have a grant price of $37.41 with an expiration date of April 22, 2012.

Details concerning information in certain of the columns are presented in the following paragraphs:

(b)/(c)

The numbers of shares covered by stock options, as well as the option prices, reported in the table have been adjusted proportionately to reflect the effects of stock dividends distributed through January 1, 2011; see note (e) below.

(e)

The awards included in column (e) are all unvested restricted stock shares and RSUs outstanding on December 31, 2011. The share amounts include the number of shares granted plus quarterly stock dividends, if applicable, distributed from October 1, 2008 through January 1, 2011. The cumulative compound stock dividend rate of all such dividends is 20.0380%.

(f)

The values in column (f) reflect the closing value at Friday, December 30, 2011, of the unvested restricted shares held by the named persons, with no discount for the risk that the award might be forfeited or for the time remaining before vesting. The values are not based on financial accounting assumptions or methods.

The vesting dates of those shares in column (e) are:

Vesting Dates of Non-Employee Director Restricted
Stock & RSU Awards Outstanding at Year-End 2011

Name	Grant Date	Vesting Dates	Shares of Stock Vesting Each Year(#)*	Total Shares Unvested(#)*

Mr. Carter	4/25/2011	2/13/2012	4,257	4,257
Mr. Compton	4/25/2011	2/13/2012	4,257	4,257
Mr. Emkes	4/25/2011	2/13/2012	4,257	4,257
Ms. Gregg	4/25/2011	2/13/2012	4,257	4,257
Mr. Haslam	4/17/2003	4/30 of each year 2012-2013	242	483
	4/25/2011	2/13/2012	4,257	4,257
Mr. Martin	4/17/2003	4/30 of each year 2012-2013	242	483
	5/2/2005	4/30 of each year 2012-2013	724	1,447
	4/25/2011	2/13/2012	4,257	4,257
Mr. Niswonger	10/18/2011	2/13/2012	3,373	3,373
Ms. Palmer	4/17/2003	4/30 of each year 2012-2013	242	483
	5/2/2005	4/30 of each year 2012-2013	724	1,447
	4/25/2011	2/13/2012	4,257	4,257
Mr. Reed	4/14/2006	4/30 of each year 2012-2016	961	4,806
	4/25/2011	2/13/2012	4,257	4,257
Mr. Rose	4/25/2011	2/13/2012	4,257	4,257
Mr. Sansom	4/25/2011	2/13/2012	4,257	4,257
Mr. Yancy	4/17/2003	4/30 of each year 2012-2013	242	483
	4/25/2011	2/13/2012	4,257	4,257

*	Share amounts include stock dividends which accrued on outstanding restricted stock shares. The cumulative compound stock dividend rate of all such dividends is 20.0380%.

Non-Employee Director Options Exercised and Stock Vested

The following table provides information about stock options and similar rights exercised during 2011 by the non-employee directors named in the Director Compensation table, as well as restricted shares and RSUs that vested during 2011. As discussed above, directors first elected to the Board after 2006 had RSUs vest in 2011. Other directors had old restricted shares, or a combination of old shares and RSUs, vest during 2011, which was the final transition year from the old restricted stock program to the current RSU program. In 2011 all directors were granted RSUs and in 2012 all will have those RSUs vest, regardless of any old awards that may be outstanding.

Non-Employee Director
Options Exercised and Stock Vested During 2011

(a)	(b)	(c)	(d)	(e)
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized Upon Vesting ($)

Mr. Carter	—	—	3,398	39,994
Mr. Compton	—	—	—	—
Mr. Emkes	—	—	3,398	39,994
Ms. Gregg	—	—	909	10,699
Mr. Haslam	—	—	2,782	32,552
Mr. Martin	—	—	947	10,369
Mr. Niswonger	—	—	—	—
Ms. Palmer	—	—	947	10,369
Mr. Reed	—	—	956	10,468
Mr. Rose	—	—	3,398	39,994
Mr. Sansom	—	—	3,398	39,994
Mr. Yancy	—	—	961	7,724

Details concerning information in certain of the columns are presented in the following paragraphs:

(d)	Column (d) reflects the shares acquired on vesting. All share numbers are adjusted for stock dividends distributed through January 1, 2011.
(e)

Values in column (e) represent the fair market value of the shares on the respective vesting dates. With respect to the restricted shares, vesting dates (and therefore vesting values) differed among directors for these reasons: (1) director shares vest on the anniversary dates of grant, they were granted initially when a director first joined the Board, and few directors joined on the same date; (2) second grants (ten years after initial grants) varied due to prospective retirement ages at the time of grant; and (3) some directors were affected by transitional grants in 2003 which increased the vesting rate from 600 shares each year to 800 (both share amounts are stated before adjustment for stock dividends). All RSUs vest at the same time as described in the notes to the Director Compensation for 2011 table beginning on page 75.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements, except as noted below.

The directors listed below inadvertently failed timely to file one required Form 4 each to report the sale of fractional shares of our common stock received as part of a stock dividend, which we paid on a quarterly basis to all our shareholders from October 2008 through January 2011. Some brokers who controlled shares held in street name for our directors sold all fractional shares received in connection with the stock dividend as a matter of the brokers’ internal policy and without the knowledge or direction of the beneficial owners, resulting in each case in a late filing of a Form 4. The late Form 4s for all directors covered, in the aggregate, fewer than three shares. None of the sales gave rise to liability for short-swing profits. All required Form 4s reporting these sales have now been filed. The affected directors and the number of transactions not reported on a timely basis are as follows: Vicki R. Palmer, two transactions; Colin V. Reed, one transaction; Michael D. Rose, two transactions; William B. Sansom, one transaction; and Luke Yancy, III, one transaction.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

CLYDE A. BILLINGS, JR.
Senior Vice President,
Assistant General Counsel and
Corporate Secretary
March 12, 2012

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Appendix A

COMPENSATION COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated July 18, 2011)

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Article III(6) of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Compensation Committee (the “Committee”) of the Board of Directors, which shall serve as a compensation committee for the Corporation, with such specific authority as is herein provided. This Committee was known prior to January 20, 2004 as the Human Resources Committee, and all references to the Human Resources Committee in any of the plans named in Section 8 herein shall be understood to refer to this Committee.

Purposes of the Committee

The purposes of the Committee are (1) to discharge the Board’s responsibilities relating to the compensation of the Corporation’s executive officers, (2) to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate the Corporation’s management, and (5) to carry out certain other duties set forth herein.

Qualifications of Committee Members

The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). In addition, at least two members of the Committee must be directors of the Corporation who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be directors of the Corporation who are “non- employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Only members who meet the Section 162(m) test may participate in decisions required to be made by “outside directors” under Section 162(m), and any other member of the Committee must recuse himself or herself with respect to those issues. Any member may volunteer to recuse himself or herself if he or she believes his or her qualification under Section 162(m) or Section 16 may be in doubt. In the event of any recusal for any of those reasons, the remaining members of the Committee would constitute “the Committee” for the action in question for purposes of both this Charter and any applicable plan administered by the Committee, provided that the Committee as so constituted for such action shall have at least two members. Only members who meet the Section 16 test may participate in decisions required to be made by “non-employee directors” under Section 16, and any other member of the Committee must recuse himself or herself with respect to those issues. If a quorum of the Committee is present in accordance with the requirements of the “Operation of the Committee” section of this Charter, then the action taken by at least two “outside directors” (with respect to matters required to be acted upon by “outside directors”) and the action taken by at least two “non-employee directors” (with respect to matters required to be acted upon by “non-employee directors”) each shall be the valid action of this Committee and is fully authorized by the Board of Directors, as long as such action is taken by a majority of the “outside directors” or a majority of the “non-employee directors,” as applicable. Members of the Committee may be replaced by the Board.

Operation of the Committee

Meetings shall be held at least four times yearly and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of the Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if (i) the members of the Bank’s committee and the members of this Committee are identical or (ii) all of the members of the Bank’s committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Corporation’s Chief Executive Office (“CEO”) should not attend the portion of any meeting where the CEO’s performance or compensation is discussed, unless specifically invited by the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation.

The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authority to retain compensation consultants to assist in the evaluation of CEO, senior executive officer or director compensation, including authority to approve the fees and other retention terms. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Duties and Responsibilities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.	To recommend to the Board major corporate policies and objectives with respect to the Corporation’s compensation and management of its human resources.

2.

To make regular reports to the Board and to provide a periodic review, evaluation and reporting link between management and the Board with respect to the Corporation’s compensation and management of its human resources.

3.

To review periodically management’s human resources policies, guidelines, procedures, and practices for conformity with corporate objectives and policies concerning the Corporation’s compensation and management of its human resources, including a periodic review of compensation structures for non- executive officers.

4.

To review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

5.	To make recommendations to the Board concerning compensation for directors.

6.	To fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers.

7.

To make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers.

8.	To serve as the Committee required:

a.	by the terms of the 1992 Restricted Stock Incentive Plan;

b.	by the terms of the 1984 and 1990 Stock Option Plans and the 1995, 1997 and 2000 Employee Stock Option Plans;

c.	by terms of the Directors & Executives Deferred Compensation Plan;

d.	to resolve questions of interpretation arising under the Non-Employee Directors’ Deferred Compensation Stock Option Plan and the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan;

e.	by the terms of the 2002 Management Incentive Plan;

f.	to review the appropriateness of the issuance of Corporation common stock under the terms of the Savings Plan as required by resolutions of the Board as adopted from time to time;

g.	to designate those eligible to participate in the Pension Restoration Plan and Survivor Benefit Plan;

h.	by the terms of the 2002 Bank Director and Advisory Board Member Deferral Plan, the Bank Director and Advisory Board Member Deferral Plan and the Bank Advisory Director Deferral Plan;

i.	by the terms of the 2003 Equity Compensation Plan; and

j.	by the terms of the First Horizon National Corporation Deferred Compensation Plan and the First Horizon Deferred Compensation Plan.

9.

In consultation with management, to oversee regulatory compliance with respect to compensation matters, including (a) overseeing the Corporation’s policies on structuring compensation programs to maximize tax deductibility while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and (b) as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

10.

To produce annually a report of the Committee for inclusion in the Corporation’s proxy statement in accordance with applicable SEC rules and regulations, or as required by any other applicable law or regulation.

11.

To review and approve recommendations from management and recommend Board approval regarding the creation of corporate offices (for executive officers) and the defining of authority and responsibility of such offices and concerning nominees to fill such offices.

12.

To review and approve recommendations from management and recommend Board approval regarding the appointment of incumbent officers, including consideration of their performance in determining whether to nominate them for reelection, and to review succession plans for executive officers, including the CEO.

13.

To review, monitor and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination or removal of officers.

14.

To create corporate offices and define the authority and responsibility of such offices, except to the extent such authority or responsibility would not be consistent with the law, the charter or the bylaws, to appoint persons to any office of the Corporation except Chairman of the Board, Chief Executive Officer, President, Auditor, Secretary and any office the incumbent in which is designated by the Board as an Executive Officer, and to remove from office any person that was, or could have been, so appointed by the Committee.

15.	To evaluate performance of the Corporation’s executive officers and review that performance with the Board.

16.

To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

17.

To serve as the committee required by the Bylaws and resolutions of the Corporation to be responsible for and with authority to make and record all requests of directors, officers and employees of the Corporation, or any of its subsidiaries, to serve other business entities at the Corporation’s request and to be indemnified against liability arising from such service.

18.	To review compliance with the Management Interlocks Acts and approve indemnification for officers and directors.

19.

To oversee the Corporation’s compliance with all applicable laws and regulations, both currently in existence and as may be adopted in the future, relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs, or arrangements.

20.

To oversee the Corporation’s compliance with the provisions of all applicable laws and regulations, both currently in existence and as may be adopted in the future, relating to the compensation of the Corporation’s executive officers or to public, regulatory, or other reporting associated with such compensation.

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Appendix B

First Horizon National Corporation Equity Compensation Plan
(As Amended and Restated April 17, 2012)
(Adjusted for all Stock Dividends through January 1, 2011)

SECTION 1—Purpose

This plan shall be known as the “Equity Compensation Plan” (the “Plan”) of First Horizon National Corporation (the “Company”). The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of linking a component of compensation to the Company’s stock value and by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of the Company’s shareholders. With respect to any Awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code (as defined below), the Plan and such Awards shall be interpreted in a manner consistent with such requirements.

SECTION 2—Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions and/or limitations, if any, as may be established from time to time.

“Award Agreement” shall mean any agreement, contract, notice or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant and which may be presented, delivered, executed, acknowledged, or recorded in any physical, electronic, or other medium.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s conviction of, or plea of guilty or nolo contendere (or similar plea) to, (A) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting, or extortion, (B) a felony charge, or (C) an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) the engaging by a Participant in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) the engaging by a Participant in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) the engaging by the Participant in any conduct detrimental to the Company or its Subsidiaries. The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting Cause.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)

individuals who, on January 21, 1997, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)

any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) hereof);

(iii)

consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred solely because any Person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board composed solely of not less than two Non-Employee Directors, all of whom shall (i) satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act as amended from time to time or any successor to such Rule, (ii) be “outside directors” within the meaning of Section 162(m), and (iii) otherwise meet any “independence” requirements promulgated by the principal stock exchange on which Shares are listed. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

“Company” shall mean First Horizon National Corporation, a Tennessee corporation, and its successors and assigns.

“Compensation Plans” shall mean any compensation plan such as an incentive, stock option, restricted stock, pension restoration or deferred compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees, including, without limitation, any such compensation plans established after the New Effective Date.

“Covered Officer” shall mean (a) any individual who, with respect to the previous tax year of the Company, was a “covered employee” of the Company within the meaning of Code Section 162(m), excluding any such individual whom the Committee, by express action in its discretion, determines should not be treated as a Covered Officer due to a reasonable expectation that the individual will not be a “covered employee” with respect to the current tax year of the Company and (b) any individual who was not a “covered employee” under Code Section 162(m) for the previous tax year of the Company but whom the Committee, by express action in its discretion, determines should be treated as a Covered Officer due to a reasonable expectation or a substantial possibility that the individual will or could be a “covered employee” with respect to the current tax year of the Company or with respect to the tax year of the Company in which any applicable Award will be paid. A Participant’s status as a Covered Officer or the absence of that status shall be established at the time each Section 10 Award is established, and that Award shall operate and be construed consistent with the status so established notwithstanding any change in or contrary determination of actual status of the Participant as a “covered employee” within the meaning of Code Section 162(m).

“Deferred Compensation Award” means any Award that is not an Exempt Award.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the long-term disability plan then in effect at the Employer employing the Participant at the onset of such total and permanent disability.

“Effective Date” and “New Effective Date” shall have the meanings given in Section 16(A).

“Employee” shall mean an employee of any Employer.

“Employer” shall mean the Company or any Subsidiary which employs a Participant who is an Employee. For Non-Employee Directors the “Employer” shall be the Company or First Tennessee Bank National Association, as applicable. For Regional Board Members the “Employer” shall be First Tennessee Bank National Association.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exempt Award” means any Award that does not constitute deferred compensation subject to Section 409A of the Internal Revenue Code (the “Code”) under any relevant exception by statute, regulation or rule, specifically including, but not limited to, Treas. Reg. §§1.409A-1(b)(4) (short-term deferrals), 1.409A- 1(b)(5) (certain stock options and stock appreciation rights) and 1.409A-1(b)(6) (restricted stock).

“Fair Market Value” with respect to the Shares, shall mean: (a) for any Award granted prior to April 20, 2010, (i) the mean between the high and low sales prices at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the mean between the high and low sales prices on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion; and (b) for any Award granted on or after April 20, 2010, (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion. “Average Fair Market Value” means the arithmetic average of the Fair Market Values of the Common Stock for the trading days falling within a specified period.

“Good Reason” shall mean, following notice given by the Participant to the Company:

(i)

an adverse change in the Participant’s status, title or position with the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in the Participant’s status, title or position as a result of a diminution in the Participant’s duties or responsibilities, or the assignment to the Participant of any duties or responsibilities which are inconsistent with such status, title, or position as in effect immediately prior to the Change in Control, or any removal of the Participant from, or any failure to reappoint or reelect the Participant to, such position (except in connection with the termination of the Participant’s employment for Cause, Disability, or Retirement or as a result of the Participant’s death and except by the Participant other than for Good Reason);

(ii)

a reduction by the Company in the Participant’s base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to the Change in Control or as the same may be increased from time to time thereafter;

(iii)

the failure by the Company to provide the Participant with Compensation Plans that provide the Participant with substantially equivalent benefits in the aggregate to the Compensation Plans as in effect immediately prior to the Change in Control (at substantially equivalent cost with respect to welfare benefit plans); and

(iv)	the Company’s requiring the Participant to be based at an office that is greater than 25 miles from where the Participant’s office is located immediately prior to the Change in Control;

provided, however, (a) that an isolated and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Participant shall not constitute Good Reason, and (b) no action shall constitute a Good Reason if the Participant has acknowledged to the Company in writing that a Good Reason will not arise from that action.

“MIP” shall mean the Company’s Management Incentive Plan as amended from time to time or any successor annual or other short-term incentive plan for executives approved by the Company’s shareholders.

“MIP-Driven Award” shall have the meaning given in Section 10.

“Non-Employee Director” shall mean a member of the Board who is not an Employee.

“Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 9 of the Plan and is not intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Participant” shall mean any Employee, Non-Employee Director or Regional Board Member who receives an Award under the Plan.

“Pension Plan” shall mean the First Horizon National Corporation Pension Plan, as amended from time to time. If at any time the Pension Plan is terminated and no longer in effect, in the absence of Committee action (authorized below) all references herein to the Pension Plan shall refer to the Pension Plan as it was in effect immediately prior to its termination. In contemplation of or following any such termination of the Pension Plan the Committee is authorized to amend references herein to the Pension Plan so as to avoid, to the extent practicable, any enlargement or dilution of value for the Company or the Participants.

“Performance Award” shall mean any Award granted under Section 8 of the Plan.

“Performance Measure” shall mean one or more, or any combination, of the following Company, Subsidiary, operating unit, division, line of business, reporting segment, department, team or business unit financial performance measures: stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, return on assets, return on equity, return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any such Performance Measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “Performance Measure.” The term “Performance Measure” also shall include any component or any combination of components of any such Measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, and tangible assets. Any such Performance Measure may be used for financial reporting purposes, for internal or management purposes, or for purposes of the Plan created or defined by the Committee. Any such Measure based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. In the case only of Awards to Participants other than Covered Officers, the term “Performance Measure” also shall mean any other performance criteria established by the Committee, including personal plan goals. As used herein, measures may be “combined” with any one or more other measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Plan” shall mean this Equity Compensation Plan.

“Qualifying Termination” shall mean a termination of the employment of a Participant with the Company resulting from any of the following:

(i)

a termination of the employment or engagement of a Participant by the Company and its Subsidiaries within thirty-six (36) months following a Change in Control, other than a termination for Cause, Disability or Retirement or as a result of the Participant’s death; or

(ii)	a termination of employment by a Participant for Good Reason within thirty-six (36) months following a Change in Control.

“Regional Board Member” shall mean any First Tennessee Bank National Association regional board member and any member of the board of directors of any bank subsidiary of the Company, other than First Tennessee Bank National Association, in each case excluding any Employee.

“Restricted Stock” shall mean any Share granted under Section 7 or 9 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 7 or 9 of the Plan.

“Retirement” shall mean the Termination of Employment of a Participant after the Participant (i) has fulfilled all service requirements for a pension under the terms of the Pension Plan, or (ii) has achieved a certain number of years of service with the Company or any Subsidiary and attained a certain age such that the sum of the Participant’s years of service and age equals or exceeds the number 75. For the purpose of this definition a Participant in the Plan who does not participate in the Pension Plan because he or she was first hired after the Pension Plan was closed to new participants shall be treated as if he or she did so participate without regard to such closure of that Plan.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 10 Awards” shall have the meaning given in Section 10.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $0.625 par value, as adjusted from time to time for stock splits or reverse stock splits, of the Company.

“Specified Employee” means a Participant who, as of the date of his separation from service, is a “key employee” of the Company or any Affiliate, any stock of which is actively traded on an established securities market or otherwise. A Participant is a key employee if he or she meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code, (applied in accordance with applicable regulations thereunder and without regard to Section 416(i)(5)) at any time during the 12-month period ending on the Specified Employee Identification Date. Such Participant shall be treated as a key employee for the entire 12- month period beginning on the Specified Employee Effective Date.

For purposes of determining whether a Participant is a Specified Employee, the compensation of the Participant shall be determined in accordance with the definition of compensation provided under Treas. Reg. Section 1.415(c)-2(d)(3) (wages within the meaning of Section 3401(a) of the Code for purposes of income tax withholding at the source, plus amounts excludible from gross income under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), without regard to rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed); provided, however, that, with respect to a nonresident alien who is not a Participant in the Plan, compensation shall not include compensation that is not includible in the gross income of such person under Sections 872, 893, 894, 911, 931 and 933, provided such compensation is not effectively connected with the conduct of a trade or business within the United States.

Notwithstanding anything in this paragraph to the contrary, (i) if a different definition of compensation has been designated by the Company with respect to another nonqualified deferred compensation plan in which a key employee participates, the definition of compensation shall be the definition provided in Treas. Reg. Section

1.409A-1(i)(2), and (ii) the Company may through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company, elect to use a different definition of compensation.

In the event of corporate transactions described in Treas. Reg. Section 1.409A-1(i)(6), the identification of Specified Employees shall be determined in accordance with the default rules described therein, unless the Company elects to utilize the available alternative methodology through designations made within the timeframes specified therein.

“Specified Employee Identification Date” means September 30, unless the Company has elected a different date through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company.

“Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date, or such earlier date as is selected by the Committee.

“Stock Appreciation Right” or “SAR” shall mean a right granted under Section 6 or 9 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee, or in the case of an Award granted under Section 9 hereof, by the Board, and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the base price for the SAR established at grant.

“Subsidiary” shall mean any Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company or one of its Subsidiaries combines.

“Termination of Employment” shall mean the termination of the employee-employer relationship between a Participant and the Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Workforce Reduction, or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the Participant. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

“Vesting” shall occur when the following occur: (i) in connection with non-performance based Options and SARs, the satisfaction or other lapse of all service and other pre-conditions to the recipient’s ability to exercise the Award; (ii) in connection with non-performance based Awards other than Options and SARs, the satisfaction or other lapse of all service and other pre-conditions to the payment of the Award other than a deferral period (e.g., the mere passage of time during which no service, payment, or other thing is required of the Award recipient); and (iii) in connection with Performance Awards and any other Awards that contain a performance condition, the satisfaction or other lapse of all service and other pre-conditions to the payment of the Award other than a deferral period and, in addition, the determination by the Committee or its delegate whether, or the degree to which, applicable performance goals have been achieved after the performance period has elapsed and after discretion applicable to the Award, if any, has been exercised. The vesting of an Award does not mean that the Award has become non-forfeitable, non-recoverable, irreducible, immutable, or immediately payable. The application of conditions subsequent (including, for example, non-competition, non-solicitation, true-up, and misconduct covenants or conditions) which may extend for a period of time following exercisability, exercise, and/or payment shall not be affected or diminished by the vesting of the related Award.

“Workforce Reduction” shall mean any termination of the employee-employer relationship between a Participant and the Employer as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event, provided that the Committee or the Board has designated such discontinuation, realignment, or other event as a “Workforce Reduction” for purposes of this Plan.

SECTION 3—Administration

(A) Authority of Committee. Except as provided by Section 9 hereof, the Plan shall be administered by the Committee, it being understood that the Board retains the right to make Awards under the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) amend or modify the terms of any Award after grant; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 14 hereunder to amend, suspend or terminate the Plan.

(B) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Employee, any Non-Employee Director and any Regional Board Member.

(C) Action by the Committee. Except as otherwise provided by the Board, the provisions of this Section 3(C) shall apply to the Committee. The Committee shall select one of its members as its chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

(D) Delegation. Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of the Company or an Employer, or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to Section 16 and who are not Covered Officers.

(E) Indemnification. No member of the Board or the Committee or any Employee (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Charter or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

SECTION 4—Shares Available for Awards

(A) Shares Available.

(i)

Subject to the provisions of Section 4(B) hereof: (a) the stock to be subject to Awards under the Plan shall be Shares and the maximum number of Shares which may be issued with respect to Awards shall be 21,348,228, of which no more than 16,906,828 shall be issued with respect to Awards other than Options; (b) excluding Section 10 Awards, the number of Shares with respect to which Options and SARs may be granted to any one Participant in any one calendar year shall be no more than 600,000 Shares; and (c) the number of Shares with respect to which other Awards—Awards other than Options, SARs, and Section 10 Awards – may be granted to any one Participant in any one calendar year is 400,000 Shares. Limitations applicable to Section 10 Awards are set forth in Section 10.

(ii)

If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares which may be issued with respect to Awards, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares which may be issued with respect to Awards under Section 4(A)(i)(a) of the Plan.

(iii)

In the event that any Option or other exercisable Award under the Plan granted prior to April 17, 2012 is exercised through the delivery of Shares by the Participant or in the event that withholding tax liabilities arising from an Award granted prior to April 17, 2012 are satisfied by the withholding of Shares by the Company from the total number of Shares that otherwise would have been delivered to the Participant, the number of Shares which may be issued with respect to Awards under Section 4(A)(i)(a) of the Plan shall be increased by the number of Shares so surrendered or withheld.

(B) Adjustments. The number of Shares available for Awards, the number of Shares that may be subject to Awards granted to any one Participant in any period (whether set forth above or in Section 10), the number of Shares covered by each outstanding Award, and the price per Share covered by each such outstanding Award which uses a price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee may approve different rounding methods for different Award types and for different Award tranches or sizes within any single type.

Notwithstanding any other provision of this section 4(B), in the case of any stock dividend paid or payable at a rate of 10% or less:

(i)	The Company may implement any required adjustment of an Award by either of the following alternative methods applicable to that Award, in lieu of the method provided above.

(a)	The Company may defer making any formal adjustment to individual Awards until such time as it is deemed administratively practicable and convenient. If the Company expects a series of quarterly or other periodic stock dividends to occur, the Company may make a single adjustment that would have the same cumulative effect as having made adjustments for all such stock dividends, except that the Company may make a single final rounding down adjustment for any fractional shares rather than having to account for rounding at the time of each such stock dividend.

(b)

In the case of an Option or SAR Award, prior to making any such formal adjustment(s) to such individual Award or in lieu of making any such formal adjustment(s), the Company may make one or more informal adjustments to such individual Award at the time that the holder exercises such Award (in whole or in part) in accordance with its original terms as if no adjustment had been made for any such stock dividends. In that case, as soon as administratively practicable thereafter, the Company shall issue to the Award holder for no additional consideration such whole number of additional Shares to which the Award holder would have been entitled if formal adjustments to the holder’s Award had been made for each such stock dividend (except for a single final rounding down adjustment for any fractional shares). In any case under this alternative: (1) the Company may impose such limitations on the issuance of such additional Shares, including the forfeiture of such additional Shares, if it is not administratively practicable for the Company to issue such additional Shares after any exercise of a stock option Award within such period of time as may, in the discretion of the Company, be appropriate to best preserve the status of such Awards under Section 409A as Grandfathered Options or Excepted Options, as hereinafter defined; and (2) if approved by the Committee, the Company may withhold the issuance of additional Shares in such amount as may be appropriate to defray applicable withholding and other taxes with respect to the additional Shares or may make other arrangements to defray applicable withholding and other taxes from other sources.

(ii)

The Committee may delegate to the executive officer of the Company in charge of human resources the task of establishing and implementing appropriate policies, procedures, and methods to implement any such alternative adjustment methods within parameters approved by the Committee.

(iii)

Regardless of whether formal adjustments to individual Awards are deferred or whether only informal adjustments are made to individual Awards, the number of Shares available for Awards under the Plan shall be deemed to be increased as if formal adjustments were made at the time of each such stock dividend.

(iv)

Notwithstanding any provision herein to the contrary, neither this section 4(B) nor any policies or procedures adopted hereunder shall be deemed to authorize any feature for the deferral of compensation other than the deferral of recognition of income until the later of (a) the exercise or disposition of the Award under Treasury Regulation §1.83-7 or (b) the time any Shares acquired pursuant to the exercise of the Award first become substantially vested as defined in Treasury Regulation §1.83-3(b). In the event of any partial exercise or disposition of an Award or any partial vesting and delivery of Shares under an Award, the foregoing provisions in this (iv) shall be applied to the Award in the same proportions.

(v)

For purposes of this section 4(B), the term “Grandfathered Options” shall mean options that were both issued and exercisable prior to January 1, 2005 and thus grandfathered from being subject to Section 409A of the Internal Revenue Code, and the term “Excepted Options” shall mean stock options with an exercise price which may never be less than the fair market value of the stock on the date of grant and thus qualify for the exception in Treas. Reg. §1.409A-1(b)(5)(i)(A). It is not intended that any adjustment will constitute either a material modification of a Grandfathered Option within the meaning of Treasury Regulation §1.409A-6(a)(4) or a modification of an Excepted Option within the meaning of Treasury Regulation §1.409A-1(b)(5)(v). This section 4(B) shall be interpreted in accordance with such intention, and all policies and procedures adopted hereunder shall be in accordance with such intention.

(C) Substitute Awards. Any Shares issued by the Company as Substitute Awards shall not reduce the Shares available for Awards under the Plan.

(D) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or, to the extent permitted by applicable law, of issued Shares which have been reacquired by the Company.

SECTION 5—Eligibility

Any Employee (including any officer or employee-director of an Employer), Non-Employee Director, or Regional Board Member shall be eligible to be designated a Participant; provided, however, that Non-Employee

Directors shall only be eligible to receive Awards granted pursuant to Section 9 hereof. The receipt or holding of an Award shall not affect a person’s eligibility for other or future Awards; the Committee is permitted to grant more than one Award, and more than one Award type, to a Participant from time to time.

SECTION 6—Stock Options and Stock Appreciation Rights

(A) Grant. Except as provided by Sections 3 and 9 hereof, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise or base price of each Award, and the conditions and limitations applicable to the exercise of Options and SARs.

(B) Price. The Committee, in its sole discretion, shall determine the Option Price at the time each Option is granted or the base price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option and the base price of an SAR may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the grant date. Notwithstanding the prior sentence, with respect to Options granted prior to April 20, 2010, the Option Price of an Option may be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option if (i) the grantee of the Option has entered into an agreement with the Company pursuant to which the grant of the Option is in lieu of the payment of compensation and (ii) the amount of such compensation when added to the Option Price of the Option equals at least 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as provided by Sections 4(B) and 14(C) hereof, without shareholder approval the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price of such Options or base price of such SARs, or (ii) cancel such Options or SARs and grant substitute Options or SARs with a lower Option Price or base price than the cancelled Options or SARs, respectively. Any such price reduction or substitution action taken by the Committee in advance of shareholder approval shall be subject to, and ineffective until, approved by the Company’s shareholders.

(C) Term. Subject to the Committee’s authority under Section 3(A) hereof, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from its grant date.

(D) Transfer Restrictions. Except as otherwise provided in this Section 6(D), no Option or SAR shall be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution). The Committee may in its discretion permit the transfer of an Option or SAR by a Participant to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The foregoing right to transfer the Option or SAR Award shall apply to the right to consent to amendments to any Award Agreement evidencing such Award and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Award. For purposes of this paragraph, the term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adopted relations, sisters, brothers, grandchildren and step-grandchildren.

(E) Exercise.

(i)

Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(ii)

The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such times as the sale of Shares to the Participant pursuant to such exercise will not violate any state or federal securities or other laws, as determined by the Committee in its sole discretion.

(iii)

An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written exercise notice, delivered or communicated to the Company or its agent, and (in the case of an Option) payment in full to the Company (which may be through its agent) of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. An exercise notice may in any form and format permitted by the Committee and may be delivered or communicated in any manner permitted by the Committee, and payment may be made in any manner permitted in paragraph (iv) below. As an example, without limiting the foregoing, an exercise notice may be given electronically through the administrative portal of an agent of the Company.

(iv)

Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by tendering, either by way of actual delivery of Shares or attestation, whole Shares that have been owned by the Option holder for not less than six (6) months, if acquired directly from the Company, or that have been owned for any period of time, if acquired on the open market, prior to the date of exercise, valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares, or (iii) by such other method of exercise as may be permitted from time to time by the Committee; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and at the discretion of the Committee, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar arrangement or program approved or permitted by the Committee. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares. At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

(v)

Notwithstanding anything in this Plan to the contrary, a Participant shall be required to pay to the Company an amount equal to the spread realized in connection with the Participant’s exercise of an Option within six months prior to such Participant’s termination of employment by resignation in the event that such Participant, within six months following such Participant’s termination of employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the Company or any of its Subsidiaries. This subsection (v) shall be void and of no further legal effect after a Change in Control.

SECTION 7—Restricted Stock and Restricted Stock Units

(A) Grant.

(i)

Except as provided by Sections 3 and 9 hereof, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be paid to the Participant or forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)

Each Restricted Stock or Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement. Such Agreement shall set forth a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Stock or Restricted Stock Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B) Delivery of Shares and Transfer Restrictions. The Company may implement the grant of a Restricted Stock Award by (i) book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent, (ii) issuance of certificates for Shares in the name of the Participant with transfer and other restrictions, and/or with physical custody arrangements, acceptable to the Committee, or (iii) any other means of issuing Shares permitted by applicable law. Any such certificates and any related stock powers shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and the certificate shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise determined by the Committee, the grantee shall have all rights of a shareholder with respect to the Shares of unvested Restricted Stock, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) in the case of certificated Shares, the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; and (iii) except as otherwise determined by the Committee, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met. Any cash, any Shares, any other securities of the Company, and any other property distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock, provided that the Committee may provide in an Award Agreement for regular cash dividends to be paid prior to vesting.

(C) Vesting of Restricted Stock. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award have been met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Plan shall lapse as to the restricted Shares subject thereto, and, if certificated, a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend imposed thereon by the Committee as described in the second sentence of Subsection (B) of this Section 7, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

(D) Valuation, Vesting, and Payment of Restricted Stock Units. Each Restricted Stock Unit paid in cash shall have a value equal to the Fair Market Value of a Share on the vesting date or such other prior valuation date selected by the Committee, or equal to the Average Fair Market Value of a Share for the trading days in the valuation period selected by the Committee. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, following the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on any Restricted Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to him or her. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units based upon the Fair Market Value of a Share on the date of such crediting. Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the applicable restricted period and the fulfillment of any other restrictive conditions relating to the Restricted Stock Unit Award. Except as otherwise determined by the Committee, all Restricted Stock Units and all

rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of one or more Employers for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

SECTION 8—Performance Awards

(A) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award. A Performance Award shall consist of a performance-based Option Award, performance-based SAR Award, performance-based Restricted Stock Award, performance-based Restricted Stock Unit Award, or other performance-based right that is (i) denominated in cash and/or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. For this purpose, “performance-based” means requiring that one or more specified performance conditions be fulfilled prior to vesting.

(B) Terms and Conditions. Subject to the terms of the Plan, the Committee shall determine the performance measures (which may include Performance Measures as prescribed in the Plan as well as any other performance measures determined by the Committee) and other factors to be used to establish performance goals, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award, and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Any Performance Award which is a Section 10 Award shall also be subject to the terms and provisions of Section 10 hereof. Subject to Section 10 (to the extent applicable), the Committee may change specific provisions of a Performance Award after it is granted provided, however, that such change may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the change.

(C) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. If a Participant ceases to be employed by any Employer during a performance period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of a Performance Award, or a portion thereof, at the end of the performance period; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable. Unless otherwise determined by the Committee, Termination of Employment prior to the end of any performance period will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution).

SECTION 9—Non-Employee Director Awards

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and/or meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Options, SARs, Restricted Stock, or Restricted Stock Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. The Board may exercise this authority episodically, periodically, by standing resolution, by policy, and in any other legal manner.

SECTION 10—Additional Provisions Applicable to Certain Performance-Based Awards

(A) Section 10 Awards.

(i)

The Committee may, in its sole and absolute discretion, designate whether any Performance Award granted pursuant to Section 8 to any Participant is a “Section 10 Award,” subject to the presumptions set forth below. All Section 10 Awards shall be subject to the terms and provisions of this Section 10.

Performance Awards having performance goals not based on Performance Measures or having other features which do not comply with Section 10(C) are not Section 10 Awards. Performance Awards consisting of Options or SARs are presumed to not be Section 10 Awards unless the Committee determines otherwise. Subject to the foregoing and paragraph (ii), any Performance Award is presumed to be a Section 10 Award unless the Committee determines otherwise.

(ii)

An incentive award under the MIP may be paid in the form of any type of Award authorized by this Plan, and once granted any such Award shall be subject to the provisions of this Plan. Any such Award (an “MIP-Driven Award”) shall not be treated as a Section 10 Award under this Plan and shall not be subject to this Section 10, even if that Award is granted to a Covered Officer and even if it is itself a Performance Award, unless the Committee determines otherwise.

(iii)	All such determinations shall be made only at the time of grant of the Award or at another time permitted by Section 162(m) of the Code.

(iv)

All Section 10 Awards are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code. All such Awards shall be interpreted in a manner consistent with such requirements.

(B) The following limitations and other provisions apply to all Section 10 Awards.

(i)

Subject to clause (iii), the maximum aggregate number of Shares in respect of which Section 10 Awards may be granted to a Participant under the Plan in any fiscal year of the Company is 500,000. This limitation is subject to adjustment as provided in Section 4(B).

(ii)

Subject to clause (iii), the maximum dollar amount of Section 10 Awards payable in cash which may be granted to a Participant under the Plan in any fiscal year of the Company is $4,000,000. For this purpose the dollar amount of a cash-payable Award which is denominated in Shares shall be measured on the last trading day of the applicable performance period unless the Committee determines (at the time of making the grant) to use another valuation date or valuation period of dates which may not be more than ten trading days earlier than the date the Committee acts to grant the Award and may not be later than the cash payment date.

(iii)	The limitations in clauses (i) and (ii) shall not apply to Awards granted prior to April 17, 2012 in conformity with the provisions of the Plan applicable at the time of grant.

If a Section 10 Award is payable partly in Shares and partly in cash, it shall be treated as two separate Awards, one payable in Shares and the other in cash, for purposes of applying the foregoing limitations.

The limitations in clauses (i) and (ii) do not both apply to any particular Section 10 Award. If a Section 10 Award is payable either in Shares or in cash, then the Committee may determine which limitation, clause (i) or (ii), shall apply. Absent such determination, clause (i) shall apply and clause (ii) shall not apply.

For purposes of this Section 10(B), a Section 10 Award to a Participant is not affected by the foregoing limitations solely because, singly or in combination with other Awards to that Participant, it might be paid in an amount exceeding an applicable limitation. An Award is affected by the foregoing only to the extent actual events result in exceeding an applicable limitation. If in any case an applicable limitation is exceeded based on actual events, the affected Award shall be converted from cash to Shares or from Shares to cash, limited, reduced, or otherwise modified so as to comply with this Section 10(B) while preserving as much of the Award as is practical, all as determined by the Committee or its delegate.

(C) Section 10 Awards shall establish or provide for the achievement of one or more performance goals determined by the Committee. Each such performance goal must be based on one or more Performance Measures as prescribed in the Plan. However, other goals and factors may be used by the Committee in any exercise of discretion to reduce the amount paid under an Award to an amount less than what is indicated by actual achievement of such performance goals. More specifically, to the extent necessary to comply with Section 162(m), with respect to Section 10 Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee shall, in writing, (1) determine the Performance Measures to be used to establish performance goals, (2) select the performance period and the performance goal or goals applicable to the performance period, (3) establish the various targets and other amounts which may be earned for achieving such goals during such performance period, and (4) specify the relationship between performance goals and targets or other amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Participants for such performance period. In determining the amount earned by a Participant in respect of a Section 10 Award for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. A performance period may be less than one year, and in that case the Committee will make the foregoing determinations prior to or during the first one-fourth portion of the performance period and not later.

SECTION 11—Termination of Employment

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Employment and shall provide such terms in the Award Agreement. Notwithstanding the foregoing and subject to the limitation contained in the last sentence of Section 6(C) hereof, upon the Termination of Employment as a result of a Workforce Reduction of an Employee who has received an Award of Options, such Options shall expire on the date specified by the Committee at the time of the Termination of Employment, not to exceed five (5) years after the date of such Termination of Employment.

SECTION 12—Change in Control

Upon a Qualifying Termination following a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable, and have all restrictions lifted, as the case may be. In addition, an Award Agreement or an individual agreement between the Participant and the Company may provide for additional benefits to the Participant upon a Change in Control.

SECTION 13—Compliance with Section 409A of the Code

(A) The definitions of “Change in Control” and “Qualifying Termination” in Section 2 shall not be changed or modified by this Section 13 to the extent that such definitions apply to an Exempt Award, and such definitions shall not be changed or modified by this Section 13 to the extent relevant to vesting of a Deferred Compensation Award, rather than payment of a Deferred Compensation Award, and compliance with Section 409A of such definitions is not otherwise required. In all other cases, “Change in Control” shall have the meaning set forth in Section 13(B), and a Qualifying Termination shall not constitute a Qualifying Termination unless such event also constitutes a separation from service as provided in Section 13(C).

(B) “Change in Control” means the occurrence with respect to the Company of any of the following events: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this Section 13, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Company, or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code.

(C) Whether a separation from service has occurred shall be determined in accordance with Section 409A of the Code, and the following rules shall apply:

(i)

Except in the case of a Participant on a bona fide leave of absence as provided below, a Participant is deemed to have incurred a separation from service if the Company and the Participant reasonably anticipate that the level of services to be performed by the Participant after a date certain would be reduced to twenty percent (20%) or less of the average services rendered by the Participant during the immediately preceding thirty-six (36) month period disregarding periods during which the Participant was on a bona fide leave of absence.

(ii)

A Participant who is absent from work due to military leave, sick leave or other bona fide leave of absence shall incur a separation from service on the first day immediately following the later of (a) the six-month anniversary of the commencement of the leave or (b) the expiration of the Participant’s right, if any, to reemployment or to return to work under statute or contract.

(iii)

For purposes of determine whether a separation from service has occurred, the Company and its affiliates shall be treated as a single employer. For this purpose, an affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, except that for the foregoing purposes, common ownership of at least fifty percent (50%) shall be determinative.

(iv)

The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a separation from service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Section 409A of the Code.

(D) Notwithstanding any provision of the Plan to the contrary, with respect to a Deferred Compensation Award to a Participant who is a Specified Employee as of the date such Participant incurs a separation from service (as provided in Section 13(C)), payment shall be made no earlier than the first day of the seventh month following the month in which such separation from service occurs. On such date, the Participant shall receive all payments that would have been made on or before such date but for the provisions of this Section 13, and the terms of this Section 13 shall not affect the timing or amount of any payment to be made after such date under other provisions of the Plan, this Amendment or the Award.

(E) The provisions of this Section 13 shall apply only to Awards made after October 16, 2007.

SECTION 14—Amendment, Suspension and Termination

(A) Termination, Suspension, or Amendment of the Plan. The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, except that the Board shall not amend the Plan in violation of law. No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

(B) Termination, Suspension, or Amendment of Awards. Subject to the restrictions of Section 6(B) hereof, the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4(B) hereof does not materially and adversely affect any such rights.

(C) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(B) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to section 4(B) hereof or whenever the Board, in its sole discretion, determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to Section 10 Awards and other Awards intended to comply with Section 162(m), no such adjustment shall be authorized to the extent that such authority would be inconsistent with having either the Plan or any such Awards granted hereunder meeting the requirements of Section 162(m).

SECTION 15—General Provisions

(A) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award (other than an Option or a Stock Appreciation Right) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. Except for Awards granted prior to April 20, 2010 which by their terms provide otherwise, in no case shall dividends or dividend-equivalents be paid currently on Performance Awards. The total number of Shares available for Awards under Section 4 hereof shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additions to Performance Awards.

(B) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, Regional Board Members or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(C) Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(D) Withholding. A Participant may be required to pay to an Employer, and each Employer shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(E) Grant Date. For each Option or SAR granted, the grant date shall be the date the Committee acts to make the grant, or, if so determined by the Committee, any later date selected by the Committee to be the effective date of the Award grant. For all other Awards, the grant date shall be the date the Committee acts to make the grant, or, if so determined by the Committee, any other date selected by the Committee to be the effective date of the Award grant.

(F) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award. An Award shall be effective only upon delivery to or acknowledgement by a Participant, either electronically or by other means, of an Award Agreement. Each Award shall be subject to, and Award Agreements shall be deemed to include, the terms of the Plan applicable to Awards generally and applicable to that Award type, as well as general procedures and practices of the Committee and those procedures and practices of the Committee applicable to that Award type, unless (subject to requirements of the Plan) the Committee explicitly determines otherwise. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

(G) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of awards similar to those provided for hereunder.

(H) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any Employer. Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(I) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder or beneficiary and shall not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(J) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to the conflict of law principles thereof.

(K) Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(L) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(M) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Subsidiary, as applicable.

(N) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(O) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(P) Binding Effect. The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives, and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(Q) No Third Party Beneficiaries Except as expressly provided herein or therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder. The exculpation and indemnification provisions of Section 3(E) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

(R) Additional Transfer Restrictions. No transfer or an Award by a grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

(S) Personal Exigencies. Within the limits of the Plan, the Committee may in its discretion permit transfers of Awards, or create assistive procedural rights in lieu of transfers or otherwise, in connection with death, divorce, child support, incompetence or other Disability, and other severe personal events, and the Committee may delegate broad administrative authority to management in such situations, provided that no such delegated action shall enhance the amount or extend the original term of any outstanding Award. No Participant, and no person related to a Participant, shall have any right under this Section 15(S) to obtain a transfer or any assistive right.

(T) Forfeiture and Reimbursement in the Context of Misconduct.

(i)

In the event of a material restatement of the Company’s financial statements and to the extent permitted by governing law, the Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Performance Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Performance Award paid (as defined in paragraph (iii) below) to the Participant, for any Performance Award granted prior to July 15, 2008 having any performance period beginning on or after January 1, 2008 where:

(a)

the amount or payment of the Performance Award was predicated upon the achievement of financial results of the Company (including any financial reporting segment or unit) or any Subsidiary that were subsequently the subject of a material restatement; and

(b)	the Board or the Committee concludes in good faith that the Participant engaged in fraud or intentional misconduct that was a material cause of the need for the restatement; and

(c)	a lower payment or no payment would have been made to the Participant based directly or indirectly upon the restated financial results.

(ii)

The Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Performance Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Performance Award paid (as defined in paragraph (iii) below) to the Participant, for any Performance Award granted on or after July 15, 2008 having any performance period beginning on or after January 1, 2008 where the Board or the Committee concludes in good faith that the Participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the Company or of any of its Subsidiaries. In determining whether and to what extent the Board or the Committee (as applicable) will cause the Company to exercise its rights under this Section 15(T) after finding that this Section applies, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination, including, among others, the following factors: the degree or risk of harm or other consequences to the Company or its Subsidiaries, including tangible, financial, regulatory, reputational or other intangible harm; the extent to which the misconduct was intended to allow the Participant to personally gain a profit or advantage or personally avoid a loss or disadvantage; the extent to which the Participant did or did not believe his or her misconduct would further the best interests of the Company or its Subsidiaries; the extent to which the Participant’s misconduct took advantage of or otherwise betrayed a trust conferred upon that Participant; and the extent to which the misconduct involved deceit by the Participant.

(iii)

For the purposes of this Section 15(T) a Performance Award is “paid” when, among other things, any one or more of the following occur: the Award results in a cash payment to or for the benefit of the Participant; the Award results in shares issued or delivered to the Participant; or the Award results in an increase in a deferral account of the Participant or otherwise results in any credit for the account or benefit of the Participant. “Payment” may occur, among other things, in connection with an exercise of the Award, the vesting of the Award, the delivery of share certificates to the Participant, or the crediting of shares to a Participant’s deferral, brokerage, or other account. The amount “paid” is the amount of dollars or shares or both that is so paid, issued, delivered, increased, or credited. Shares and share units “paid” include all proceeds from those shares, including any cash, stock, or stock unit dividends related to those shares or units, as well as shares or share units from stock splits related to those shares or units.

Any Performance Award earned and deferred and any Performance Award payments that are earned and deferred for any reason are subject to this Section 15(T) as having been “paid,” along with all dividends, dividend equivalents, interest, shares, and other amounts earned upon or that are proceeds of the amount or shares deferred. However, if the Participant elects to invest deferred amounts in a manner that results in a loss, the Participant nevertheless may be required to reimburse to the Company the full amount of the Performance Award (measured in dollars or shares, as applicable at the time originally earned) if the conditions of this Section are met.

(iv)

For the purposes of this Section 15(T), all amounts paid shall be calculated on a gross basis regardless of the net amount remitted to the Participant. For example, if a Participant’s Performance Award pays $1,000 gross and, after withholding for taxes and all other reasons, $750 net is remitted directly to the Participant in cash, then under this Section the Company may seek reimbursement of all or any portion of the $1,000 gross amount, provided that the conditions set forth above are met.

(v)

For purposes of this Section 15(T), examples of lowering or eliminating a payment based on restated financial results include, among other things: (a) the payment would have been lower or eliminated directly by application of a performance goal based in whole or part on a performance measure that incorporates or is adversely affected by the restated financial results; and (b) the payment would have been lower or eliminated through the exercise of discretion by the Committee if the Committee had known the restated financial results at the time the discretion was exercised.

(vi)

Any of the Board, the Committee, the Chairman of the Committee, the Chairman of the Board, or the Chief Executive Officer, acting singly based on any good faith suspicion that the conditions of this Section 15(T) above might be met, may halt and suspend payment of any Performance Award (including payment of any amount deferred in connection with any Performance Award and any earnings thereon or proceeds thereof) until the Board or Committee has investigated, considered, and acted upon the matter hereunder. Any such suspension shall be without interest owed to the Participant if it is later determined that any payment should be made to the Participant after all.

(vii)

All Performance Awards under this Plan having any performance period beginning on or after January 1, 2008 are granted and paid subject to the conditions, and the risk of later reimbursement, imposed by this Section 15(T). No payment of any Performance Award, whether or not following a suspension, shall operate to waive or diminish the Company’s right to seek reimbursement under this Section.

(viii)	If the Board acts under this Section 15(T), any member of the Board that is a Participant shall recuse him- or herself from participating in the matter as a Board member.

(U) Certain Tax Matters. Notwithstanding any provision of the Plan to the contrary, specifically including, but not limited to, Section 3(A)(v), (vii), (ix) and (x) and Section 14, with respect to any Deferred Compensation Award:

(i)

Neither the Company nor the Committee may accelerate the time or form of payment of any benefit due to the Participant hereunder unless such acceleration is permitted under Treas. Reg. §1.409A-3(j)(4); and

(ii)	Neither the Company nor the Committee may delay the time for payment of any benefit due to the Participant hereunder except to the extent permitted under Treas. Reg. §1.409A-2(b)(7).

The provisions of this Section 15(U) shall apply only to Awards made after October 16, 2007.

(V) Additional Tax Matters. All references herein to Treasury Regulation §1.409A-1 shall be to such regulation as amended from time to time or to any successor provision. The foregoing provisions of this Plan as amended are intended to cause the Plan to conform with the requirements of a plan providing only for Exempt Awards or Deferred Compensation Awards otherwise compliant with Section 409A of the Code, and the provisions of this Plan as amended shall be construed in accordance with that intention. If any provision of this Plan shall be inconsistent or in conflict with any applicable requirements for Exempt Awards or compliant Deferred Compensation Awards, then such requirement shall be deemed to override and supersede the inconsistent or conflicting provision. Any required provision for Exempt Awards or compliant Deferred Compensation Awards that is omitted from this Plan shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed to be a part of this Plan to the same extent as though expressly set forth herein. The Company will bear no responsibility for any determination by any other person or persons that the terms, arrangements or administration of the Plan has given rise to any tax liability under Section 409A of the Code. The provisions of this Section 15(V) shall apply only to Awards made after October 16, 2007.

SECTION 16—Term of the Plan

(A) Effective Date. The Plan’s original Effective Date was April 15, 2003. Amendments to the Plan approved by the Board in 2012 shall be effective as of the date the amended and restated Plan is approved by the Company’s shareholders, which is expected to be at the annual meeting scheduled for April 17, 2012 or any adjournment thereof (the “New Effective Date”). The 2012 amendments to the Plan shall not take effect until the New Effective Date.

(B) Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the New Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has expired or been exhausted.

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Appendix C

First Horizon National Corporation Management Incentive Plan
(As Amended and Restated January 17, 2012)

Article I—Purpose & Effectiveness

Section 1.1 The purpose of this Management Incentive Plan is to provide a framework for the Company to offer financial incentive opportunities to key executives to encourage and reward desired performance on specific financial or other measures that will further the growth, development and financial success of the Company and to enhance the Company’s ability to maintain a competitive position in attracting and retaining qualified key personnel who contribute, and are expected to contribute, materially to the success of the Company. In addition, the Plan is designed to provide a platform through which qualifying awards can be established and paid pursuant to this Plan to eligible employees of the Company that are tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 1.2 The Plan, under its former name “2002 Management Incentive Plan,” was first adopted in 2002. The Plan was amended and re-adopted by the Company’s Board in January 2012. The Plan as amended shall be submitted to the Company’s shareholders for approval pursuant to 26 C.F.R. § 1.162.27(e)(4)(vi) at the annual meeting to be held in 2012, and if so approved shall be effective as amended for the 2012 fiscal year commencing on January 1, 2012. If the shareholders do not approve the Plan in 2012, the Plan as in effect prior to such amendments shall be effective for the remainder of its original term and shall expire and cease to be effective December 31, 2012 (the original expiration date of the Plan).

Article II—Definitions

Section 2.1 Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural where the context so indicates.

(a)

“Award” shall mean an incentive compensation award made to a Participant pursuant to the Plan that is subject to and dependent upon the attainment of one or more Performance Goals. Awards may be paid in cash, cash-settled equity units, or equity awards under other plans, as provided in Article V.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Change in Control” shall mean the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)

individuals who, on January 21, 1997, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)

any “Person” (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a “Subsidiary”), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) hereof);

(iii)

consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Notwithstanding the foregoing, a change in control of the Company shall not be deemed to have occurred solely because any person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding: provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the company shall then occur.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)

“Committee” shall mean the Committee designated pursuant to Section 3.1 of the Plan and shall consist solely of two or more members of the Board, appointed by and holding office at the pleasure of the Board. For all Committee actions establishing or affecting Qualified Awards to Covered Officers, at least two members of the Committee shall be “outside directors” for purposes of Section 162(m) of the Code and any member who is not shall refrain from participating in any such actions on such Awards by recusal or otherwise. For all Committee actions establishing or affecting Awards to Reporting Persons which provide for the issuance of cash-settled equity units or the grant of equity based awards under another Company plan, at least two members of the Committee shall be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and any member who is not shall refrain from participating in any such actions on such Awards by recusal or otherwise. Subject to the foregoing, the Committee under the Plan may consist of a standing committee of the Board comprised of directors who are independent under the standards of the Company’s principal securities exchange.

(f)	“Common Stock” shall mean the common stock of the Company, par value $0.625 per share, as adjusted from time to time for stock splits or other corporate actions.

(g)	“Company” shall mean First Horizon National Corporation and its successors and assigns.

(h)

“Compensation” shall mean the base salary earned by a Participant during any Performance Period. Salary stock units and other equity-based forms of salary are not included as “Compensation” unless the Committee expressly provides otherwise in a particular case or cases.

(i)

“Covered Officer” shall mean (a) any individual who, with respect to the previous tax year of the Company, was a “covered employee” of the Company within the meaning of Code Section 162(m), excluding any such individual whom the Committee, by express action in its discretion, determines should not be treated as a Covered Officer due to a reasonable expectation that the individual will not be a “covered employee” with respect to the current tax year of the Company and (b) any individual who was not a “covered employee” under Code Section 162(m) for the previous tax year of the Company but whom the Committee, by express action in its discretion, determines should be treated as a Covered Officer due to a reasonable expectation or a substantial possibility that the individual will or could be a “covered employee” with respect to the current tax year of the Company or with respect to the tax year of the Company in which any applicable Award will be paid. A Participant’s status as a Covered Officer or the absence of that status shall be established at the time each Qualified Award is established, and that Award shall operate and be construed consistent with the status so established notwithstanding any change in or contrary determination of actual status of the Participant as a “covered employee” within the meaning of Code Section 162(m).

(j)

“Disability” shall mean a disability that would qualify as a total and permanent disability under the long-term disability plan then in effect at the Company or Subsidiary employing the Participant at the onset of such total and permanent disability.

(k)

“Early Retirement” shall mean the Termination of Employment of a Participant from the employ or service of the Company, or any of its Subsidiaries on or after the Participant has attained the age of 55 and 15 years of employment or service with the Company or any of its Subsidiaries.

(l)	“Employee” shall mean any employee of the Company or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

(m)	“Employer” shall mean the Company or a Subsidiary, whichever at the time employs the Employee.

(n)

“Fair Market Value” with respect to the Common Stock, shall mean, as of any date, (i) the closing sales price at which shares of Common Stock were sold on the New York Stock Exchange, or any other securities exchange on which the Common Stock principally is traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Common Stock on such date, the fair market value as determined in good faith by the Committee in its sole discretion. “Average Fair Market Value” means the arithmetic average of the Fair Market Values of the Common Stock for the trading days falling within a specified period.

(o)

“Maximum Amount” shall mean the maximum amount payable under an Award for the highest level of attainment of Performance Goals in the Performance Period. The Maximum Amount is the amount payable for Superior Performance. The Maximum Amount for any Award under the Plan is subject to the limitations provided in Section 5.5.

(p)

“Non-Qualified Award” shall mean an Award for a Participant which is treated as a “Non-Qualified Award” as provided in Section 5.1. A Non-Qualified Award need not conform to the requirements for deductibility under Section 162(m).

(q)	“Participant” shall mean an Employee who is selected to participate in the Plan.

(r)	“Payment Date” has the meaning given in Section 6.2(b).

(s)

“Pension Plan” shall mean the First Horizon National Corporation Pension Plan, as amended from time to time. If at any time the Pension Plan is terminated and no longer in effect, in the absence of Committee action (authorized below) all references herein to the Pension Plan shall refer to the Pension Plan as it was in effect immediately prior to its termination. In contemplation of or following any such termination of the Pension Plan the Committee is authorized to amend references herein to the Pension Plan so as to avoid, to the extent practicable, any enlargement or dilution of value for the Company or the Participants.

(t)

“Performance Goals” shall mean the performance goals or targets for the Performance Measures established by the Committee for each Performance Period, the attainment of which is necessary for the payment of an Award to a Participant at the completion of the Performance Period. The level of the attainment of the Performance Goals shall determine the amount of the Award payable hereunder. Performance Goals may be expressed as an absolute amount or percent, as a ratio, or per share or per Employee.

(u)

“Performance Measures” shall mean one or more, or any combination, of the following Company, Subsidiary, operating unit, division, line of business, reporting segment, department, team or business unit financial performance measures: stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, return on assets, return on equity, return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any such Performance Measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “Performance Measure.” The term “Performance Measures” also shall include any component or any combination of components of any such Measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, and tangible assets. Any such Performance Measures may be used for financial reporting purposes, for internal or management purposes, or for purposes of the Plan created or defined by the Committee. Any such Measures based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. In the case of Non-Qualified Awards only, the term “Performance Measures” also shall mean any other performance criteria established by the Committee, including Personal Plan Goals. As used herein, measures may be “combined” with any one or more other measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee.

(v)

“Performance Period” shall mean the fiscal-year period to be used in measuring the degree to which the Performance Goals relating to Awards have been met; provided, however, that for purposes of the initial Performance Period of the Plan, Performance Period shall mean the period commencing on January 1, 2002 and ending December 31, 2002. For a particular Award or group of Awards, the Committee may approve a Performance Period of less than a full fiscal year, and the applicable Performance Goals and Measures may correspond to that shorter period.

(w)

“Personal Plan Goals” shall mean the individual performance goals to be achieved by a Participant in a Performance Period which are not based upon corporate performance. Personal Plan Goals shall be recommended or established by the Chief Executive Officer of the Company and shall be approved or reviewed (subject to rejection) by the Committee.

(x)	“Plan” shall mean the Company’s Management Incentive Plan, as amended from time to time.

(y)

“Qualified Award” shall mean an Award for a Participant which conforms to the requirements for deductibility under Section 162(m) and which is treated as a “Qualified Award” as provided in Section 5.1. A single Award under the Plan may have distinct conforming and non-conforming parts; in that case, each part will be treated as a separate Award under the Plan, and the conforming part will be treated as a Qualified Award.

(z)

“Reporting Person” shall mean a Participant who is, at the relevant time, required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company’s common stock.

(aa)

“Retirement” shall mean the Termination of Employment of a Participant after the Participant (i) has fulfilled all service requirements for a pension under the terms of the Pension Plan, or (ii) has achieved a certain number of years of service with the Company or any Subsidiary and attained a certain age such that the sum of the Participant’s years of service and age equals or exceeds the number 75. For the purpose of this definition a Participant in the Plan who does not participate in the Pension Plan because he or she was first hired after the Pension Plan was closed to new participants shall be treated as if he or she did so participate without regard to such closure of that Plan.

(bb)	“Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder.

(cc)

“Subsidiary” shall mean any corporation or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company. For this purpose, voting power shall not be counted if it is exercisable solely in a fiduciary or custodial capacity.

(dd)	“Superior Performance” shall mean the Performance Goals established for any Performance Period, the attainment of which is necessary for the payment of the Maximum Amount for that Performance Period.

(ee)

“Target Amount” shall mean the Award amount payable to a Participant under the terms of the Plan for the achievement of 100% of, or (if the Award so identifies it) the target level of, the Performance Goal in any Performance Period, expressed as a percentage of a Participant’s Compensation in accordance with Section 5.1 of the Plan. If an Award is established without specifying a target level of performance and without providing for an increased payment for achievement above 100% performance, then the “Target Amount” shall be the Maximum Amount.

(ff)

“Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Employer is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Early Retirement or Retirement, but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Employer with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. However, notwithstanding any provision of this Plan, the Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(gg)	“Threshold Performance” shall mean the level of attainment of the Performance Goal necessary for the minimum non-zero level of payment of any Award upon the completion of any Performance Period.

Article III—Plan Administration

Section 3.1 Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations not inconsistent with the terms of the Plan for carrying out the Plan as it may deem best in its sole and absolute discretion; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of any Qualified Award payable hereunder to any Covered Officer. All determinations by the Committee shall be made by the affirmative vote of a majority of those members present at a meeting duly called and held at which a quorum exists, but any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All designations, determinations, interpretations and other decisions of the Committee under or with respect to the provisions of the Plan or any Award and all orders or resolutions of the Board pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its Subsidiaries and their respective equity holders, heirs, successors and personal representatives.

Section 3.2 The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

(a)	To select the Participants;

(b)	To select the Performance Measures to be used for purposes of setting the Performance Goals for a Performance Period;

(c)

To establish the Performance Goals for each Performance Period, to establish Threshold Performance, and to establish the Target Amounts and Maximum Amounts to be payable to Participants for the achievement of such Performance Goals;

(d)	To interpret, construe, approve and adjust all terms, provisions, conditions and limitations of this Plan;

(e)	To decide any questions arising as to the interpretation or application of any provision of the Plan;

(f)	To prescribe forms to be used and procedures to be followed by Participants for the administration of the Plan; and

(g)	To establish the terms and conditions of any agreement or instrument under which an Award may be earned and paid.

Article IV—Participation

Section 4.1 Subject to the provisions of the Plan, the Committee may from time to time select any Employee who is a senior officer of the Company or of any Subsidiary to be granted Awards under the Plan. Eligible Employees hired by the Company after the commencement of a fiscal year may receive an Award for the full-year Performance Period which commenced in the fiscal year in which the Employee became employed by the Company, if any is payable under the terms of the Plan, and the Employee is selected by the Committee to participate in the Plan at the time the Employee is employed by the Company. Such Award may be paid in full or may be prorated based on the number of full months in the Performance Period the Participant was employed by the Company, at the sole and absolute discretion of the Committee. Alternatively, such an employee may receive an Award as to which a partial-year Performance Period is established. No Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Performance Period, (b) if selected as a Participant in the Plan, to be entitled to an Award, or (c) if selected as a Participant in one Performance Period, to be selected as a Participant in any subsequent Performance Period.

Article V—Awards

Section 5.1 Establishment of Awards; Qualified and Non-Qualified Treatment.

(a)

The Committee may make Awards to Participants with respect to each fiscal year, subject to the terms and conditions set forth in the Plan. Unless specified otherwise by the Committee, the amount payable pursuant to an Award shall be based on a specified percentage of the Participant’s Compensation selected by the Committee, with the Target Amount set for attaining 100% or the target level (as applicable) of the Performance Goal for any Performance Period. For each Award the Performance Period will be a full fiscal year, provided that the Committee may provide for a shorter Performance Period within a fiscal year for any Award.

(b)

Each Award to a Covered Officer shall be treated as a Qualified Award unless the Committee determines that the Award, or a specified portion thereof, shall be treated as a Non-Qualified Award. Each Award to a Participant who is not a Covered Officer shall be treated as a Non-Qualified Award unless the Committee determines that the Award, or a specified portion thereof, shall be treated as a Qualified Award. The treatment of each Award as provided in the previous two sentences shall be established, and any related Committee determinations shall be made, at the time the Award is made and may not be changed thereafter.

(c)

A Covered Officer may receive both a Qualified Award and a Non-Qualified Award with respect to the same Performance Period. In that case the performance and other mechanisms of the two Awards may not operate so that a diminishment of the Qualified Award necessarily and correspondingly results in the enlargement of the Non-Qualified Award, and vice-versa.

(d)

If a Qualified Award contains any provision or term which, if effective, would disqualify such Award from conforming to the requirements for deductibility under Section 162(m), such disqualifying provision or term shall be ineffective and ignored in the operation of such Award. In any such case, after discovery of an actual or potentially disqualifying provision or term the Committee may, in its sole discretion, cancel the Award rather than allow the Award to continue as a Qualified Award.

Section 5.2 For each Qualified Award, the Committee shall establish in writing the Performance Goals for the selected Performance Measures applicable to a Performance Period, including the Threshold Performance, target level performance (if applicable), and Superior Performance. Such determinations shall occur prior to or within 90 days of the commencement of a Performance Period which consists of an entire year, or such other time as may be required or permitted by Section 162(m). If the Performance Period for a Qualified Award is less than one year the Committee will make the foregoing determinations prior to or during the first one-fourth portion of the Performance Period and not later. A Qualified Award for that Performance Period shall be earned, paid, vested or otherwise deliverable upon the completion of the Performance Period only if such Performance Goals are attained and the applicable employment requirement in Section 6.2(c) is satisfied. For each Non-Qualified Award, the Committee shall establish the Performance Goals for the selected Performance Measures applicable to a Performance Period, including the Threshold Performance, target level performance (if applicable), and Superior Performance. A Non-Qualified Award for that Performance Period shall be earned, paid, vested or otherwise deliverable upon the completion of the Performance Period only if such Performance Goals are attained (subject to adjustment or waiver by the Committee) and the applicable employment requirement in Section 6.2(c) is satisfied.

Section 5.3 Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, operating unit, division, line of business, reporting segment, department, team, business unit or function within the Company or Subsidiary in which the Participant is employed, and may be expressed on an absolute and/or relative basis, based on or otherwise employ comparisons based on Company internal targets, the past performance of the Company and/or the past or current performance of other companies, the performance of other companies over one or more years, or an index of the performance of other companies, markets or economic metrics over one or more years, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Common Stock outstanding, or to assets or net assets.

Section 5.4 The degree to which the Company achieves the Performance Goals established by the Committee for a Performance Period shall serve as the basis for the Committee’s determination of the amount of an Award payable to a Participant upon the completion of the Performance Period. Unless the Committee provides otherwise, Awards will be prorated for Company performance results occurring between stated performance levels. Company performance below the Threshold Performance will result in no Award payments for that Performance Period.

Section 5.5 The following limitations shall apply to amounts payable under Awards:

(a)

Limitations: With respect to any Covered Officer, the Maximum Amount of any Qualified Award payable for performance for any particular Performance Period may not exceed $4,000,000. With respect to any Covered Officer, the maximum aggregate amount paid under all Awards in respect of all Performance Periods relating to any particular fiscal year may not exceed $4,000,000.

(b)	Valuation for purposes of applying the Limitations:

(i)

For purposes of subsection 5.5(a), if an Award is denominated in cash it shall be valued at its cash amount, even if ultimately it is paid in equity (including cash-settled equity units or equity based awards) in accordance with Section 5.7.

(ii)

For purposes of subsection 5.5(a), if an Award is denominated in equity (including cash-settled equity units, Common Stock shares, or equity based awards under another plan but excluding stock options and stock appreciation rights) in accordance with Section 5.7, the dollar value of such equity shall be measured using Fair Market Value or Average Fair Market Value on the applicable valuation date or valuation period (as applicable), notwithstanding that the actual cash paid, or the actual value of shares received, in the future may be a greater or lesser amount. For each such Award the applicable valuation date or valuation period is that date or period which is selected by the Committee at the time the Award is made and which occurs or ends not later than the date the Committee makes its final assessment of actual performance; if no such date or period is selected, the applicable valuation date is the last trading day of the applicable Performance Period.

(iii)

For purposes of subsection 5.5(a), if an Award is denominated in equity based awards under another plan consisting of stock options or stock appreciation rights in accordance with Section 5.7, the dollar value of such equity based awards shall be measured using 20% (twenty percent) of the Fair Market Value or Average Fair Market Value of the shares underlying such awards on the applicable valuation date or valuation period (as applicable), notwithstanding that the actual ultimate value of the awards, or of any cash or shares ultimately received, in the future may be a greater or lesser amount. The applicable valuation date or valuation period shall be determined as provided in paragraph (ii) above.

(iv)

If an Award is denominated partly in cash and partly in equity, for purposes of subsection 5.5(a) the cash and equity parts of the Award shall be valued separately, with each part valued in accordance with paragraphs (i), (ii), or (iii), as applicable.

(v)

Valuations used for purposes of this Section 5.5 shall be used solely to apply the limitations in subsection 5.5(a), and need not be consistent with valuations used for purposes of Section 5.7 or other Sections of the Plan. No Award recipient shall have any right to be paid any amount based on valuations used for purposes of this Section.

Section 5.6 Except in the case of Performance Goals related to a Qualified Award, if the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Performance Goals and/or Performance Measures established for any Performance Period unsuitable, the Committee, after the commencement of a Performance Period, may waive, modify, or otherwise adjust such Performance Measures and/or Performance Goals, in whole or in part, as the Committee deems appropriate.

Section 5.7 Denominations and Payments.

(a)	Default Rule: The amount payable under each Award shall be denominated in cash and shall be payable in cash, unless otherwise provided by the Committee.

(b)

Denominations: An Award’s denomination is that unit (a dollar, a share of Common Stock, a common stock unit, an option to purchase a share of Common Stock, or other unit) in which the Maximum Amount or other measure of the amount of the Award is expressed. The Committee is authorized to denominate Awards in cash, in stock units which may be settled only in cash, in shares of Common Stock, in equity based awards under another plan (which may be paid or settled in cash or in Common Stock), or in any combination. An Award may be denominated in one or more units while paid in one or more other units. Examples of permitted Award denominations are: $100,000; 10,000 shares; and 50,000 stock options.

(c)	Forms of Payment Permitted:

(i)

An Award denominated in cash shall be paid in cash except to the extent that the Committee provides for all or part of the cash amount to be converted into (A) cash-settled equity units, and/or (B) one or more equity based awards under another Company plan which authorizes the grant of such awards. Any such conversion shall be accomplished based on the Fair Market Value of Common Stock on the last trading day of the Performance Period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(ii)

An Award denominated in cash-settled equity units shall be paid in cash or by the issuance of such units. If the Award is paid in cash, payment shall be based on the Fair Market Value of Common Stock on the last trading day of the Performance Period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(iii)

If an Award (however denominated) is paid in cash-settled equity units, such units shall be paid in cash based on the Fair Market Value of Common Stock on the last trading day of the applicable service-vesting or deferral period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(iv)

An Award (other than cash-settled equity units) denominated in shares of Common Stock or in an equity based award shall be paid through the grant of one or more equity based awards under another Company plan which authorizes the grant of such awards except to the extent that the Committee provides for all or part of the Award amount to be converted into cash. Any such conversion shall be accomplished based on the Fair Market Value of Common Stock on the last trading day of the Performance Period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(v)

The grant, terms, and conditions of any equity based award in which an Award is paid shall comport with the requirements of the other plan under which it is granted. If any such equity based award consists of stock options or stock appreciation rights, the option or base price (as applicable) shall not be less than Fair Market Value on the grant date of that award. A Qualified Award may not result in the grant of an equity based award under another Company plan unless that other plan, at the time of such grant, continues to meet the shareholder approval condition required by Section 162(m). Notwithstanding the foregoing, any equity amount which is converted into cash for the purpose of satisfying withholding or other tax obligations shall be converted based on the valuation used to determine the amount of tax unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

Article VI—Payment of Awards

Section 6.1 Upon completion of each Performance Period, the Committee shall review Company performance results as compared to the established Performance Goals for that Performance Period, and shall certify (either by written consent or as evidenced by the minutes of a meeting) the specified Performance Goals achieved for the Performance Period (if any) and direct which Award payments, if any, are payable under the Plan. No payment shall be made if the Threshold Performance for the Performance Period is not met. The Committee may, in its sole and absolute discretion, reduce or eliminate a Participant’s Award that would have been otherwise paid, including without limitation by reference to a Participant’s failure to achieve his or her Personal Plan Goals.

Section 6.2 The Committee shall have the sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan; provided, however, such discretion may not be exercisable in any manner which would cause the payment of an Award not to satisfy the requirements for a short-term deferral under Treasury Regulation §1.409A-1(b)(4). Generally, however, the following provisions may apply:

(a)

Form of Payment: As provided in Section 5.7, Awards may be paid in cash, may be converted into cash-settled equity units, may be converted into equity based awards granted under another Company plan, or may be paid in any combination of those forms.

(b)

Payment Date: Payment of Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Performance Period (the “Payment Date”), but except as expressly provided herein, payment of Awards shall be made on or before the 15th day of the 3rd month following the end of the fiscal year of the Company that coincides with the end of the Performance Period or, for a Performance Period that ends prior to a fiscal year end, that immediately follows the end of the Performance Period. Notwithstanding the foregoing:

(i)	To the extent permissible under Treasury Regulation §1.409A-1(b)(4)(ii), the Payment Date may be delayed within the discretion of the Committee on the following grounds:

(A)	It is administratively impracticable to make the payment by the regular Payment Date due to unforeseeable reasons;

(B)	The payment would jeopardize the Company’s ability to continue as a going concern;

(C)	The payment is reasonably anticipated not to be deductible under Section 162(m) of the Code due to circumstances that a reasonable person would not have anticipated; or

(D)	Such other grounds as may be from time to time permissible under the foregoing regulation;

Provided, however, any delayed payment shall be made within the period required under the foregoing regulation.

(ii)	Section 6.2(c)(iii) shall control the date or dates of the Payment of Awards to the extent applicable.

(c)	Employment Required: Except as provided below, Participants must be Employees on the Payment Date in order to receive payment of an Award.

(i)

Early Retirement, Retirement, death or Disability during a Performance Period: If, during a Performance Period, a Participant’s Termination of Employment by the Company or its Subsidiaries is due to the Early Retirement, Retirement, death or Disability of the Participant, the Participant (or his beneficiary, as the case may be) shall nonetheless receive payment of an Award, if any, after the close of the Performance Period based upon the Performance Goals actually attained by the

Company for the Performance Period. The Award, if any, may be paid in full or may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such Termination of Employment, at the sole and absolute discretion of the Committee. Payments under this Section 6.2(c)(i) shall be made on the Payment Date.

(ii)

Early Retirement, Retirement, death or Disability after the last day of a Performance Period: If a Participant is an Employee on the last day of a Performance Period, but is not an Employee on the Payment Date due to Early Retirement, Retirement, death or Disability, then the Participant (or his beneficiary, as the case may be) shall nonetheless receive on the Payment Date the full Award earned under the terms of the Plan for the Performance Period, if any. The Award, if any, shall be paid on the Payment Date. If a Participant’s employment with the Company is terminated for any other reason other than Early Retirement, Retirement, death or Disability after the last day of a Performance Period, but before the Payment Date, the Participant (or his beneficiary, as the case may be) will forfeit all rights to any earned but unpaid Awards for that Performance Period under the Plan; provided, however, that the Committee may, at any time and in its sole and absolute discretion, authorize a full or partial payment of any earned but unpaid Awards under the Plan.

(iii)

Change in Control: In the event the terms of any agreement entered into by and between the Company and a Participant governs the payment of any Award granted hereunder following a Change in Control, then the payment of such Award shall be governed by the terms and conditions of such agreement and not of this Plan. If the payment of any Award granted hereunder following a Change in Control is not otherwise provided for by the terms of an agreement by and between the Company and a Participant, then the payment of such Award following a Change in Control shall be governed by this Section 6.2(c)(iii). If a Participant’s employment is terminated other than for cause by the Company or its successor during a Performance Period in which there was a Change in Control, a Participant shall receive a payment equal to (a) the Target Amount the Participant would have received for the Performance Period if the Participant’s employment with the Company is terminated during a Performance Period in which there has been a Change in Control, (b) prorated based upon the number of full months which have elapsed in the Performance Period as of the date of such Termination of Employment. If a Participant’s employment is terminated other than for cause by the Company or its successor following a Performance Period in which there was a Change in Control, but before the Payment Date for that Performance Period, the Participant shall receive the full amount of any Award earned but not yet paid for that Performance Period. Notwithstanding the foregoing, no payment of an Award shall be made later than the date required under Section 6.2(b). For purposes of the preceding two sentences, termination for cause means termination for willful fraud against the Company or its subsidiaries, embezzlement, or other criminal misconduct. Notwithstanding the foregoing, the Committee in its discretion may explicitly provide that a Change in Control occurring during an Award’s Performance Period will result, in lieu of the foregoing, in the Award being unaffected by the foregoing provisions of this paragraph, being cancelled, or being paid in an amount less than that provided in the foregoing provisions of this paragraph; this discretion may be exercised as to an Award only before or at the time the Award is made and not afterward.

Section 6.3 The Committee in its sole and absolute discretion may decrease the amount payable pursuant to an Award, but in no event shall the Committee have discretion to increase the amount payable to any Covered Officer pursuant to a Qualified Award in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m). In interpreting Plan provisions applicable to Performance Goals and Qualified Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) applicable to qualified performance-based compensation, and the Committee in establishing such Performance Goals and interpreting the Plan shall be guided by such provisions.

Section 6.4 The grant and payment of Awards shall be subject to the following compliance and other restrictions:

(a)

All Awards are subject to the Company’s Compensation Recovery Policy, as amended from time to time. All amounts paid or payable in connection with an Award therefore are subject to recovery, or “clawback,” by the Company by operation of that Policy. All Awards are subject to pre- or post-payment forfeiture to the extent required by applicable laws or regulations. The Committee may impose additional pre- or post-payment forfeiture provisions upon Awards in its discretion.

(b)

The Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Award paid (including any Award earned and deferred) to the Participant, for any Award where the Board or the Committee concludes in good faith that the Participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the Company or of any of its Subsidiaries. In determining whether and to what extent the Board or the Committee (as applicable) will cause the Company to exercise its rights under this Section after finding that this Section applies, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination, including, among others, the following factors: the degree or risk of harm or other consequences to the Company or its Subsidiaries, including tangible, financial, regulatory, reputational or other intangible harm; the extent to which the misconduct was intended to allow the Participant to personally gain a profit or advantage or personally avoid a loss or disadvantage; the extent to which the Participant did or did not believe his or her misconduct would further the best interests of the Company or its Subsidiaries; the extent to which the Participant’s misconduct took advantage of or otherwise betrayed a trust conferred upon that Participant; and the extent to which the misconduct involved deceit by the Participant.

(c)

Award payments that are earned and deferred for any reason are subject to this Section as having been paid, along with all interest and other amounts earned upon the amount deferred. However, if the Participant elects to invest deferred amounts in a manner that results in a loss, the Participant nevertheless may be required to reimburse to the Company the full amount of the Award if the conditions of this Section are met.

(d)

For the purposes of this Section, all amounts paid shall be calculated on a gross basis regardless of the net amount remitted to the Participant. For example, if a Participant’s Award pays $1,000 gross and, after withholding for taxes and all other reasons, $750 net is remitted directly to the Participant in cash, then under this Section the Company may seek reimbursement of all or any portion of the $1,000 gross amount, provided that the conditions set forth above are met.

(e)

For purposes of this Section, examples of lowering or eliminating a payment based on restated financial results include, among other things: (i) the payment would have been lower or eliminated directly by application of a Performance Goal based in whole or part on a Performance Measure that incorporates or is adversely affected by the restated financial results; and (ii) the payment would have been lower or eliminated through the exercise of discretion by the Committee if the Committee had known the restated financial results at the time the discretion was exercised.

(f)

Any of the Board, the Committee, the Chairman of the Committee, the Chairman of the Board, or the Chief Executive Officer, acting singly based on any good faith suspicion that the conditions of this Section above might be met, may halt and suspend payment of any Award (including payment of any amount deferred in connection with any Award and any earnings thereon) until the Board or Committee has investigated, considered, and acted upon the matter hereunder. Any such suspension shall be without interest owed to the Participant if it is later determined that any payment should be made to the Participant after all.

(g)

All Awards under this Plan are granted and paid subject to the conditions, and the risk of later reimbursement, imposed by this Section. No payment of any Award, whether or not following a suspension, shall operate to waive or diminish the Company’s right to seek reimbursement under this Section.

(h)	If the Board acts under this Section, any member of the Board that is a Participant shall recuse him- or herself from participating in the matter as a Board member.

Article VII—Shares Available for Awards

Section 7.1 Shares of Common Stock shall not be issued or paid in respect of any Awards pursuant to the Plan. Shares may be issued or paid in connection with Awards only pursuant to another plan of the Company, as provided in Section 5.7. Nothing in this section is intended to restrict the issuance or payment under the Plan of equity units which can be settled only in the form of cash.

Article VIII—Amendment, Modification, Suspension or Termination of the Plan

Section 8.1 At any time the Board may terminate or suspend the Plan, in whole or in part. At any time and from time to time, subject to applicable shareholder approval requirements of Section 162(m), the Board may amend or modify the Plan. Except as otherwise provided in the Plan, no such amendment, modification, suspension or termination shall materially and adversely affect the substantive rights of any Participant under any Award previously earned but not yet paid to such Participant without the consent of such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amount specified in Article VI and theretofore not paid out, prior to the Payment Date, and in a lump sum on installments as the Committee shall prescribe with respect to each such Participant; provided, however, such payments shall in all events be made within the period permissible for short-term deferrals under Treasury Regulation §1.409A-1(b)(4). Notwithstanding the foregoing, any such payment to a Covered Officer must be discounted to reflect the present value of such payment using a rate equal to the discount rate in effect under the Pension Plan on the date of such payment. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 8.1 to the extent permitted by applicable law.

Article IX—General Provisions

Section 9.1 Unless otherwise determined by the Committee and provided in the Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 9.1 shall be null and void. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts payable under the provisions of Section 6.2(c) to such Participant. A Participant may rescind or change any such designation at any time.

Section 9.2 The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

Section 9.3 No Employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or an Employer and the right of the Company or Employer to dismiss or discharge any such Participant for any reason or no reason is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants. No Participant shall have any lien on any assets of the Company or any Employer by reason of any Award made under this Plan.

Section 9.4 This Plan, and all determinations made and actions taken pursuant thereto, shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to the conflicts of law principles thereof.

Section 9.5 The terms of the Plan shall be binding upon the Company and its successors and assigns and upon the Participants and their legal representatives, and shall bind any successor of the Company, as well as its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 9.6 All references herein to Treasury Regulation §1.409A-1(b)(4) shall be to such regulation as amended from time to time or to any successor provision. Except as expressly provided in this section 9.6, the foregoing provisions of this Plan as amended are intended to cause the Plan to conform with the requirements of a plan providing only for short-term deferrals as provided in Treasury Regulation §1.409A-1(b)(4), and the provisions of this Plan as amended shall be construed in accordance with that intention. If any provision of this Plan shall be inconsistent or in conflict with any applicable requirements for a short-term deferral plan, then such requirement shall be deemed to override and supersede the inconsistent or conflicting provision. Any required provision of a short-term deferral plan that is omitted from this Plan shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed to be a part of this Plan to the same extent as though expressly set forth herein. For purposes of complying with the short-term deferral rules, the Committee may impose service-related vesting requirements following the end of any Performance Period provided that such service-related requirements constitute a substantial risk of forfeiture for applicable tax purposes. Notwithstanding the foregoing, the Committee may make Awards that do not comply with the short-term deferral rules provided that the Committee expressly states such intention in writing in making such Award and provided further that such Award by its express written terms contains all necessary provisions either to meet some other exemption from Section 409A of the Code or to comply with the restrictions under Section 409A of the Code. The Company will bear no responsibility for any determination by any other person or persons that the terms, arrangements or administration of the Plan has given rise to any tax liability under Section 409A of the Code.

Section 9.7 Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for cash or other incentives similar to those provided for hereunder.

ANNUAL MEETING

April 17, 2012
10 a.m. Central time

FIRST TENNESSEE BUILDING
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

If you consented to access your proxy information electronically, you may view it by going to the following Web site on the Internet:
http://ir.fhnc.com/annuals.cfm

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints George P. Lewis and Lewis R. Donelson, or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 24, 2012, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation to be held in the auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 17, 2012, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE AUTOMATED TELEPHONE VOTING INSTRUCTIONS, THE INTERNET VOTING INSTRUCTIONS, OR THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, FOR VOTE ITEMS 1, 2, 3, 4 AND 5. ALL THE VOTE ITEMS ARE DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS PROXY.

YOU CAN VOTE YOUR PROXY BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED BELOW AND ON THE REVERSE SIDE.

Vote by Internet, Telephone or Mail

There are three ways to vote your proxy. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

INTERNET	TELEPHONE	MAIL
www.eproxy.com/fhn
Use the Internet to vote your proxy until
12 p.m. (Central time) on April 16, 2012.
Please have your proxy card and the last
four digits of your social security number or
tax identification number available. Follow
the simple instructions to obtain your
records and create an electronic ballot.

1-800-560-1965
Use any touch-tone telephone to
vote your proxy until 12 p.m.
(Central time) on April 16, 2012.
Please have your proxy card and the
last four digits of your social security
number or tax identification number
available. Follow the simple
instructions the voice provides you.
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or mail to First Horizon National Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3, 4 and 5.

1.	Election of eleven directors to serve until the 2013 Annual Meeting of Shareholders:

		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

	01 Robert B. Carter	☐	☐	☐	07 R. Brad Martin	☐	☐	☐

	02 John C. Compton	☐	☐	☐	08 Scott M. Niswonger	☐	☐	☐

Please fold here – Do not separate

	03 Mark A. Emkes	☐	☐	☐	09 Vicki R. Palmer	☐	☐	☐

	04 Vicky B. Gregg	☐	☐	☐	10 Colin V. Reed	☐	☐	☐

	05 James A. Haslam, III	☐	☐	☐	11 Luke Yancy III	☐	☐	☐

	06 D. Bryan Jordan	☐	☐	☐

2.	Approval of the 2003 Equity Compensation Plan, As Proposed To Be Amended and Restated				☐ For	☐ Against		☐ Abstain

3.	Approval of the 2002 Management Incentive Plan, As Proposed To Be Amended and Restated				☐ For	☐ Against		☐ Abstain

4.	Approval of an advisory resolution to approve executive compensation				☐ For	☐ Against		☐ Abstain

5.	Ratification of appointment of KPMG LLP as auditors				☐ For	☐ Against		☐ Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date ________________________, 2012
Signature(s) in Box

Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.